PRELIMINARY PROXY STATEMENT


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934


                  Filed by the Registrant [X]

                  Filed by a Party other than the Registrant [ ]

                  Check the appropriate box:

                  [X]  Preliminary Proxy Statement

                  [ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

                  [ ]  Definitive Proxy Statement

                  [ ]  Definitive Additional Materials

                  [ ]  Soliciting Material Pursuant to Rule ss.240.14a-12

                             EXCEL TECHNOLOGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                       N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]      No fee required.

[X[ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)      Title of each class of securities to which transaction
                  applies:
                  Common Stock, par value $0.001 per share, of Excel Technology, Inc. ("Excel Technology common stock")
                  --------------------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:
                  12,058,329 shares of Excel Technology common stock 1,317,676 options to purchase shares of Excel Technology common stock with exercise price less than $30.00
                  --------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                  The filing fee was determined based upon the sum of (A) 12,058,329 shares of Excel Technology common stock multiplied by $30.00 per share, and (B) options to purchase 1,317,676 shares of Excel Technology common stock with an exercise price less than $30.00, multiplied by $10.92069591 per share (which is the difference between $30.00 and the weighted average exercise price per share). In accordance with Section 14(g) of the Securities Exchange Act of 1933, as amended (the "Exchange Act"), the filing fee was determined by multiplying $0.000107 by the sum of the preceding sentence.
                  --------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:
                  $376,139,808
                  --------------------------------------------------------------

         (5)      Total fee paid:
                  $40,246.96
                  --------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

                  --------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement No.:

                  --------------------------------------------------------------

         (3)      Filing Party:

                  --------------------------------------------------------------

         (4)      Date Filed:

                  --------------------------------------------------------------

                     PRELIMINARY COPY-SUBJECT TO COMPLETION


                             EXCEL TECHNOLOGY, INC.
                                 41 RESEARCH WAY
                            EAST SETAUKET, N.Y. 11733

March    , 2006

Dear Excel Technology, Inc. Stockholder:

         You are cordially invited to attend a special meeting of the stockholders of Excel Technology, Inc. to be held on March __, 2006, at 10:00 a.m. local time, at 41 Research Way, E. Setauket, N.Y. 11733.

         At the special meeting, you will be asked to consider and vote upon a proposal to adopt an Agreement and Plan of Merger, dated as of February 20, 2006, among Coherent, Inc., Spider Acquisition Corporation (a wholly owned subsidiary of Coherent) and Excel Technology, Inc. Pursuant to the Agreement and Plan of Merger, Spider Acquisition Corporation will merge with and into Excel Technology, with Excel Technology surviving the merger and becoming a wholly owned subsidiary of Coherent. For your reference, a copy of the merger agreement is attached to the enclosed proxy statement as Annex A. We encourage you to read the accompanying proxy statement, which provides you with detailed information about the special meeting and the merger.

         If the merger agreement is adopted by our stockholders and the merger is completed, all outstanding shares of Excel Technology common stock will be cancelled and you will receive $30.00 in cash for each share of our common stock that you own at the effective time of the merger (except for shares held by stockholders who have perfected their dissenters' rights of appraisal under Delaware law). The cash you receive in the merger in exchange for your shares of Excel Technology common stock will be subject to U.S. federal income tax and also may be taxed under applicable state, local and foreign tax laws.

         AFTER CAREFUL CONSIDERATION, THE EXCEL TECHNOLOGY BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT AND THE MERGER ARE ADVISABLE AND IN THE BEST INTERESTS OF EXCEL TECHNOLOGY AND ITS STOCKHOLDERS. OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT. IN REACHING ITS DETERMINATION, THE EXCEL TECHNOLOGY BOARD OF DIRECTORS CONSIDERED A NUMBER OF FACTORS DESCRIBED MORE FULLY IN THE ACCOMPANYING PROXY STATEMENT.

         Because the adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Excel Technology common stock entitled to vote at the meeting, a failure to vote will have the same effect as a vote "against" the merger. Only stockholders who owned shares of Excel Technology common stock at the close of business on March 6, 2006, the record date for the special meeting, will be entitled to vote at the special meeting.

         YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, OR VOTE USING THE TELEPHONE OR INTERNET USING THE INSTRUCTIONS ON THE PROXY CARD. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD OR VOTED BY TELEPHONE OR INTERNET.

         Thank you for your cooperation and continued support.

                                           Very truly yours,

                                           Antoine Dominic
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

         THE PROXY STATEMENT IS DATED MARCH ___, 2006, AND IS FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT MARCH ___, 2006.

                             EXCEL TECHNOLOGY, INC.
                                 41 RESEARCH WAY
                            EAST SETAUKET, N.Y. 11733

                           ---------------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To our Stockholders:

         A special meeting of the stockholders of Excel Technology, Inc., a Delaware corporation, will be held on March ___, 2006, at 10:00 a.m. local time, at the offices of Excel Technology, Inc. 41 Research Way, East Setauket, NY 11733, for the following purposes:

         1. To adopt an Agreement and Plan of Merger, dated as of February 20, 2006, by and among Coherent, Inc., Spider Acquisition Corporation (a wholly owned subsidiary of Coherent), and Excel Technology, Inc.;

         2. To grant the persons named as proxies discretionary authority to vote to adjourn or postpone the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes for the adoption of the Agreement and Plan of Merger at the time of the special meeting; and

         3. To transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

         These proposals are more fully described in the accompanying proxy statement, and we have included a copy of the Agreement and Plan of Merger (which we refer to herein as the "merger agreement") as Annex A to this proxy statement.

         Only stockholders of record at the close of business on March 6, 2006 will be entitled to notice of, and to vote at, such special meeting or any adjournments or postponements of the special meeting. The adoption of the merger agreement requires the approval of the holders of a majority of Excel Technology common stock outstanding at the close of business on the record date.

         THE BOARD OF DIRECTORS OF EXCEL TECHNOLOGY HAS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT AND THE MERGER ARE ADVISABLE AND IN THE BEST INTERESTS OF EXCEL TECHNOLOGY AND ITS STOCKHOLDERS AND HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT. The board of directors of Excel Technology also recommends that you expressly grant the authority to the persons named as proxies to vote your shares to adjourn or postpone the special meeting, if necessary, to permit the further solicitation of proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement. We are not aware of any other business to come before the special meeting.

         Under Delaware law, stockholders have the right to dissent from the merger and obtain payment in cash of the fair value of their Excel Technology common stock. In order to perfect and exercise appraisal rights, stockholders must give written demand for appraisal of their shares before the taking of the vote at the special meeting and must not vote to adopt the merger agreement. A copy of the applicable Delaware statutory provisions is included as Annex C to the accompanying proxy statement, and a summary of these provisions can be found under Dissenters' Rights of Appraisal" on page 37 in the accompanying proxy statement.

                                           BY ORDER OF THE BOARD OF DIRECTORS
                                           Antoine Dominic
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER
East Setauket, NY                          Excel Technology, Inc.
March ___, 2006

                                TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----

FORWARD-LOOKING INFORMATION                                                                 vi

QUESTIONS AND ANSWERS ABOUT THE MERGER                                                      vii

SUMMARY                                                                                     1
         The Parties to the Merger                                                          1
         The Merger                                                                         1
                  Merger Consideration                                                      2
                  Treatment of Stock Options                                                2
         Market Price of Excel Technology Common Stock                                      2
         The Special Meeting of Excel Technology's Stockholders                             2
                  Date, Time and Place                                                      2
                  Record Date and Voting Power                                              2
                  Required Vote                                                             2
         Unanimous Board Recommendation                                                     2
         Excel Technology's Reasons for the Merger                                          3
         Opinion of USB Securities, LLC -Excel Technology's Financial Advisor               4
         When the Merger will be Completed                                                  4
         Interests of our Directors and Executive Officers in the Merger                    5
         Dissenters' Rights of Appraisal                                                    5
         Material U.S. Federal Income Tax Consequences                                      5
         Procedure for Receiving Merger Consideration                                       6
         Termination of the Merger Agreement                                                6
         Expenses                                                                           7
         Regulatory Matters                                                                 7

THE SPECIAL MEETING                                                                         7
         Date, Time and Place of the Special Meeting                                        7
         Matters to be Considered                                                           7
         Record Date and Quorum                                                             8
         Required Vote                                                                      8
         Voting; Revocation                                                                 8
                  Voting by Telephone or the Internet                                       8
                  Voting by Proxy Card                                                      8
                  Voting by Attending the Meeting                                           9
                  Changing Vote Revocability of Proxy                                       9
         Expenses of Solicitation of Proxies                                                9

PROPOSAL NO. 1 THE MERGER                                                                   10
         Background of the Merger                                                           10
         Reasons for the Merger                                                             13
         Recommendation of Our Board of Directors                                           15
         Opinion of  UBS Securities LLC, Excel Technology's Financial Advisor               15
                  Analysis of Selected Publicly Traded Companies                            17
                  Analysis of Selected Precedent Transactions                               18
                  Other Factors                                                             19
                  Miscellaneous                                                             20
         Interests of Our Directors and Executive Officers in the Merger                    20
                  Employment Agreements and Change of Control Payments                      21

                                                                                           Page
                                                                                           ----

                  Purchase of Stock Options                                                 22
                  Indemnification and Insurance                                             22
                  Interest of Howard S. Breslow, Esq. and Excel Technology's Law Firm       22
         Material U.S. Federal Income Tax Consequences                                      23
         Delisting and Deregistration of Excel Technology Common Stock                      23
         Regulatory Approvals                                                               24
         The Merger Agreement                                                               24
                  The Merger                                                                24
                  Effective Time of the Merger                                              24
                  Treatment of Our Common Stock and Stock Options in the Merger             24
                  Exchange and Payment Procedures                                           24
                  Representations and Warranties                                            25
                  Conduct of Business of Excel Technology Pending the Merger                26
                  Stockholders Meeting and Duty to Recommend                                28
                  No Solicitation of Transactions                                           28
                  Superior Offers                                                           29
                  Change of Recommendation                                                  29
                  Agreement to Use Commercially Reasonable Efforts                          30
                  Conditions to Closing of the Merger                                       30
                  Termination                                                               31
                  Fees and Expenses                                                         32
                  Termination Fees                                                          32
                  Amendment, Waiver and Extension of the Merger Agreement                   33

PROPOSAL NO.2; GRANTING OF PROXY TO ADJOURN OR POSTPONE THE
         SPECIAL MEETING                                                                    34

MARKET PRICE OF EXCEL TECHNOLOGY COMMON STOCK AND DIVIDENDS                                 34

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                                 35

DISSENTERS' RIGHTS OF APPRAISAL                                                             37

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS                                                   39

FUTURE STOCKHOLDER PROPOSALS                                                                39

OTHER MATTERS                                                                               40

WHERE YOU CAN FIND ADDITIONAL INFORMATION                                                   40

ANNEX A - Agreement and Plan of Merger

ANNEX B - Opinion of UBS Securities LLC

ANNEX C - Appraisal Rights-Section 262 of the Delaware General Corporation Law

ANNEX D - Form of Proxy

                           FORWARD-LOOKING INFORMATION

         This proxy statement contains "forward-looking statements," as defined in Section 27A of the Securities Act of 1933, as amended, and Section 2E of the Securities Exchange Act of 1934, as amended, that are based on our current expectations, assumptions, beliefs, estimates and projections about our company and our industry. These forward-looking statements include, among other things, statements concerning whether and when the proposed merger will close, whether conditions to the proposed merger will be satisfied, the effect of the proposed merger on our business and operating results and other statements that can be identified by the use of forward-looking terminology such as "anticipate," "believe," "estimate," "expect," "intend," "project," "should" and similar expressions. The forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Factors that may affect those forward-looking statements include, among other things:

         o the failure of the merger to be consummated in a timely manner if at all,

         o the requirement that our stockholders adopt the merger agreement,

         o receipt of necessary approval under applicable antitrust laws, and

         o        failure by us to satisfy other conditions to the merger.

         We caution you that reliance on any forward-looking statement involves risks and uncertainties, and that although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. We do not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

         THE FOLLOWING QUESTIONS AND ANSWERS ARE INTENDED TO ADDRESS SOME COMMONLY ASKED QUESTIONS ABOUT THE MERGER. THESE QUESTIONS AND ANSWERS MAY NOT ADDRESS ALL QUESTIONS THAT MAY BE IMPORTANT TO YOU AS AN EXCEL TECHNOLOGY STOCKHOLDER. WE URGE YOU TO READ CAREFULLY THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT AND THE ANNEXES TO THIS PROXY STATEMENT.

Q:       WHY AM I RECEIVING THIS PROXY STATEMENT?

A: Our board of directors is furnishing this proxy statement in connection with the solicitation of proxies to be voted at a special meeting of stockholders, or at any adjournments, postponements or continuations of the special meeting.

Q:       WHAT AM I BEING ASKED TO VOTE ON?

A: You are being asked to vote to adopt a merger agreement that provides for the acquisition of Excel Technology by Coherent. The acquisition would be accomplished through a merger of Spider Acquisition Corporation, a wholly owned subsidiary of Coherent (which we refer to as "Merger Sub"), with and into Excel Technology. As a result of the merger, Excel Technology will become a wholly owned subsidiary of Coherent, and Excel Technology common stock will cease to be listed on the NASDAQ Stock Market, will not be publicly traded and will be deregistered under the Securities Exchange Act of 1934, as amended.

         In addition, you are being asked to grant Excel Technology management discretionary authority to adjourn or postpone the special meeting. If, for example, we do not receive proxies from stockholders holding a sufficient number of shares to approve the proposed transaction, we could use the additional time to solicit additional proxies in favor of approval of the merger agreement.

Q:       WHAT VOTE IS REQUIRED BY OUR STOCKHOLDERS TO ADOPT THE MERGER
         AGREEMENT?

A: In order for the merger to be approved, holders of a majority of our outstanding common stock must vote "FOR" adoption of the merger agreement. Executed proxies returned to us but not marked to indicate your voting preference will be counted as votes "FOR" adoption of the merger agreement.

Q:       HOW DOES OUR BOARD RECOMMEND THAT I VOTE?

A: At a meeting held on February 17, 2006, our board of directors determined that the merger agreement and the merger are advisable and in the bests interests of Excel Technology and its stockholders and unanimously approved the merger agreement. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT AND "FOR" THE PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN THE EVENT THERE ARE NOT SUFFICIENT VOTES FOR ADOPTION OF THE MERGER AGREEMENT AT THE TIME OF THE SPECIAL MEETING.

Q: WHAT FACTORS DID THE EXCEL TECHNOLOGY'S BOARD OF DIRECTORS CONSIDER IN MAKING ITS RECOMMENDATION?

A: In making its recommendation, our board of directors took into account, among other things, the $30.00 per share cash consideration to be received by holders of our common stock in the merger in relation to the uncertainties and market risks of building future value of Excel Technology as an independent entity in what we believe will be a consolidating industry, the terms and conditions of the merger agreement, including our ability to furnish information to, and conduct negotiations with, a third party should we receive a superior offer, and the process through which we, with the assistance of our financial advisors, engaged, or sought to engage, in discussions with entities believed to be the most likely candidates to pursue a business combination with or acquire us, and the fact that no strategic or financial buyer other than Coherent made a written proposal to acquire us.

Q:       WHAT WILL I RECEIVE IN THE MERGER?

A: Upon completion of the merger, you will receive $30.00 in cash for each share of our common stock that you own (except to the extent you properly exercise your appraisal rights under Delaware law - see page 37 of this proxy statement). After the merger closes, Coherent will arrange for a letter of transmittal to be sent to each of our stockholders. The merger consideration will be paid to each stockholder once that stockholder submits a completed letter of transmittal, properly endorsed stock certificates and any other required documentation.

Q:       WHAT DO I NEED TO DO NOW?

A: After carefully reading this proxy statement, including its annexes, we urge you to respond by voting your shares through one of the following means.

         o BY MAIL, by completing, signing, dating and mailing each proxy card or voting instruction card and returning it in the envelope provided;

         o VIA TELEPHONE, using the toll-free number listed on each proxy card (if you are a registered stockholder, meaning that you hold your stock in your name) or voting instruction card (if your shares are held in "street name," meaning that your shares are held in the name of a broker, bank or other nominee, and your bank, broker or nominee makes telephone voting available);

         o VIA THE INTERNET, at the address provided on each proxy card (if you are a registered stockholder) or voting instruction card (if your shares are held in "street name" and your bank, broker or nominee makes Internet voting available); or

         o IN PERSON, by attending the special meeting and submitting your vote in person.

Q. IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A. Yes, but only if you provide instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting against adoption of the merger agreement.

Q:       WHAT IF I DON'T VOTE?

A: If you fail to vote, it will have the same effect as a vote against adoption of the merger agreement. If you submit your executed proxy but fail to indicate how you want to vote on the merger, your proxy will be counted as a vote in favor of adoption of the merger agreement. If you submit your proxy and indicate that you are abstaining from voting, your proxy will have the same effect as a vote against adoption of the merger agreement.

Q:       CAN I CHANGE MY VOTE AFTER I HAVE SUBMITTED MY PROXY?

A. Yes. You can change your vote at any time before your proxy is voted at the special meeting. If you are a registered stockholder, you may revoke your proxy by notifying our Secretary in writing or by submitting a new proxy by mail, telephone or the Internet, in each case, dated after the date of the proxy being revoked. In addition, your proxy may be revoked by attending the special meeting and voting in person (you must vote in person, simply attending the special meeting will not cause your proxy to be revoked). If you hold your shares in "street name" and you have instructed a broker to vote your shares, these options for changing your vote do not apply, and you must instead follow the instructions received from your broker to change your vote.

Q:       WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD OR VOTING
         INSTRUCTION CARD?

A: If your shares are registered differently and are in more than one account, you will receive more than one card. Please complete and return all of the proxy cards and voting instruction cards you receive (or submit your proxy by telephone or the Internet, if available to you) to ensure that all of your shares are voted.

Q: WHAT HAPPENS IF I SELL MY SHARES OF EXCEL TECHNOLOGY COMMON STOCK BEFORE THE SPECIAL MEETING?

A: The record date for the special meeting is earlier than the date of the special meeting and the date the merger is expected to be completed. If you transfer your shares of Excel Technology common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will transfer the right to receive the merger consideration.

Q:       WILL I OWE TAXES AS A RESULT OF THE MERGER?

A: If you are a U.S. holder, for U.S. federal income tax purposes, the exchange of your shares of Excel Technology common stock for cash pursuant to the merger will be treated as a taxable exchange by you. Accordingly, you will recognize a gain or loss equal to the difference between the amount of cash you receive and your adjusted tax basis in your shares of Excel Technology common stock for U.S. federal income tax purposes. If you are a non-U.S. holder of Excel Technology common stock, the merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States. We recommend that you read the section entitled "Material U.S. Federal Income Tax Consequences" in this proxy statement on page 23 for a more detailed explanation of the tax consequences of the merger. You are urged to consult your tax advisor regarding the specific tax consequences of the merger applicable to you in light of your particular circumstances.

Q:       SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. If the merger agreement is adopted by our stockholders, shortly after the merger is completed, you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to the exchange agent in order to receive the per-share cash amount. You should use the letter of transmittal to exchange stock certificates for the merger consideration to which you become entitled as a result of completion of the merger. You will receive your cash payment as soon as practicable after the exchange agent receives your Excel Technology stock certificates and any completed documents required in the instructions. PLEASE DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY.

Q;       WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: For the merger to occur, the merger agreement must be adopted by our stockholders. If the stockholders adopt the merger agreement, we expect to complete the merger as promptly as practicable following the special meeting, subject to the closing conditions contained in the merger agreement (see page 30 of this proxy statement). We currently anticipate that the closing of the merger will occur during the second quarter of calendar year 2006, if we have received by that time the requisite stockholder approvals and antitrust regulatory approvals from authorities in the United States.

Q:       WHO WILL OWN EXCEL TECHNOLOGY AFTER THE MERGER?

A: After the merger, Excel Technology will be a wholly owned subsidiary of Coherent. Upon completion of the merger, stockholders of Excel Technology will no longer have any equity or ownership interest in Excel Technology.

Q:       WHAT RIGHTS DO I HAVE IF I OPPOSE THE MERGER?

A: Excel Technology's stockholders are entitled to exercise appraisal rights in connection with the merger. If you do not vote in favor of the merger and it is completed, you may dissent and seek payment of the fair value of your shares under Delaware law. To do so, however, you must comply with all of the required procedures under Delaware law. See "Dissenters' Rights of Appraisal" beginning on page 37.

Q:       WHO CAN HELP ANSWER MY OTHER QUESTIONS?

A: If you have more questions about the merger, need assistance in voting your shares or need additional copies of this proxy statement or the enclosed proxy card, you should contact:

                                        Excel Technology, Inc.
                                        Attention: Investor Relations
                                        41 Research Way
                                        East Setauket, NY 11733

                                     SUMMARY

         This summary highlights selected information from this proxy statement and may not contain all of the information important to you. We encourage you to read carefully the entire proxy statement to fully understand the merger. The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement as it is the legal document that governs the terms of the merger.

THE PARTIES TO THE MERGER

EXCEL TECHNOLOGY, INC.
41 Research Way
East Setauket, NY 11733
Phone:  (631) 784-6100

         We were incorporated under the laws of Delaware in 1985. Through our subsidiaries, we manufacture and market photonics-based solutions, consisting of laser systems and electro-optical components primarily for industrial and scientific applications.

         Additional information regarding us is contained in our filings with the Securities and Exchange Commission. See "Where You Can Find Additional Information" on page 40.

COHERENT, INC.
5100 Patrick Henry Drive
Santa Clara, CA 94054
Phone: (408) 764-4000

         Founded in 1966, Coherent provides laser-based solutions, laser measurement instruments, and optical components to a broad base of commercial and scientific research customers.

         Additional information regarding Coherent is contained in Coherent's filings with the Securities and Exchange Commission. See "Where You Can Find Additional Information" on page 40.

         All information related to Coherent in this proxy statement has been provided by Coherent for inclusion in this document.

SPIDER ACQUISITION CORPORATION
5100 Patrick Henry Drive
Santa Clara, CA 94054
Phone: (408) 764-4000

         Spider Acquisition Corporation (which we refer to as "Merger Sub") is a Delaware corporation and a wholly owned subsidiary of Coherent, Inc. Merger Sub was organized solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

         All information related to Merger Sub in this proxy statement has been provided by Coherent for inclusion in this document.

THE MERGER (PAGE 10)

         You are being asked to vote to adopt the merger agreement which provides for the acquisition of Excel Technology by Coherent. In the merger, Merger Sub will merge into Excel Technology, with Excel Technology surviving the merger and becoming a wholly owned subsidiary of Coherent.

         MERGER CONSIDERATION. If the merger is completed, each share of Excel Technology common stock that you own will be converted into the right to receive $30.00 in cash (unless you exercise your appraisal rights under Delaware law).

         TREATMENT OF STOCK OPTIONS. All stock options that are not fully vested will be vested in connection with the merger. Immediately prior to and contingent upon the effectiveness of the merger, all outstanding vested stock options having an exercise price of less than $30.00 per share will be purchased by Excel Technology for a cash payment equal to the amount by which $30.00 per share exceeds the exercise price per share for each share of our common stock subject to the option multiplied by the number of shares issuable upon the exercise in full of the option (less applicable withholding). See "The Merger-The Merger Agreement-Treatment of Our Common Stock and Stock Options in the Merger" on page 24.

MARKET PRICE OF EXCEL TECHNOLOGY COMMON STOCK (PAGE 34)

         Our common stock is quoted on The Nasdaq National Market under the symbol "XLTC." The average closing price of our common stock during the six month period prior to the announcement of the merger was $24.86. On February 17, 2006, which was the last trading day before we announced the merger, our common stock closed at $28.34 per share. On March ___, 2006, which was the last trading day before the date of this proxy statement, our common stock closed at $____ per share.

THE SPECIAL MEETING OF EXCEL TECHNOLOGY'S STOCKHOLDERS (PAGE 7)

         DATE, TIME AND PLACE. A special meeting of our stockholders will be held on ______, March ___, 2006, at the offices of Excel Technology, 41 Research Way, East Setauket, NY 11733, at 10:00 a.m., local time, to:

         o        consider and vote upon the adoption of the merger agreement,

         o adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting, and

         o transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

         RECORD DATE AND VOTING POWER. You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on March 6, 2006, the record date for the special meeting. You will have one vote at the special meeting for each share of our common stock you owned at the close of business on the record date. As of the record date there were 12,058,329 shares of our common stock entitled to be voted at the special meeting.

         REQUIRED VOTE. The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding at the close of business on the record date. Approval of any proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the votes cast by holders of our common stock present, in person or represented by proxy, at the special meeting, provided a quorum is present.

UNANIMOUS BOARD RECOMMENDATION (PAGE 15)

         Our board of directors has unanimously:

         o determined that the merger agreement and the merger are advisable and in the best interests of Excel Technology and our stockholders;

         o        approved the merger agreement; and

         o recommended that all of our stockholders vote for the adoption of the merger agreement.

EXCEL TECHNOLOGY'S REASONS FOR THE MERGER (PAGE 13)

         Our board of directors consulted with senior management and our financial and legal advisors and considered a number of factors, including those set forth below, in reaching its decisions to approve the merger agreement and to recommend that our stockholders vote "FOR" adoption of the merger agreement:

         o our belief in the likely consolidation of the laser industry, our difficulty in acquiring entities larger than ourselves, and the long term importance of size and mass in reaching foreign markets;

         o future prospects as an independent company given uncertainties and contingencies associated with projections, economic conditions, competition, and opportunities to make meaningful acquisitions at reasonable prices;

         o the process through which we, with the assistance of our financial advisors, engaged, or sought to engage, in discussions with entities believed to be the most likely candidates to pursue a business combination with or acquire us, and the fact that no strategic or financial buyer other than Coherent made a written proposal to acquire us;

         o the unlikely potential for obtaining a superior offer from an alternative purchaser to Coherent in light of the other potential purchasers previously identified and contacted by our management or our financial advisors;

         o the belief of our board of directors that we have obtained the highest price per share that Coherent is willing to pay and the highest price obtainable on the date of signing of the merger agreement;

         o the adequacy of Coherent's capital resources, including its borrowing capacity, to pay the merger consideration;

         o the amount of the merger consideration and the fact that it represents a premium of approximately 6% over the closing price for our common stock on the last trading day prior to the announcement of the signing of the merger agreement and approximately 34% over the average closing price of our common stock during the six month period prior to the announcement of the signing of the merger agreement;

         o the opinion of UBS Securities, LLC, Excel Technology's financial advisor that, as of the date of such opinion, the merger consideration to be received by holders of our common stock was fair, from a financial point of view, to such holders based on and subject to assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken as described in such opinion;

         o the fact that the merger consideration would be paid in cash, which provides certainty of value to our stockholders;

         o the conditions to the completion of the merger and the circumstances under which Coherent or Excel would have the right to terminate the merger agreement. In addition, the board reviewed the provisions of the merger agreement that prohibits Excel from soliciting any proposal or offer regarding any acquisition and the requirement for Excel to recommend adoption of the merger agreement by its stockholders and the prohibition on the Excel board from withdrawing or modifying its recommendation unless, subject to specified conditions, it has received an unsolicited acquisition proposal. The Excel board also reviewed the various amounts that might be payable in the event the merger agreement is terminated under specified circumstance, noting that while these provisions could have an impact on a third party considering an unsolicited acquisition proposal, the provisions were reasonably necessary to protect both Coherent's and Excel's interests in the context of the proposed merger. In addition, the Excel board found reasonable the views of its legal and financial advisors that the fees were within the range of fees payable in comparable transactions and would not be expected to preclude an unsolicited acquisition proposal for Excel;

         o        the likelihood of closing the merger; and

         o the availability of appraisal rights to holders of our common stock who dissent from the merger.


         In the course of its deliberations, our board of directors also considered, among others, the following risks and other countervailing factors:

         o        the risk that the merger might not be completed;

         o the fact that our stockholders, by virtue of the merger consideration consisting solely of cash, will not participate in any of our future earnings or growth and will not benefit from any appreciation in our value following the merger unless they currently have, or acquire in the future, shares of stock or other equity interests in Coherent independently of this merger transaction;

         o the fact that the merger consideration consists of cash and will, therefore, be taxable to our stockholders for U.S. federal income tax purposes;

         o the potential disruption to customer, vendor or other commercial relationships to us as a result of the merger;

         o the restrictions on the conduct of our business prior to the completion of the merger, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the merger; and

         o the risk of diverting management's focus and resources from other strategic opportunities and from operational matters while working to implement the merger, and the possibility of other management and employee disruption associated with the merger, including the possible loss of key management, technical or other personnel.

The information and factors set forth above includes the material factors considered by our board of directors. In view of the variety of factors considered in connection with its evaluation of the merger, our board of directors did not find it practicable to, and did not, quantify or otherwise assign relative or specific weights or values to any of these factors and individual directors may have given different weights to different factors.

OPINION OF UBS SECURITIES LLC, EXCEL TECHNOLOGY'S FINANCIAL ADVISOR (PAGE 15)

         UBS Securities LLC delivered its opinion to our board of directors that, as of February 17, 2006 (the date of its written fairness opinion) and based upon and subject to various assumptions made, matters considered and limitations described in the written opinion, the merger consideration of $30.00 per share payable in cash to be received by holders of our common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

         The full text of the written opinion of UBS, dated February 17, 2006, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement and is incorporated into this proxy statement by reference. You should read the opinion in its entirety. UBS provided its opinion to inform and assist our board of directors in connection with its consideration of the merger. The UBS opinion is not a recommendation as to how any holder of our common stock should vote or act with respect to the transaction.

WHEN THE MERGER WILL BE COMPLETED  (PAGES 24 AND 30)

         The merger will become effective when the parties file a certificate of merger with the Secretary of State of Delaware, which filing shall take place on the day of the closing of the merger, which shall be no later than the second business day after satisfaction or waiver of all the closing conditions set forth in the merger agreement, including the following:

         o adoption of the merger agreement by the holders of at least a majority of our outstanding shares of common stock;

         o expiration or termination of the Hart-Scott Rodino Antitrust Improvements Act of 1976 (which we refer to as the HSR Act);

         o the parties respective representations and warranties contained in the merger agreement must be true and correct, except as would not have a material adverse effect;

         o the parties must each be in compliance in all material respects with their respective covenants contained in the merger agreement;

         o no material adverse effect with respect to a party shall have occurred; and

         o that certain non-executive employees agree to payment agreements whereby they agree that certain retention bonuses will not be paid by Coherent unless such individuals are employed on the twelve-month anniversary of the closing of the merger.

         If the law permits, either Excel Technology or Coherent could choose to waive a condition to its obligation to complete the merger even though that condition has not been satisfied.

         See "The Merger-The Merger Agreement-Conditions to Closing the Merger" on page 30.

INTERESTS OF OUR DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER (PAGE 20)

         Our directors and executive officers have economic interests in the merger that are different from, or in addition to, their interests as stockholders. Our board of directors knew about these additional interests and considered them when they approved the merger agreement. These interests include the following:

         o Under employment agreements that we have entered into with our executive officers, upon the closing of the merger, these executives are entitled to change of control payments, and, if their employment is not continued, certain severance benefits;

         o Our directors and executive officers have options to purchase Excel Technology common stock at varying prices, all of which are vested. Immediately prior to and contingent upon the effectiveness of the merger, we will purchase all such options having an exercise price of less than $30.00 per share for a cash payment equal to the amount by which $30.00 per share exceeds the exercise price per share for each share of our common stock subject to the option multiplied by the number of shares issuable upon exercise in full of the option.

         o Our directors and officers will continue to be entitled to indemnification following consummation of the merger pursuant to provisions of the merger agreement.

         o Howard S. Breslow, Esq., a member of our board of directors, is a member of Breslow & Walker, LLP, our outside general legal counsel, who has represented us in connection with the merger and will receive a legal fee for such services.

DISSENTERS' RIGHTS OF APPRAISAL (PAGE 37 AND ANNEX C)

         Delaware law provides you with appraisal rights in the merger. This means that if you comply with the procedures for perfecting appraisal rights under Delaware law, you are entitled to have the fair value of your shares determined by the Delaware Court of Chancery and to receive a cash payment based on that valuation instead of the merger consideration. The ultimate amount you receive in an appraisal proceeding may be more or less than, or the same as, the amount you would have received under the merger agreement.

         To exercise your appraisal rights, you must deliver a written demand for appraisal to Excel Technology before the vote on the merger agreement at the special meeting and you must not vote in favor of the adoption of the merger agreement. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights. A copy of the relevant provisions of the Delaware General Corporation Law is attached to this proxy statement as Annex C.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES (PAGE 23)

         If you are a U.S. holder of our common stock, the merger will be a taxable transaction to you. For U.S. federal income tax purposes, your receipt of cash in exchange for your shares of Excel Technology common stock generally will cause you to recognize a gain or loss measured by the difference, if any, between the cash you receive in the merger and your adjusted tax basis in your shares. If you are a non-U.S. holder of Excel Technology common stock, the merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States. You should consult your own tax advisor for a full understanding of the tax consequences to you of the merger.

PROCEDURE FOR RECEIVING MERGER CONSIDERATION (PAGE 24)

         Coherent has appointed U.S. Bank, as payment agent, to coordinate the payment of the cash merger consideration following the merger. The payment agent will send you written instructions for surrendering your certificates and obtaining the cash merger consideration after we have completed the merger.

TERMINATION OF THE MERGER AGREEMENT (PAGE 31)

         The parties may jointly agree to terminate the merger agreement without completing the merger, even if our stockholders have approved it. In addition, either party may terminate the merger agreement in the event of any of the following:

         o the consummation of the merger has not occurred by July 31, 2006 (or October 31, 2006, if it has not occurred because there is in effect an order of a governmental entity that has the effect of making the merger illegal or otherwise prohibiting the consummation of the merger, or the waiting period (or any extensions thereof) to obtain antitrust approval has not expired or been terminated early, or there is pending or threatened action by any governmental entity (a) challenging or seeking to restrain or prohibit completion of the merger, the effect of which if obtained would make the merger illegal or otherwise prohibit consummation of the merger, or (b) seeking to require us or Coherent to divest any assets), but this termination right is not available to a party whose failure to comply with the merger agreement was the principal cause of the failure to complete the merger by that date;

         o any permanent injunction or other order of a court or other competent authority preventing the consummation of the merger has become final and nonappealable;

         o our stockholders do not adopt the merger agreement (but this termination right is not available to us if our failure to comply with the merger agreement caused the failure to obtain stockholder approval);

         o the other party has breached any of its representations, warranties or covenants and the breach cannot be or is not cured within the time allowed, and if not cured, the breach would result in a failure of certain conditions to the merger (and the terminating party has not materially breached the merger agreement); or

         o an event has occurred which has a material adverse effect on the other party.

         Coherent may also terminate the merger agreement if our board of directors does or resolves to do any of the following:

         o withdraws or amends in a manner adverse to Coherent our recommendation in favor of the adoption of the merger by our stockholders;

         o does not reaffirm such recommendation if requested in writing to do so;

         o        approves or recommends an alternative acquisition proposal;

         o enters into any agreement accepting an alternative acquisition proposal;

         o does not send to our stockholders a statement recommending rejection of any tender or exchange offer by a party unrelated to Coherent for shares of our common stock within 10 business days of the announcement of the tender or exchange offer;

         o materially breaches its obligations under the merger agreement with respect to non-solicitation, notification of unsolicited acquisition proposals, superior offers or changes of our board of directors' recommendation (see "The Merger-The Merger Agreement, "No Solicitation of Transactions" on page 28, "Superior Offers" on page 29 and "Change of Recommendation" on page 29).

         A termination fee of $14,106,154 may be payable by us to Coherent in connection with the termination of the merger agreement under several circumstances, including termination by us in connection with a superior offer. See "Termination Fees" on page 32.

         We may also terminate the merger agreement if, prior to the adoption of the merger agreement, in connection with an acquisition proposal we wish to accept, (a) we have not breached our obligations under the merger agreement with respect to the acquisition proposal, the board of directors has determined that the acquisition proposal constitutes a superior offer, and (c) we pay Coherent a termination fee of $14,106,154.

EXPENSES (PAGE 32)

         Generally, all fees and expenses incurred in connection with the merger agreement and the merger will be paid by the party incurring the expenses. We will be responsible to pay all fees and expenses incurred in relation to the printing and filing (with the Securities and Exchange Commission) of this Proxy Statement and Coherent will be responsible to pay the filing fee for the initial Notification and Report Forms filed with the Federal Trade Commission and the Department of Justice under the HSR Act. If the merger agreement is terminated by Coherent because we breached our obligations under the merger agreement with respect to non-solicitation, notification of unsolicited acquisition proposals, superior offers or changes of our board of directors' recommendation, then we will be required to pay all expenses incurred by Coherent and Merger Sub prior to the termination of the merger agreement up to a maximum of $1,880,921. In addition, under certain circumstances, we will also be required to pay the termination fee noted herein.

REGULATORY MATTERS (PAGE 23)

         The HSR Act prohibits us from completing the merger until we have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and the required waiting period has expired or been terminated.


                               THE SPECIAL MEETING

DATE, TIME AND PLACE OF THE SPECIAL MEETING

         This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting to be held on March ___, 2006, at 10:00 a.m., local time, at the offices of Excel Technology, 41 Research Way, East Setauket, NY 11733 or at any postponement or adjournment thereof. This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about March __, 2006.

MATTERS TO BE CONSIDERED

         At the special meeting, our stockholders will be asked to consider and vote upon the following two proposals:

                  o PROPOSAL NO. 1: To adopt the merger agreement, as the same may be amended from time to time.

                  o PROPOSAL NO. 2: To grant the persons named as proxies discretionary authority to vote to adjourn or postpone the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement.

         Our board of directors has unanimously determined that the merger agreement and the merger are advisable and in the best interests of Excel Technology and its stockholders and has unanimously approved the merger agreement. Our board of directors unanimously recommends that you vote "FOR" adoption of the merger agreement and "FOR" granting the authority to the persons named as proxies to vote your shares to adjourn or postpone the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes for the adoption of the merger agreement.

RECORD DATE AND QUORUM

         The holders of record of Excel Technology common stock as of the close of business on March 6, 2006, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. On the record date, there were 12,058,329 shares of our common stock outstanding and entitled to vote.

         The holders of a majority of the outstanding shares of our common stock on the record date represented in person or by proxy will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Stockholders are counted as present at the meeting if they (1) are present in person or (2) have properly submitted a proxy card or voted by telephone or by using the Internet. Under the Delaware General Corporation Law, an abstaining vote and a broker "non-vote" are counted as shares present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the special meeting.

         Once a share is represented at the special meeting, it will be counted for the purposes of determining a quorum at the special meeting and any postponement or adjournment of the special meeting. However, if a new record date is set for an adjourned special meeting, then a new quorum will have to be established.

REQUIRED VOTE

         The adoption of the merger agreement requires the affirmative vote of the holders of a majority of Excel Technology common stock outstanding and entitled to vote on the record date. The affirmative vote of a majority of the shares of Excel Technology common stock represented at the special meeting and entitled to vote is required to adjourn or postpone the meeting. Each outstanding share of Excel Technology common stock on the record date entitles the holder to one vote at the special meeting. Stockholders do not have cumulative voting rights.

         If your shares are held in "street name" by your broker, bank or other nominee you should instruct your broker, bank or other nominee how to vote your shares using the instructions provided by your broker, bank or other nominee. If you have not received these voting instructions or require further information regarding these voting instructions, contact your broker, bank or other nominee and he or she can give you directions on how to vote your shares. You may not vote such shares unless you have a valid proxy from your broker.

         Under the rules of NASDAQ, brokers, banks or other nominees who hold shares in "street name" for customers may not exercise their voting discretion with respect to the approval of non-routine matters such as the merger proposal or the vote to adjourn and postpone the meeting if deemed necessary to facilitate the approval of the merger proposal, and thus, absent specific instructions from the beneficial owner of the shares, brokers, banks and other nominees are not empowered to vote the shares with respect to the adoption of the merger agreement (i.e., "broker non-votes"). Shares of Excel Technology common stock held by persons attending the special meeting but not voting, or shares for which we have received proxies with respect to which holders have abstained from voting, will be considered abstentions. Thus, while abstentions and broker non-votes, if any, will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists, both will have the same effect as a vote "AGAINST" adoption of the merger agreement, and abstentions, but not broker non-votes, will have the same effect as a vote "AGAINST" the proposal to adjourn and postpone the meeting.

VOTING; REVOCATION

         VOTING BY TELEPHONE OR THE INTERNET. A stockholder may vote his or her shares by calling the toll-free number indicated on the enclosed proxy card and following the recorded instructions or by accessing the website indicated on the enclosed proxy card and following the instructions provided. When a stockholder votes via the Internet or by telephone, his or her vote is recorded immediately. We encourage our stockholders to vote using these methods whenever possible.

         VOTING BY PROXY CARD. All shares entitled to vote and represented by properly executed proxy cards received prior to the special meeting, and not revoked, will be voted at the special meeting in accordance with the instructions indicated on those proxy cards. If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by our board of directors. If any other matters are properly presented for consideration at the special meeting, including, among other things, consideration of a motion to adjourn the special meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxies in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the special meeting. If, however, a matter is properly presented at the special meeting or any adjournment or postponement of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

         VOTING BY ATTENDING THE MEETING. A stockholder may also vote his or her shares in person at the special meeting. A stockholder planning to attend the special meeting should bring proof of identification for entrance to the special meeting. If a stockholder attends the special meeting, he or she may also submit his or her vote in person, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that the stockholder casts at the special meeting. If you hold your shares of Excel Technology common stock in street name and you want to vote these shares in person at the special meeting, you will need to obtain a written proxy in your name from the broker, bank or other nominee who holds your shares.

         CHANGING VOTE; REVOCABILITY OF PROXY. If a stockholder has voted by telephone or the Internet or by sending a proxy card, the stockholder may change his or her vote before the special meeting. A stockholder that has voted by telephone or the Internet may change his or her vote by making a timely and valid later telephone or Internet vote, as the case may be. Any proxy card given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy card may be revoked by (1) filing with Excel Technology's Secretary, at or before the taking of the vote at the special meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) attending the special meeting and voting in person (although attendance at the special meeting will not of itself revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by Excel Technology's Secretary prior to the taking of the vote at the special meeting. The written notice of revocation or subsequent proxy card should be hand delivered to Excel Technology's Secretary or should be sent so as to be delivered to Excel Technology, Inc., 41 Research Way, East Setauket, NY 11733, Attention:
Secretary.

         If you have instructed your broker, bank or other nominee to vote your shares, the options for revoking your proxy described in the paragraph above do not apply and instead you must follow the directions provided by your broker, bank or other nominee to change these instructions.

EXPENSES OF SOLICITATION OF PROXIES

         Excel Technology will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of Excel Technology may solicit proxies personally and by telephone, facsimile or other electronic means of communication. These persons will not receive additional or special compensation for the solicitation services. Excel Technology will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. Excel Technology has retained ____________ to assist it in the solicitation of proxies for the special meeting and will pay _________________ customary fees expected to be $______________, plus reimbursement of out-of-pocket expenses and other customary costs.

                           PROPOSAL NO. 1: THE MERGER


BACKGROUND OF THE MERGER

         Our senior management has periodically reviewed and assessed the various business trends and conditions impacting Excel Technology and the laser systems and electro-optical components business generally, and regularly updated our board of directors regarding these matters. From time to time, our senior management has also reviewed with our board of directors strategic options potentially available to us, including growth through customer and product initiatives, growth by targeted acquisitions of other businesses, and strategic combination transactions between us and other companies in similar and complementary lines of business.

         In January 2003, John Ambroseo, Coherent's President and Chief Executive Officer, phoned Antoine Dominic, our President and Chief Executive Officer, expressing a possible interest in Coherent acquiring us. The conversation was very general in nature.

         In May 2003, Mr. Ambroseo phoned Mr. Dominic and asked to meet with him at the CLEO show in Baltimore, MD. Mr. Dominic asked Don Hill, our Board Chairman, to join the meeting. The parties met and talks were centered around Coherent's interest in acquiring us. Messrs. Dominic and Hill told Mr. Ambroseo that they would be happy to explore anything that might be in the interest of our stockholders. Mr. Ambroseo expressed a desire to meet again soon.

         In July 2003, Mr. Ambroseo contacted Mr. Dominic and requested that the parties meet in New York City. A meeting was held at a hotel in New York City. Present were Mr. Ambroseo, Helene Simonet, an Executive Vice President and the Chief Financial Officer of Coherent, and Messrs. Dominic and Hill. Mr. Ambroseo again expressed an interest in acquiring us, and Messrs. Dominic and Hill again expressed an interest in exploring anything that might be in the interest of our stockholders. Mr. Ambroseo expressed a desire to intensify talks shortly. Mr. Dominic again heard from Mr. Ambroseo in August 2003, but further talks did not take place until March 2005.

         Recognizing the growing importance of size and mass in the laser industry and the opportunities for consolidation, we increased our efforts to create size and mass during this interim period. At a board of directors meeting on October 13, 2003, Mr. Dominic discussed with the board the concept of acquiring entity S, a sizeable subsidiary of a large industrial entity P. In late 2003 and early 2004, we had several contacts with entity P regarding the acquisition of its subsidiary S. The effort was not met with a favorable response. We continued in our expansion mode with the acquisition of D. Green (Electronics) Ltd., a small U.K. company, in December 2003, and, in early 2004, we formed Excel Technology Lanka (Private) Ltd. in Sri Lanka for the purpose of software development, manufacture of components and accessories, and sales and marketing.

         In mid 2004, based on discussion with management, it was becoming clear to our board of directors that, ultimately, the laser industry would be consolidated, that we would have difficulty in acquiring entities larger than ourselves, and that there was a limited number of smaller companies strategically attractive and available to us. The board of directors felt that our strength in broad based laser solution technology, including galvos, sealed co(2) lasers, and lamp pumped, diode pumped, pulsed and ultrafast lasers, coupled with our ability to integrate them into subsystems, systems and work stations for marking, micro processing, industrial and scientific applications, among others, made us a prime acquisition platform for a large industrial company interested in consolidating the industry. Our other alternatives were to combine with another entity in the laser field or methodically try to grow ourselves organically. With this in mind, in June 2004, Mr. Hill met with investment bankers at UBS Securities LLC, an organization that he considered to be most knowledgeable in the industrial marketplace, and discussed opportunities for consolidation in the industry. Back in the fall of 2001, an investment banker currently with UBS had introduced Mr. Hill to large industrial entity X that evidenced an interest in acquiring us. Mr. Hill had two or three meetings with large industrial entity X, but large industrial entity X never pursued the acquisition. At Mr. Hill's meeting with UBS in June 2004, it identified a number of potential large industrial entities as possible consolidating partners. Prior to engaging UBS, Messrs. Dominic and Hill spoke with a number of companies in the laser industry.

         In July 2004, Messrs. Dominic and Hill had dinner in New York City with the CEO and CFO of Laser Company A to discuss strategic options, including merging the two entities. While strong interest was expressed by Laser Company A, ultimately it had no desire to pursue a transaction.

         In September 2004, Mr. Hill had lunch with the Chairman and CEO of Laser Company B to discuss strategic options, including merging the two entities. Laser Company B had no interest in pursuing discussions at that time.

         In September 2004, we signed an engagement letter with UBS, pursuant to which we engaged UBS to contact the large industrial entities to explore consolidation opportunities. UBS proceeded to contact potential partners.

         On November 30, 2004, Mr. Dominic and Mr. Hill, after the execution of a mutual confidentiality agreement, made a presentation to large industrial entity X at UBS' offices in New York City. Company X declined to pursue a transaction.

         On December 31, 2004, Mr. Dominic and Mr. Hill, after the execution of a mutual confidentiality agreement, made a presentation to large industrial entity Y in New York City. Company Y declined to pursue a transaction.

         Other entities contacted by UBS at that time declined to meet with us. UBS had subsequent follow-up conversations with a number of the large industrial entities, the results of which did not alter their interest in pursuing a transaction with us.

         In December 2004, Mr. Hill received an email from the CEO of Laser Company B requesting a meeting in New York City in February 2005. A meeting was held at such time, during which serious interest was expressed by Laser Company B in pursuing a transaction. This meeting was followed up by numerous telephone conversations between Mr. Hill and the CEO of Laser Company B and Mr. Dominic and the CEO of Laser Company B, during which conversations the CEO of Laser Company B reiterated a desire to pursue a transaction, but stated that Laser Company B would have difficulty paying anything more than an insignificant premium to the then prevailing market price of our common stock which was approximately $26 per share. Talks continued on and off until late spring 2005, at which time they ceased.

         In March 2005, Mr. Ambroseo called Mr. Dominic and requested a meeting in New York City. On March 13, 2005, Messrs. Dominic and Hill met with Mr. Ambroseo and Paul Crosby, Coherent's Vice President of Corporate Marketing, in New York City, at which time Mr. Ambroseo again expressed interest in Coherent acquiring us in an all cash transaction. Messrs. Dominic and Hill repeated a willingness to pursue anything that might be in the interest of our stockholders. On March 25, 2005, we entered into a joint confidentiality agreement with Coherent.

         On April 15, 2005, UBS contacted industrial entity Z. On April 16, 2005, Messrs. Dominic and Hill held a conference call with industrial entity Z, which declined to pursue a transaction.

         In May 2005, at the request of Laser Company C, Messrs. Dominic and Hill met at our offices with the CEO and CFO of Laser Company C. Laser Company C was not of sufficient size to buy us for cash, and we believed that there were not sufficient synergies to justify a combination of the companies.

         On June 6, 2005, Mr. Hill was notified that Coherent had retained Merrill Lynch to act as Coherent's financial advisors in connection with the proposed transaction.

         On June 23, 2005, we received a non-binding term sheet from Coherent proposing the purchase by Coherent of all of our outstanding shares at a per share price of $29, representing a premium of 21.9% to the three-month moving average price of our common stock. On June 29, 2005, our board of directors considered the proposal. After consultation with our financial advisors, advice from counsel as to the board's fiduciary obligation to stockholders, and the experience gained in canvassing the market, the board resolved that UBS communicate a counter-proposal of $30 per share to Coherent's financial advisors. The non-binding counter-proposal was agreed to by Coherent as the basus upon which to continue discussions between the two companies.

         On August 11, 2005, Messrs. Dominic and Hill made presentations to Messrs. Ambroseo, Crosby and Ms. Simonet at UBS' offices in New York City. Also present at the meeting were representatives from Merrill Lynch and UBS. Approximately two weeks later, Merrill Lynch contacted UBS to report that Coherent wanted to alter the mix of consideration from all cash to a combination of approximately equal parts cash and stock. This was presented to our board of directors by Mr. Hill on September 1, 2005. The revised terms were acceptable to our board, subject to appropriate due diligence on Coherent and its operations, and such fact was conveyed to Coherent.

         In September 2005, at Mr. Dominic's request, Mr. Hill asked UBS to contact selected financial buyers regarding a possible transaction. UBS contacted several financial buyers, and no contacted party expressed interest in pursuing a transaction. After UBS contacted several financial buyers, it became apparent that no counter-proposal transaction with a financial buyer would match or exceed the $30 per share price being proposed by Coherent.

         Beginning in September 2005, we started to provide Coherent with non-public due diligence information.

         On November 14, 2005, Coherent provided a draft of a definitive agreement to us.

         In early January 2006, Mr. Ambroseo had a telephone conversation with Mr. Hill, and proposed changing the consideration back to all cash to simplify the transaction, which proposal was amenable to our board. On January 27, 2006, we received a revised draft of the definitive agreement, which was finalized over the next few weeks through extensive negotiations between us, our legal counsel and UBS and Coherent, its legal counsel and its financial advisors on matters concerning, among other things, the payment of expenses and termination fees and retention bonuses for non-executive employees.

         On February 17, 2006, our board of directors met telephonically to review and consider the transaction with Coherent. Our legal counsel reviewed the principal provisions of the proposed merger agreement that had been distributed to the directors prior to the meeting and discussed the sequence of events to move to the closing of the merger. Representatives of UBS joined the meeting and presented their evaluation of the proposed transaction and described the financial analysis performed and the procedures followed with respect to such evaluation. UBS also described the bases and methods that were utilized in developing its fairness opinion. UBS then delivered its oral opinion (later confirmed in writing) to the effect that, as of such date and based upon and subject to the various assumptions made, matters considered and limitations described in its written opinion, the merger consideration of $30.00 per share to be received by the holders of our common stock was fair, from a financial point of view, to such holders. In light of these considerations and the factors described in "The Merger-Reasons for the Merger" in this proxy statement, our board of directors unanimously determined that the merger agreement and the merger are advisable and in the best interests of Excel Technology and our stockholders, approved the merger agreement, and recommended that all of our stockholders vote for the adoption of the merger agreement. On February 17, 2006, the board of directors of Coherent approved the merger agreement and authorized the merger.

         On February 20, 2006, the parties executed and delivered their respective signature pages to the merger agreement. On February 21, the parties issued a press release announcing the execution of the merger agreement.

REASONS FOR THE MERGER

         In reaching its decision to approve the merger agreement, and to recommend that our stockholders vote to adopt the merger agreement, our board of directors consulted with management and our financial and legal advisors. Our board of directors considered the following factors and potential benefits of the merger, each of which it believed supported its decision:

         o our belief in the likely consolidation of the laser industry, our difficulty in acquiring entities larger than ourselves, and the long term importance of size and mass in reaching foreign markets;

         o management's projections of our internal growth and future earnings, the inherent uncertainties and contingencies associated with projections, and the economic and competitive market conditions affecting us;

         o our current and future opportunities to grow through meaningful acquisitions at reasonable prices if we were to remain as an independent publicly traded company;

         o the unlikely potential stockholder value that our board of directors believed might result from other possible alternatives to the proposed merger, including the alternative of continuing to operate on a stand-alone basis or seeking to grow through acquisitions, as well as the risks and uncertainties associated with these alternatives;

         o the process through which we, with the assistance of our financial advisors, engaged, or sought to engage, in discussions with entities believed to be the most likely candidates to pursue a business combination with or acquire us, as further described above under "Background of the Merger," and the fact that no strategic or financial buyer other than Coherent made a written proposal to acquire us;

         o the unlikely potential for obtaining a superior offer from an alternative purchaser to Coherent in light of the other potential purchasers previously identified and contacted by our management or our financial advisors;

         o the belief of our board of directors that we have obtained the highest price per share that Coherent is willing to pay and the highest price obtainable on the date of signing of the merger agreement, including the $1.00 per share increase in the cash merger consideration over the original price offered by Coherent;

         o the adequacy of Coherent's capital resources, including its borrowing capacity, to pay the merger consideration;

         o the historical market prices, volatility and recent trading activity of our common stock, and the fact that the $30.00 per share to be paid for each share of our common stock in the merger represents:

                           o a premium of approximately 6% over the closing price of our common stock on February 17, 2006, which was the last trading day prior to the announcement of the merger; and

                           o a premium of approximately 21% over the average closing price of our common stock during the six-month period prior to February 17 2006;

         o the fact that the merger consideration consists solely of cash, which provides our stockholders with certainty of value for their shares of our common stock;

         o our board of directors' belief, in light of its knowledge of the business and competitive environment in which we operate, that the merger is more favorable to our stockholders than any other alternative reasonably available to us;

         o UBS's opinion addressed to our board of directors that, as of February 17, 2006 (the date of its opinion), and subject to the various assumptions made, matters considered, and limitations described in the opinion, the merger consideration to be received by our holders of common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders, together with the financial analyses performed by UBS in connection with the preparation of its opinion and presented by UBS to our board of directors (see "The Merger--Opinion of UBS Securities LLC -Excel Technology's Financial Advisor" and Annex B to this proxy statement);

         o the terms and conditions of the merger agreement resulting from the arm's length negotiations between us and Coherent, as reviewed by our board of directors with our legal advisors, including the conditions to the completion of the merger and the circumstances under which Coherent or Excel would have the right to terminate the merger agreement. In addition, the board reviewed the provisions of the merger agreement that prohibits Excel from soliciting any proposal or offer regarding any acquisition and the requirement for Excel to recommend adoption of the merger agreement by its stockholders and the prohibition on the Excel board from withdrawing or modifying its recommendation unless, subject to specified conditions, it has received an unsolicited "superior" acquisition proposal. The Excel board also reviewed the various amounts that might be payable in the event the merger agreement is terminated under specified circumstance, noting that while these provisions could have an impact on a third party considering an unsolicited acquisition proposal, the provisions were reasonably necessary to protect both Coherent's and Excel's interests in the context of the proposed merger. In addition, the Excel board found reasonable the views of its legal and financial advisors that the termination fee was within the range of fees payable in comparable transactions and would not be expected to preclude an unsolicited acquisition proposal for Excel;

         o the limited number and nature of the conditions to Coherent's obligation to complete the merger, including (but not limited to) the absence of a financing condition;

         o the definition of "material adverse effect," which includes negotiated exceptions providing, among other things, that a material adverse effect will not include changes, events or circumstances to the extent resulting from any of the following:

                           o        compliance by us with the terms and
                                    conditions of the merger agreement;

                           o the announcement or pendency of the merger agreement;

                           o any change in our stock price or trading volume (although the facts or circumstances giving rise to such change may be taken into account);

                           o any failures by us to meet our revenue or earnings estimates (although the facts and circumstances giving rise to such failure may be taken into account);

                           o changes affecting the industry generally in which we operate or the United States economy generally, that do not disproportionately affect us in any material respect;

                           o changes affecting general worldwide economic or capital market conditions that do not disproportionately affect us in any material respect;

         o the availability of appraisal rights to holders of our common stock who comply with all of the required procedures under Delaware law, which allow those holders to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery (see "Rights of Appraisal" and Annex C).

         The Excel Technology board of directors also considered, among others, the following risks and other countervailing factors:

         o the risk that the merger might not be completed in a timely manner or at all;

         o the possibility that United States antitrust regulatory authorities might seek to impose conditions on or enjoin or otherwise prevent or delay the merger;

         o the fact that, in the event that any of the other conditions to the completion of the merger are not satisfied, Coherent would not be required to consummate the merger even if the merger agreement is adopted by our stockholders;

         o the interests of our directors and executive officers in the merger as described under "The Merger-Interests of our Directors and Executive Officers in the Merger;"

         o the fact that our stockholders, by virtue of the merger consideration consisting solely of cash, will not participate in any of our future earnings or growth and will not benefit from any appreciation in our value following the merger unless they currently have, or acquire in the future, shares of stock or other equity interests in Coherent independently of this merger transaction;

         o the fact that the merger consideration consists of cash and will, therefore, be taxable to our stockholders for U.S. federal income tax purposes;

         o the restrictions on our ability to solicit or engage in discussions or negotiations regarding alternative business combination transactions, subject to specified exceptions, and the requirement that we pay a termination fee in the event we receive and close on a superior acquisition proposal, which may discourage a competing proposal to acquire us that may be more advantageous to our stockholders;

         o the potential disruption to customer, vendor or other commercial relationships to us as a result of the announcement of the merger agreement and the ultimate announcement of the merger;

         o the restrictions on the conduct of our business prior to the completion of the merger, requiring us to conduct our business in the ordinary course, subject to specific limitations, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the merger; and

         o the risk of diverting management's focus and resources from other strategic opportunities and from operational matters while working to implement the merger, and the possibility of other management and employee disruption associated with the merger, including the possible loss of key management, technical or other personnel.

         After taking into account all of the factors set forth above, as well as others, our board of directors determined that the potential benefits of the merger outweigh the potential risks and that the merger is advisable, fair to and in our best interests and that of our stockholders. While our board of directors as a whole did not assign relative weights to the above factors or the other factors considered by it, individual members of our board of directors may have given different weights to different factors. In addition, our board of directors did not reach any specific conclusion on each factor considered, but, with the assistance of its advisors, conducted an overall analysis of these factors.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

         After careful consideration, our board of directors, by unanimous vote:

         o has determined that the merger agreement and the merger are advisable and in the best interests of Excel Technology and its stockholders;

         o        has approved the merger agreement; and

         o RECOMMENDS THAT EXCEL TECHNOLOGY'S STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT AND "FOR" GRANTING THE AUTHORITY TO THE PERSONS NAMED AS PROXIES TO VOTE TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES FOR THE ADOPTION OF THE MERGER AGREEMENT.

OPINION OF UBS SECURITIES, LLC - EXCEL TECHNOLOGY'S FINANCIAL ADVISOR

         On February 17, 2006, UBS delivered to the Excel Technology board of directors, an oral opinion, which opinion was confirmed by delivery of a written opinion dated the same date, to the effect that, as of that date and based on and subject to various assumptions made, matters considered and limitations described in the opinion, the per share consideration to be received by the holders of Excel Technology's common stock in the proposed transaction was fair, from a financial point of view, to such holders.

         The full text of UBS' opinion describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS. The opinion is attached as Appendix B and is incorporated into this proxy statement by reference. UBS' opinion was provided for the benefit of the Excel Technology's board of directors in connection with, and for the purposes of, its consideration of the proposed transaction. UBS' OPINION IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE PER SHARE CONSIDERATION TO BE RECEIVED BY EXCEL TECHNOLOGY'S COMMON STOCK HOLDERS AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE PROPOSED TRANSACTION OR ANY RELATED TRANSACTION. THE OPINION DOES NOT ADDRESS THE RELATIVE MERITS OF THE PROPOSED TRANSACTION AS COMPARED TO OTHER BUSINESS STRATEGIES OR TRANSACTIONS THAT MIGHT BE AVAILABLE TO EXCEL TECHNOLOGY OR THE UNDERLYING BUSINESS DECISION OF EXCEL TECHNOLOGY TO EFFECT THE PROPOSED TRANSACTION. THE OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF EXCEL TECHNOLOGY AS TO HOW TO VOTE OR ACT WITH RESPECT TO THE PROPOSED TRANSACTION. YOU ARE ENCOURAGED TO READ THE OPINION CAREFULLY IN ITS

ENTIRETY. The summary of UBS' opinion below is qualified in its entirety by reference to the full text of UBS' opinion.

         At Excel Technology's direction, UBS was not asked to, and it did not, offer any opinion as to the material terms (other than the merger consideration to be received by the holders of Excel Technology's common stock) of the merger agreement or the form of the proposed transaction. In rendering its opinion, UBS also assumed, with Excel Technology's consent, that the final executed merger agreement would not differ in any material respect from the draft merger agreement that UBS examined prior to rendering its opinion, that each of Excel Technology and Coherent would comply with all the material terms of the merger agreement, and that the proposed transaction would be consummated in accordance with the terms of the merger agreement without any adverse waiver or amendment of any material terms or condition thereof. UBS also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the proposed transaction will be obtained without any material adverse effect on Excel Technology or the proposed transaction.

         In arriving at its opinion, UBS, among other things:

         o reviewed certain publicly available business and historical financial information relating to Excel Technology and Coherent;

         o reviewed certain internal financial information and other data relating to the business and financial prospects of Excel Technology including estimates and financial forecasts for calendar years 2006 and 2007 prepared by management of Excel Technology, that were provided to UBS by Excel Technology and not publicly available, as well as publicly available Wall Street research estimates for Excel Technology;

         o conducted discussions with members of the senior managements of Excel Technology concerning the businesses and financial prospects of Excel Technology;

         o reviewed publicly available financial and stock market data with respect to certain other companies UBS believed to be generally relevant;

         o compared the financial terms of the proposed transaction with the publicly available financial terms of certain other transactions UBS believed to be generally relevant;

         o reviewed current and historical market prices of Excel Technology's common stock;

         o        reviewed the merger agreement; and

         o conducted such other financial studies, analyses and investigations, and considered such other information, as UBS deemed necessary or appropriate.

         At Excel Technology's request, UBS contacted third parties to solicit indications of interest in a possible acquisition of, or possible business combination with, Excel Technology. In connection with its review, with the consent of Excel Technology, UBS did not assume any responsibility for independent verification of any of the information that was reviewed by UBS for the purpose of its opinion and, with the consent of Excel Technology, UBS relied on that information being complete and accurate in all material respects. In addition, with the consent of Excel Technology, UBS did not make any independent evaluation or appraisal of any of the assets or liabilities, contingent or otherwise, of Excel Technology or Coherent, and was not furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates, UBS assumed, at the direction of Excel Technology, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Excel Technology as to the future performance of Excel Technology. UBS' opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and information made available to UBS as of, the date of its opinion.

         In connection with rendering its opinion, UBS performed a variety of financial and comparative analyses, which are summarized below. The following summary is not a complete description of all analyses performed and factors considered by UBS in connection with its opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description.

         UBS believes that its analyses and the summary below must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying UBS' analyses and opinion. None of the analyses performed by UBS were assigned greater significance or reliance by UBS than any other. UBS did not form an opinion as to whether any individual analysis or factor, whether positive or negative, considered in isolation, supported or failed to support UBS' opinion. UBS arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.

         The estimates of Excel Technology's future performance provided by Excel Technology management in or underlying UBS's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analysis, UBS considered industry performance, general business and economic conditions and other matters, many of which are beyond Excel Technology's control. Estimates of the financial value of companies do not necessarily purport to be appraisals or reflect the prices at which companies actually may be sold.

         The decision to enter into the merger agreement and to agree to the merger consideration negotiated between Excel Technology and Coherent was solely that of the Excel Technology board of directors. UBS' opinion and financial analyses were only one of many factors considered by the Excel Technology board of directors in its evaluation of the proposed transaction and should not be viewed as determinative of the views of Excel Technology's board of directors or management with respect to the merger and the merger consideration.

         The following is a brief summary of the material financial analyses performed by UBS and reviewed with the Excel Technology board of directors in connection with UBS' opinion relating to the proposed transaction. THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO FULLY UNDERSTAND UBS' FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. CONSIDERING THE DATA BELOW WITHOUT CONSIDERING THE FULL NARRATIVE DESCRIPTION OF THE FINANCIAL ANALYSES, INCLUDING THE METHODOLOGIES AND ASSUMPTIONS UNDERLYING THE ANALYSES, COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF UBS' FINANCIAL ANALYSES.


         ANALYSIS OF SELECTED PUBLICLY TRADED COMPANIES

         UBS compared selected financial information and operating statistics of Excel Technology to corresponding financial information and operating statistics of the following selected publicly held companies that UBS considered reasonably comparable:

         o        Coherent, Inc.

         o        Newport Corporation

         o        Rofin-Sinar Technologies, Inc.

         UBS calculated the multiples of enterprise value (which consists of market value of the particular company's equity, plus the particular company's debt and minority interest, less cash and cash equivalents) to the following financial information and operating statistics for each of Excel Technology and the selected companies based on closing stock prices as of February 14, 2006:

         o        calendar years 2005 and 2006 estimated revenue;

         o calendar years 2005 and 2006 estimated earnings before interest, taxes, depreciation and amortization, or EBITDA;

         UBS calculated the multiples of stock price to the following financial information for each of Excel Technology and the selected companies based on closing stock prices as of February 14, 2006, and, in the case of Excel Technology, at the $30.00 per share merger consideration to be paid in the proposed transaction:

         o calendar years 2005 and 2006 estimated diluted earnings per share, or EPS

         Estimated financial data for the selected companies was based on various publicly available Wall Street research reports. UBS then calculated the mean, median, high and low enterprise value and stock price multiples for the universe of selected publicly traded companies. UBS compared the resulting range of multiples for the selected companies to Excel Technology's multiples based
(1) on the closing price of Excel Technology's common stock on February 14, 2006, and (2) on the proposed merger consideration of $30.00 per share, in each case using estimated financial data for Excel Technology (a) based on various publicly available Wall Street analyst research reports, and (b) provided by Excel Technology's management. The results of UBS' calculations are presented in the table below:

                                                            ENTERPRISE VALUE/
                                                      ------------------------------
                                                                                       CALENDAR    CALENDAR
                                                      CALENDAR YEAR    CALENDAR YEAR     YEAR       YEAR
                                                          2005E            2006E         2005E      2006E
                                                      -------------    -------------   PRICE PER   PRICE PER
                                                              EBITD            EBITD   SHARE/EP    SHARE/EP
                                                      SALES     A      SALES     A         S          S
------------------------------------------------------------------------------------------------------------
OVERALL
Mean                                                  1.7x    11.0x    1.5x    10.2x     24.6x      21.9x
Median                                                 1.8      9.6     1.6      8.2      24.2       23.7
Minimum                                                1.3      8.2     1.2      7.8      18.4       17.0
Maximum                                                1.9     15.2     1.8     14.5      31.1       25.0

EXCEL TECHNOLOGY BASED ON CLOSING PRICE OF EXCEL
TECHNOLOGY COMMON STOCK ON FEBRUARY 14, 2006
Wall Street Estimates                                 2.1x    12.6x    1.9x     9.7x     21.2x      17.5x
Management Estimates                                   2.1     12.6     1.8      8.2      21.2       14.3

EXCEL TECHNOLOGY BASED ON $30.00 PER SHARE
MERGER CONSIDERATION
Wall Street Estimates                                 2.4x    13.9x    2.1x    10.7x     22.9x      18.9x
Management Estimates                                   2.4     13.9     1.9      9.0      22.9       15.4
------------------------------------------------------------------------------------------------------------

         UBS noted none of the selected companies is either identical or directly comparable to Excel Technology and that any analyses of selected companies necessarily involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.

         ANALYSIS OF SELECTED PRECEDENT TRANSACTIONS

         UBS analyzed certain information for the following nine selected transactions in the laser and marking industries announced since 1998. The transactions considered and the month and year each transaction was announced were as follows:

ACQUIROR                           TARGET                             ANNOUNCEMENT DATE
---------------------------------------------------------------------------------------
Coherent, Inc.                     Tuilaser AG                        June 2005
Danaher Corp.                      Linx Printing Technologies plc     October 2004
Newport Corp.                      Spectra-Physics, Inc.              June 2004
Coherent, Inc.                     Lambda Physik AG (40% stake)       April 2003
Danaher Corp.                      Willett International Limited      November 2002
Danaher Corp.                      Videojet Technologies, Inc.        January 2002
Rofin Sinar Technologies, Inc.     Carl Baasel Lasertechnik GmbH      May 2000
Illinois Tool Works, inc.          Trident International              January 1999
Lumonics, Inc.                     General Scanning, Inc.             October 1998
---------------------------------------------------------------------------------------

         For each of the selected transactions, UBS calculated and compared the resulting multiples of enterprise value (which consists of market value of the particular company's equity, plus the particular company's debt and minority interest, less cash and cash equivalents) to the following financial information and operating statistics for the target company:

         o latest twelve-months, or LTM, sales as of the latest fiscal quarter immediately preceding the announcement of the relevant transaction for which quarterly financials were available; and

         o LTM EBITDA as of the latest fiscal quarter immediately preceding the announcement of the relevant transaction for which quarterly financials were available.

         Estimated financial data for the selected target companies was based on public filings. UBS utilized estimated financial data for Excel Technology as provided by Excel Technology's management. UBS then calculated the mean, median, high and low enterprise value multiples for the selected companies. The results of UBS' calculations are presented in the table below:

                                    TOTAL ENTERPRISE VALUE/LTM
                                   ----------------------------
                                       SALES        EBITDA
---------------------------------------------------------------
Mean                                    1.3x         10.0x
Median                                  1.2           9.4
High                                    2.6          13.8
Low                                     0.5           6.1

Excel Technology at $30.00 per
share Merger Consideration              2.4x         13.9x
---------------------------------------------------------------

         UBS noted that none of the selected precedent transactions is either identical or directly comparable to the proposed transaction and that any analysis of selected precedent transactions necessarily involves complex considerations and judgments concerning financial and operating characteristics and the other factors that could affect the acquisition values of the companies concerned.

         OTHER FACTORS

         In rendering its opinion, UBS also reviewed and considered other information and data, including:

         o        historical and expected financial results of Excel Technology;

         o historical trading prices and trading volumes of Excel Technology's common stock during the period from February 14, 2003 through February 14, 2006;

         o the premiums implied in the proposed transaction based on the merger consideration of $30.00 per share and (a) the closing price of Excel Technology's common stock on February 14, 2006 and on the one week, one month, three months, six months and one year immediately preceding February 14, 2006 and (b) the average daily closing prices of Excel Technology's common stock over the one-week, one-month, three-month, six-month and one-year periods preceding February 14, 2006;

         o certain publicly available Wall Street research reports for Excel Technology;

         o historical and expected financial statistics of selected publicly held companies that UBS considered reasonably comparable; and

         o a comparison of financial forecasts and estimates provided by Excel Technology in November 2004 to the actual financial results of Excel Technology for calendar years 2004 and 2005.

         MISCELLANEOUS

         Under the terms of its engagement, Excel Technology has agreed to pay UBS a $500,000 fee upon delivery of its opinion and a $2,500,000 transaction fee payable upon consummation of the proposed transaction, against which the opinion fee will be credited. UBS may also be entitled to receive additional compensation for its financial advisory services, in an amount not to exceed $500,000, payable at the sole and absolute discretion of the Board of Directors of Excel Technology upon consummation of the proposed transaction. In addition, Excel Technology has agreed to reimburse UBS for its reasonable expenses, including fees and disbursements of counsel, and to indemnify UBS and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement.

         Excel Technology selected UBS as a financial advisor in connection with the transaction because UBS is an internationally recognized investment banking firm with substantial experience in similar transactions and is familiar with Excel Technology and its business. UBS is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

         In the ordinary course of business, UBS, its successors and affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of Excel Technology and Coherent and, accordingly, may at any time hold a long or short position in such securities.

INTERESTS OF OUR DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

         In considering the recommendation of our board of directors with respect to the merger, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. These interests may create potential conflicts of interests and, to the extent material, are described below. Our board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement.

         EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL PAYMENTS

         We have entered into employment agreements with our executive officers that contain protective change in control arrangements. A summary of the material provisions of these agreements is provided below:

         J. DONALD HILL. Mr. Hill, our Chairman of the Board, has an employment agreement which expires on October 9, 2007. Mr. Hill's employment agreement provides that (a) in the event his employment is terminated without cause, he is entitled to receive his base salary ($175,000) for a period of two years from termination, and (b) in the event of a Change of Control, he is entitled to a payment of $1,000,000, plus a gross up of any excise tax payable by him with respect to any portion of such payment constituting an excess parachute payment under Section 280G of the Internal Revenue Code. Change of Control, as defined in Mr. Hill's employment agreement, will include the merger with Coherent. In connection with the merger, Mr. Hill's employment agreement will be cancelled and he will receive a payment of $500,000 ($850,000 less than that to which he would be otherwise entitled) in complete satisfaction of the obligation for a Change of Control Payment and severance. Coherent is not entering into a new employment agreement with Mr. Hill in connection with the merger.

         ANTOINE DOMINIC. Mr. Dominic, our President and Chief Executive Officer, has an employment agreement which has an expiration date of October 9, 2006; but, unless the parties reach an agreement for continued employment prior to the expiration of the term (there being an obligation for the parties to enter into good faith negotiations regarding continued employment at least 90 days prior to the expiration thereof), the employment agreement automatically is renewed for a period of one year, and continues to renew at the end of each subsequent year until (a) the parties agree to new terms of employment, or (b) employment is terminated pursuant to the express provisions of the employment agreement (e.g. he is terminated without cause). Currently, Mr. Dominic receives a base salary of $550,000 and has a bonus plan providing for bonus payments, on a quarterly basis, equal to 3% of pre-tax profits if such profits for the quarter do not exceed $1,500,000, 4% of pre-tax profits if such profits for the quarter exceed $1,500,000 but do not exceed $2,500,000, and 5% of pre-tax profits if such profits for the quarter exceed $2,500,000. Mr. Dominic's employment agreement provides that (a) in the event his employment is terminated without cause, he is entitled to receive (1) his base salary for a period of two years from termination, and (2) his bonus compensation through (A) October 9, 2006 (in the event his employment is terminated without cause prior thereto), or
(B) the date of termination (in the event his employment agreement is terminated without cause after October 9, 2006), in either case (A) or (B), in an amount not less than that received for the same applicable period of the prior year, and (b) in the event of a Change of Control, he is entitled to a payment equal to 300% of his base salary for the year in which the Change of Control takes place (but in no event less than $1,000,000) plus a gross up of any excise tax payable by him with respect to any portion of such payment constituting an excess parachute payment under Section 280G of the Internal Revenue Code. Change of Control, as defined in Mr. Dominic's employment agreement, will include the merger with Coherent. In connection with the merger, Mr. Dominic's employment agreement will be cancelled and he will receive a payment of $4,700,000 in complete satisfaction of the obligation for a Change of Control payment, severance and future bonuses. Coherent is not entering into a new employment agreement with Mr. Dominic in connection with the merger.

         ALICE VARISANO. Ms. Varisano, our Chief Financial Officer, has an employment agreement which expires on December 28, 2008. Ms. Varisano's employment agreement provides that (a) in the event her employment agreement is terminated due to a Change of Control she is entitled to receive a severance payment equal to two years of compensation (including base salary of $275,000, expense allowance of $25,000, and a minimum bonus of $50,000), and (b) in the event of a Change of Control, she is entitled to receive a payment of $300,000, plus a gross up of any excise tax payable by her with respect to any portion of such payment constituting an excess parachute payment under Section 280G of the Internal Revenue Code. Change of Control, as determined in Ms. Varisano's employment agreement, will include the merger with Coherent. In connection with the merger, Ms. Varisano's employment agreement will be cancelled and she will receive a payment of $900,000 in complete satisfaction of the obligation for a change of Control payment and severance. Coherent is not entering into a new employment agreement with Ms. Varisano in connection with the merger.

         PURCHASE OF STOCK OPTIONS

         Our directors and executive officers have options to purchase shares of Excel Technology common stock at varying prices, all of which are fully vested. Immediately prior to and contingent upon the effectiveness of the merger, Excel Technology will purchase all of such options having an exercise price of less than $30.00 per share for a cash payment equal to the amount by which $30.00 per share exceeds the exercise price per share for each share of our common stock subject to the option multiplied by the number of shares issuable upon exercise in full of the option. The following table sets forth the number of stock options owned by each of our directors and executive officers which will be purchased in connection with the merger, the weighted average exercise price, and the aggregate consideration to be received therefor:

  Name of Director       Number of Options    Weighted Average      Aggregate
Or Executive Officer      to be Purchased      Exercise Price     Consideration*
--------------------      ---------------      --------------     --------------

Donald Hill                   416,667             $15.1980          $6,167,524
Antoine Dominic               469,792             $20.2773          $4,567,630
Alice Varisano                 40,000             $26.5100           $139,600
Howard S. Breslow              60,000             $21.8667           $488,000
Steve Georgiev                 20,000             $22.5900           $148,200
Ira Lamel                      40,000              $25.000           $200,000
Donald Weeden                  30,000             $22.4476           $226,600

                  * These amounts may be reduced by any applicable withholding requirements.

         INDEMNIFICATION AND INSURANCE

         For six years after the completion of the merger, the certificate of incorporation and bylaws of the company surviving the merger will contain provisions regarding exculpation, indemnification and advancement of expenses which are at least as favorable, to the directors and officers who were indemnified by Excel Technology immediately prior to completion of the merger, as the exculpation, indemnification and advancement provisions that were contained in the certificate of incorporation and bylaws of Excel Technology in effect at the time the merger agreement was executed.

         Coherent has also agreed to have the Company surviving the merger use all reasonable efforts to cause to be maintained directors' and officers' liability insurance, for events occurring prior to the effective time, containing terms no less favorable to the insured than the current insurance maintained by us to cover the persons serving as officers and directors immediately prior to the effective time, for a period of six years after completion of the merger, although Coherent will not be obligated to make annual premium payments in excess of 200% of the premiums currently paid by Excel Technology for insurance.

         This continued indemnification and coverage merely extends beyond closing of the merger the protections for our directors and officers that existed prior to the date of the merger agreement.

         INTEREST OF HOWARD S. BRESLOW, ESQ. AND EXCEL TECHNOLOGY'S LAW FIRM

         Howard S. Breslow, Esq., a member of our board of directors, is a member of Breslow & Walker, LLP, our outside general legal counsel. Breslow & Walker, LLP has represented Excel Technology in connection with the merger and will receive a fee for legal services of $1,300,000 in connection with the merger.

         THE INTERESTS DESCRIBED ABOVE MAY INFLUENCE OUR DIRECTORS AND EXECUTIVE OFFICERS IN MAKING THEIR RECOMMENDATIONS THAT YOU VOTE IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT. YOU SHOULD BE AWARE OF THESE INTERESTS WHEN YOU CONSIDER OUR BOARD'S RECOMMENDATION THAT YOU VOTE IN FAVOR OF THE MERGER AGREEMENT.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following is a discussion of the material federal income tax consequences of the merger to holders of Excel Technology common stock. The discussion is based upon the Internal Revenue Code, Treasury regulations, IRS rulings and judicial and administrative decisions in effect as of the date of this proxy statement, all of which are subject to change (possibly with retroactive effect) or to different interpretations. The following discussion is limited to the material federal income tax aspects of the merger to a stockholder of Excel Technology who is a citizen or resident of the United States and who, on the date on which the merger is completed, holds shares of Excel Technology common stock as a capital asset. The following discussion does not address taxpayers subject to special treatment under federal income tax laws, such as insurance companies, financial institutions, dealers in securities, tax-exempt organizations, S corporations and taxpayers subject to the alternative minimum tax. In addition, the following discussion may not apply to stockholders who acquired their shares of Excel Technology common stock upon the exercise of employee stock options or otherwise as compensation for services or who hold their shares as part of a hedge, straddle or conversion transaction.

         The following discussion does not address potential foreign, state, local and other tax consequences of the merger. All stockholders are urged to consult their own tax advisors regarding the federal income tax consequences, as well as the foreign, state and local tax consequences, of the disposition of their shares in the merger.

         For federal income tax purposes, the merger will be treated as a taxable sale or exchange of Excel Technology common stock for cash by each Excel Technology stockholder (including any stockholder who properly exercises dissenters' rights). Accordingly, the federal income tax consequences to the Excel Technology stockholders receiving cash generally will be as follows:

         o The stockholder will recognize a capital gain or loss upon the disposition of the stockholder's shares of Excel Technology common stock pursuant to the merger.

         o The capital gain or loss, if any, will be long-term with respect to shares of Excel Technology common stock held for more than twelve months as of the effective time of the merger.

         o The amount of capital gain or loss recognized by each stockholder will be measured by the difference between the amount of cash received by the stockholder in connection with the merger, or cash received in connection with the exercise of dissenters' rights, and the stockholder's adjusted tax basis in the shares of Excel Technology common stock at the effective time of the merger.

         Cash payments made pursuant to the merger, including any cash paid to a stockholder who properly exercises dissenters' rights, will be reported to Excel Technology stockholders and the Internal Revenue Service to the extent required by the Internal Revenue Code and applicable regulations. These amounts will ordinarily not be subject to withholding of U.S. federal income tax. However, a backup withholding of the tax at a rate of 28% may apply to a stockholder who fails to supply Excel Technology or U.S. Bank, as payment agent, with the stockholder's taxpayer identification number or has received notice from the Internal Revenue Service of a failure to report all interest and dividends required to be shown on the stockholder's federal income tax returns. Accordingly, each Excel Technology stockholder will be asked to provide a correct taxpayer identification number on a Substitute Form W-9 which is to be included in the appropriate letter of transmittal for the shares of Excel Technology common stock.

DELISTING AND DEREGISTRATION OF EXCEL TECHNOLOGY COMMON STOCK

         Following the completion of the merger, our common stock will be delisted from the Nasdaq National Market and deregistered under the Exchange Act, and we will no longer file periodic reports with the Securities Exchange Commission.

REGULATORY APPROVALS

         Under the HSR Act and related rules, Excel Technology and Coherent may not complete the merger until the expiration of a 30-day waiting period following the filing of notification reports with the Department of Justice and the Federal Trade Commission by Coherent and Excel Technology, unless a request for additional information or documentary material is received from the Federal Trade Commission or the Department of Justice or unless early termination of the waiting period is granted. If, within the initial 30-day waiting period, either the Department of Justice or the Federal Trade Commission requests additional information or documentary material concerning the merger, then the waiting period will be extended until the 30th calendar day after the date of substantial compliance with the request by both parties, unless earlier terminated by the Federal Trade Commission or Department of Justice. Only one extension of the waiting period pursuant to a request for additional information is authorized by the HSR Act. Thereafter, the waiting period may be extended only by court order or with the consent of the parties.

THE MERGER AGREEMENT

         The following summary describes the material provisions of the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is attached to this proxy statement as Annex A. We encourage you to read it carefully in its entirety for a more complete understanding of the merger agreement.

         THE MERGER

         Merger Sub, a wholly owned subsidiary of Coherent, will merge with an into Excel Technology with Excel Technology surviving as a wholly owned subsidiary of Coherent. Merger Sub was created solely for the purpose of the merger and has no significant assets and no operations of its own.

         EFFECTIVE TIME OF THE MERGER

         The merger will become effective when Excel Technology and Coherent file a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as may be agreed upon in writing by Excel Technology and Coherent and specified in the certificate of merger), which filing will take place on the day of the closing of the merger. The closing of the merger will take place no later than the second business day after the satisfaction or waiver of all of the closing conditions set forth in the merger agreement or at such other time as Excel Technology and Coherent agree upon in writing.

         TREATMENT OF OUR COMMON STOCK AND STOCK OPTIONS IN THE MERGER

         COMMON STOCK. At the effective time of the merger, each issued and outstanding share of our common stock will be cancelled and converted into the right to receive $30.00 in cash, without interest (other than shares held by our stockholders exercising dissenters' rights to appraisal).

         STOCK OPTIONS. Immediately prior to and contingent upon the effectiveness of the merger, each outstanding stock option (all of which are vested or will vest as a result of the merger) having an exercise price of less than $30.00 per share will be purchased by Excel Technology for a cash payment equal to the amount by which $30.00 per share exceeds the exercise price per share for each share of our common stock subject to the option multiplied by the number of shares issuable upon the exercise in full of the option.

         EXCHANGE AND PAYMENT PROCEDURES

         At or prior to the effective time of the merger, Coherent will deposit an amount of cash sufficient to pay the merger consideration to each of our stockholders with a payment agent. As promptly as reasonably practicable after the effective time, the payment agent will mail a letter of transmittal and instructions to the Excel Technology stockholders. The letter of transmittal and instructions will instruct you how to surrender Excel Technology common stock certificates in exchange for the merger consideration.

         You will not be entitled to receive the merger consideration until you surrender your Excel Technology stock certificate or certificates to the payment agent, together with a duly completed and executed letter of transmittal.

         No interest will be paid or will accrue on the cash payable upon surrender of the certificates. Coherent or the payment agent will be entitled to deduct and withhold, and pay to the appropriate taxing authorities, any applicable taxes from the merger consideration. Any sum which is withheld and paid to a taxing authority by the payment agent will be deemed to have been paid to the person to whom the consideration would otherwise have been paid.

         None of the payment agent, Excel Technology or Coherent will be liable to any person for any cash delivered to a public official under any applicable abandoned property, escheat or similar law. Any portion of the merger consideration deposited with the payment agent that remains undistributed to the holders of certificates evidencing shares of our common stock for nine months after the effective time of the merger, will be delivered to the surviving corporation to be held in trust for the holders. Holders of certificates who have not surrendered their certificates prior to the delivery of the funds to the surviving corporation may only look to the surviving corporation for the payment of the merger consideration.

         If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration, you will have to make an affidavit of the loss, theft or destruction before the payment agent issues the cash constituting the merger consideration and Coherent may, in its discretion and as a condition precedent to the issuance of the cash, require you to post a bond in an amount as it may reasonably direct as indemnity against any claim that may be made against Coherent, Excel Technology or the payment agent.

         In all cases, the merger consideration will be paid only in accordance with the procedures set forth in the merger agreement and letter of transmittal.

         REPRESENTATIONS AND WARRANTIES

         We make various representations and warranties to Coherent and Merger Sub in the merger agreement. Our representations and warranties relate to, among other things:

         o corporate organization, good standing, power to do business and subsidiaries;

         o        our capital structure;

         o our corporate power and authority to enter into the merger agreement and to complete the transactions contemplated by the merger agreement;

         o the absence of violations of or conflicts with our governing documents, applicable law or certain agreements as a result of entering into the merger agreement and completing the merger;

         o the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

         o our Securities and Exchange Commission filings since December 31, 2001, including the financial statements contained in those filings, and the establishment and maintenance of disclosure controls and procedures and a system of internal control over financial reporting;

         o the absence of certain changes or events since September 30, 2005;

         o the proper preparation and timely filing of tax returns and timely payment of taxes;

         o        our intellectual property;

         o compliance with applicable laws; possession of necessary governmental authorizations;

         o        litigation;

         o        disclosure of brokers' and finder's fees;

         o        disclosure of transactions with affiliates;

         o our employee benefit plans and agreements and employment and labor matters;

         o        title to our properties;

         o        environmental matters;

         o disclosure of, and the absence of a default under, material contracts;

         o accuracy of information supplied for the proxy statement in connection with the merger;

         o board of directors approval of the merger agreement and its recommendation that our stockholders adopt the merger agreement;

         o the receipt by our board of directors of a fairness opinion from our financial advisor; and

         o the inapplicability of state anti-takeover statutes and regulations to the merger.

         The merger agreement also contains various representations and warranties made by Coherent and Merger Sub to us. The representations and warranties relate to, among other things:

         o their corporate organization, good standing, power to do business and Merger Sub;

         o their corporate power and authority to enter into the merger agreement and to complete the transactions contemplated by the merger agreement;

         o the absence of violations of or conflicts with their governing documents, applicable law or certain agreements as a result of entering into the merger agreement and completing the merger;

         o the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

         o Coherent's Securities and Exchange Commission filings for the fiscal year ended September 30, 2005 and the fiscal quarter ended December 31, 2005;

         o accuracy of information supplied for the proxy statement in connection with the merger;

         o        board of directors approval of the merger agreement;

         o absence of operations of Merger Sub other than in connection with the merger;

         o the availability of cash at closing to pay the merger consideration.

         The representations and warranties of each of the parties to the merger agreement will expire upon the effective time of the merger.

         The representations and warranties of each of the parties to the merger agreement have been made solely for the benefit of the other party or parties, as applicable, to the merger agreement, and such representations and warranties should not be relied on by any other person. In addition, our representations and warranties were made as of a specified date, may be qualified by a standard of materiality different from what might be viewed as material to stockholders, may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts, or are qualified by the information in the disclosure schedules that we have delivered to Coherent in connection with signing the merger agreement. The disclosure schedules referred to above contain information (including information that has been included in our prior public disclosures, as well as potential additional non-public information) that modifies, qualifies and creates exceptions to the representations and warranties set forth in the merger agreement, regardless of whether an exception is noted. Accordingly, you should not rely on the representations and warranties as current characterizations of factual information about us, Coherent or Merger Sub. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, which subsequent information may or may not be fully reflected in our public disclosures.

         CONDUCT OF BUSINESS OF EXCEL TECHNOLOGY PENDING THE MERGER

         We have agreed that prior to completion of the merger, unless Coherent otherwise consents in writing, we will conduct our business in the ordinary course of business consistent with past practice, continue to pay our debts and taxes when due, and use all reasonable efforts consistent with past practice, to preserve intact our business organization, keep available the services of our present executive officers and employees, and preserve our relationships with customers, suppliers, licensors, licensees and other persons with whom we do business consistent with our past practices.

         We have also agreed that prior to the merger, subject to certain exceptions or unless Coherent gives its prior written consent, we will not, nor will we permit any of our subsidiaries to, do any of the following:

         o        enter into a new line of business;

         o declare or pay dividends or other distributions on capital stock, or split, combine, reclassify or otherwise issue capital stock, except for any such transaction in the ordinary course of business consistent with past practice by a wholly owned subsidiary that remains a wholly owned subsidiary;

         o purchase, redeem or acquire any of our capital stock or the capital stock of any of our subsidiaries;

         o issue, sell, pledge or otherwise encumber any capital stock or other voting securities or other securities convertible into capital stock or other voting securities, except: issuances on exercise of outstanding options and limited grants of new options in the ordinary course of business consistent with past practice;

         o        amend our governing documents or those of our subsidiaries;

         o acquire by merger, consolidation, purchase of equity or asset purchase any business or any party or division thereof;

         o enter into any joint venture, strategic partnership or alliance;

         o sell, lease, license or encumber any assets, except for the sale, license, encumbrance or disposition of property or assets which are not material to us or in the ordinary course of business;

         o make any loans, advances or capital contributions to, or investments in, any other person, except for loans to or investments in any of our subsidiaries, employee loans or advances for expenses in the ordinary course of business consistent with past practice;

         o change our methods or principles of accounting, except as required by U.S. generally accepted accounting principles;

         o make any tax election or accounting method change reasonably likely to materially adversely affect our tax liability or tax attributes, or settle any material income tax liability or consent to any extension or waiver of any limitation period with respect to taxes;

         o        revalue any assets;

         o pay or settle liabilities or litigation other than in the ordinary course of business and requiring monetary payment not in excess of certain specified thresholds or fail to enforce any confidentiality or similar agreement;

         o make certain changes in employee compensation, employee plans, company options or employment agreements;

         o grant any exclusive rights with respect to our intellectual property;

         o enter into contracts binding us, the surviving corporation, or Coherent (after the completion of the merger) to any noncompetition, exclusivity or similar restrictions;

         o enter into any agreement that would give a third party after the merger any right to any intellectual property or access to any source code;

         o        hire employees other than in the ordinary course of business;

         o incur any indebtedness or guarantee any indebtedness of another person, issue any debt securities or other rights to acquire any debt securities, guarantee any debt securities of another person, or enter into an agreement to maintain any financial statement condition of any other person, or enter into any arrangement having the economic effect of any of the foregoing, except in the ordinary course of business consistent with past practice;

         o make any payments outside of the ordinary course of business or capital expenditure beyond those budgeted;

         o amend adversely or terminate any material contract or waive or assign any rights under a material contract other than in the ordinary course of business consistent with past practice;

         o enter into any contracts requiring payments in the aggregate of more than $1,500,000 individually, or $5,000,000 in the aggregate; or

         o agree in writing or otherwise to take any of the actions listed above.

         STOCKHOLDERS MEETING AND DUTY TO RECOMMEND

         We have agreed to call a meeting of our stockholders promptly following the execution of the merger agreement (in any event within 45 days after this proxy statement is cleared by the Securities and Exchange Commission, or if no comments are received from the Securities and Exchange Commission on or prior to the expiration of the ten day waiting period, within 55 days after the filing of this proxy statement with the Securities and Exchange Commission) for the purpose of obtaining adoption by our stockholders of the merger agreement and to use all reasonable efforts to solicit the adoption of the merger agreement by our stockholders. Our board of directors has unanimously agreed to recommend the adoption of the merger agreement by our stockholders. Subject to certain restrictions, prior to the adoption by our stockholders of the merger agreement with Coherent, our board, however, is permitted to withhold, withdraw or modify, in a manner adverse to Coherent, its recommendation, in each case if our board determines in good faith, after consultation with its outside financial and legal advisors, that the failure to do so would reasonably be expected to breach its fiduciary duties under applicable law. See "The Merger-The Merger Agreement-Change of Recommendation" on page 28 for more details on our board of directors' rights to withdraw its recommendation in any manner adverse to Coherent.

         NO SOLICITATION OF TRANSACTIONS

         The merger agreement contains detailed provisions prohibiting us from seeking an alternative transaction to the merger. Under these "no solicitation" provisions, we agree that we may not, subject to specific exceptions described below, directly or indirectly:

         o solicit, initiate, encourage, knowingly facilitate or induce any inquiry with respect to, or the making, submission or announcement of, any acquisition proposal (as described below);

         o participate in any discussions or negotiations regarding, or furnish to any person any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any acquisition proposal;

         o engage in discussions with any person with respect to any acquisition proposal, except as to the existence of these "no solicitation" provisions;

         o        approve, endorse or recommend any acquisition proposal;

         o release any third party from any confidentiality or standstill agreement, or fail to enforce or grant any waiver, consent or request to, any acquisition proposal under such agreement; or

         o enter into any letter of intent or other agreement related to any acquisition proposal.

         For purposes of the merger agreement, an "acquisition proposal" is any offer or proposal with respect to Excel Technology or its subsidiaries relating to any of the following:

         o the acquisition by a third party or group unrelated to Coherent of more than a 10% interest in our outstanding voting securities or those of any of our subsidiaries;

         o any tender offer or exchange offer that would result in a third party or group unrelated to Coherent beneficially owning securities representing 10% or more of our outstanding voting securities or those of any of our subsidiaries;

         o any merger, consolidation, business combination or similar transaction;

         o any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 10% of our consolidated assets; or

         o        any liquidation or dissolution of Excel Technology.

         Under the merger agreement, we agreed to cease all existing activities, discussions or negotiations with any third parties conducted prior to February 20, 2006, with respect to any acquisition proposal.

         As promptly as practicable (and in any event no later than 24 hours) after our receipt of any acquisition proposal or any related request for nonpublic information or inquiry, we must notify Coherent of the material terms and conditions of the proposal, request or inquiry, the identity of the person or group making the proposal, request or inquiry, and all related written materials provided in connection with the proposal, request or inquiry. We also agreed to provide Coherent with two (2) business days prior notice (or such lesser prior notice as is provided to our board of directors) of any meeting of our board of directors to discuss the acquisition proposal.

         SUPERIOR OFFERS

         If at any time prior to the adoption of the merger agreement by our stockholders, we receive an unsolicited bona fide written acquisition proposal that our board of directors determines in good faith, after consultation with our outside legal counsel and our financial advisor, is or is reasonably likely to result in a superior offer (as described below), then we may, but only if and to the extent our board of directors reasonably determines in good faith, after receipt of advice from our outside legal counsel, that the failure to provide the information or enter into the negotiations would reasonably be expected to result in a breach of fiduciary duties under applicable law, (a) furnish nonpublic information to the third party making the proposal as long as (i) before providing any nonpublic information, we give Coherent no less than 24 hours written notice of our intention to do so, and (ii) we receive from the third party a customary confidentiality agreement, and we furnish any nonpublic information provided to the third party at the same time to Coherent (to the extent not previously provided to Coherent), and (b) enter into negotiations with the third party as long as we give Coherent 24 hours prior written notice thereof.

         For purposes of the merger agreement, a superior offer is defined as an unsolicited, bona fide written acquisition proposal (except that each reference to 10% described above under the description of an acquisition proposal is substituted by 50%) that the board of directors has in good faith concluded, after consultation with our outside legal counsel and financial advisor, taking into account among other things, all legal, financial, regulatory or other aspects of the offer and the person making the offer, to be more favorable from a financial point of view, to our stockholders than the terms of the merger agreement with Coherent (taking into account all of the terms of any proposal by Coherent to amend or modify the merger agreement) and reasonably capable of being consummated without unreasonable delay.

         CHANGE OF RECOMMENDATION

         Solely in response to the receipt of a superior offer, our board of directors is permitted to withhold, withdraw, modify or amend its unanimous recommendation in favor of the merger and enter into a written agreement memorializing such superior offer, and, in the case of a superior offer that is a tender offer or exchange offer made directly to our stockholders, may recommend that our stockholders accept the tender offer or exchange offer, if all of the following conditions are met:

         o        a superior offer has been made and not withdrawn;

         o        our stockholders meeting has not yet occurred;

         o we have (a) provided Coherent prior written notice stating expressly (i) that we have received a superior offer, (ii) the final terms and conditions of the superior offer and the identity of the third party making the superior offer, and
                  (iii) that we intend to withhold, withdraw, amend or modify our recommendation in favor of the merger with Coherent, and the manner in which we intend to do so, (b) provided Coherent all written materials delivered to the third person in connection with the superior offer, and (c) made available to Coherent all other information made available to the third person in connection with the superior offer;

         o our board of directors has concluded in good faith, after receipt of advice of its outside legal counsel, that the failure to change the recommendation or enter into an agreement with respect to the superior offer is reasonably likely to result in a breach of its fiduciary obligations to our stockholders under applicable law;

         o we have not breached our obligations with respect to the stockholder meeting, non-solicitation of acquisition proposals, notification of acquisition proposals, superior offers and change of our board of directors' recommendation;

         o at least two (2) business days shall have elapsed since we gave Coherent notice of our intent to change our recommendations;

         o during such two day period, we engage in good faith negotiations with Coherent with respect to adjustments to the terms of the merger agreement that Coherent may suggest; and

         o our board of directors, after consultation with our legal counsel and financial advisor does not conclude that the acquisition proposal no longer constitutes a superior offer.

         Unless the merger agreement is terminated, our obligation to hold the stockholders' meeting to adopt the merger agreement is not limited by the receipt of any acquisition proposal, or by any change of recommendation, and we cannot submit any acquisition proposal to our stockholders.

         The merger agreement permits us and our board of directors to comply with Rule 14d-9 and Rule 14e-2 under the Exchange Act, with regard to an acquisition proposal that we receive.

         If we enter into an agreement with respect to a superior offer, we may terminate the merger agreement, subject to payment to Coherent of a $14,106,154 termination fee as further described under "The Merger -The Merger Agreement-Termination" on page 31 and "Termination Fees" on page 32.

         AGREEMENT TO USE COMMERCIALLY REASONABLE EFFORTS

         We and Coherent have agreed to use all commercially reasonable efforts to consummate the merger and any other transactions contemplated by the merger agreement, including to cause the conditions of the merger to be satisfied, obtain governmental approvals, defend any suits challenging the merger and obtain third party consents, except that neither we nor Coherent will be required to take any action of divestiture.

         We and Coherent have also agreed to use all reasonable efforts to obtain any antitrust regulatory approvals, including without limitation U.S. antitrust approval.

         CONDITIONS TO CLOSING OF THE MERGER

         Each party's obligation to effect the merger is subject to the satisfaction or waiver of various conditions, which include the following:

                  MUTUAL CONDITIONS OF EXCEL TECHNOLOGY AND COHERENT. Both our obligation and Coherent's to complete the merger are subject to the satisfaction or waiver of the following conditions:

                  o        our stockholders adopt the merger agreement;

                  o no governmental entity shall have enacted or issued any statute, regulation, order, decree, injunction or other order which makes illegal or otherwise prohibits or prevents the merger; and

                  o the waiting periods (and any extensions thereof) under the HSR Act with respect to the merger have expired or been terminated early.

                  ADDITIONAL CONDITIONS OF EXCEL TECHNOLOGY. Our obligation to complete the merger is also subject to the satisfaction or waiver of the following conditions:

                  o the truth and correctness of Coherent's and Merger Sub's representations and warranties in all material respects, except as would not have a material adverse effect on Coherent at the closing;

                  o the performance, in all material respects, by Coherent and Merger Sub of their respective covenants and agreements in the merger agreement; and

                  o no change, event, violation, inaccuracy, circumstances or effect that has had or would reasonably be expected to have a material adverse effect on Coherent has occurred and is continuing.

                  ADDITIONAL CONDITIONS OF COHERENT. The obligation of Coherent to complete the merger is also subject to the satisfaction or waiver of the following conditions:

                  o our representations and warranties are true and correct, except (other than with respect to our representations and warranties concerning our capital structure and approval of the merger agreement by our board of directors which shall be true and correct in all material respects), as would not have a material adverse effect on us at the closing;

                  o our performance, in all material respects, of our covenants and agreements in the merger agreement;

                  o no change, event, violation, inaccuracy, circumstance or effect that has had or would reasonably be expected to have a material adverse effect on us has occurred and is continuing;

                  o there is no pending or threatened action by any governmental authority (a) challenging or seeking to restrain or prohibit the completion of the merger, the effect of which if obtained would make the merger illegal or otherwise prohibit consummation of the merger, or (b) seeking to require us or Coherent to divest any assets; and

                  o certain of our non-executive employees enter into a payment agreement with Coherent regarding the payment of retention bonuses tied to continued employment with Coherent.

         TERMINATION

         The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, and, except as provided below, whether before or after stockholder approval has been obtained, as follows:

         o        by mutual written consent of the parties;

         o        by either us or Coherent;

                           o if the closing of the merger has not occurred by July 31, 2006 (or October 31, 2006 if it is not consummated because there is in effect an order of a governmental entity that has the effect of making the merger illegal or otherwise prohibiting the consummation of the merger, or the waiting period (or any extension thereof) to obtain antitrust approval has not expired or been terminated early, or there is pending or threatened any action by any governmental entity (a) challenging or seeking to restrain or prohibit completion of the merger, the effect of which if obtained would make the merger illegal or otherwise prohibit consummation of the merger, or (b) seeking to require us or Coherent to divest any assets), provided that the right to terminate the merger agreement for this reason will not be available to a party whose failure to comply with the merger agreement was the principal cause of the failure to close the merger by that date);

                           o if any permanent injunction or other order of a court or other competent authority preventing the consummation of the merger has become final and nonappealable;

                           o if our stockholders do not adopt the merger agreement, provided that the right to terminate the merger agreement for this reason will not be available to us if the failure to obtain stockholder approval was caused by our action or failure to act and that action or failure to act was a breach of the merger agreement; or

                           o upon a breach by the other party of a representation, warranty or covenant, or if any representation or warranty of the other party shall have become untrue, if as a result thereof the closing conditions regarding accuracy of the representations and warranties and compliance with the covenants would not be satisfied as of the time of such breach or as of the time such representation or warranty became untrue and the breach is incapable of being cured or has not been cured within 30 days after written notice, provided that the terminating party has not materially breached the merger agreement;

                           o if an event has occurred which has a material adverse effect on the other party;

         o        by Coherent, if:

                           o any of the following has occurred (each of which is referred to as a "triggering event"):

                                    o        our board of directors withdraws or
                                             amends in a manner adverse to
                                             Coherent the recommendation in
                                             favor of the adoption of the merger
                                             by our stockholders;

                                    o        we fail to include such
                                             recommendation in this proxy
                                             statement;

                                    o        our board of directors does not
                                             reaffirm such recommendation within
                                             five (5) days after Coherent
                                             requests in writing that such
                                             recommendation be reaffirmed;

                                    o        our board of directors approves or
                                             recommends an alternative
                                             acquisition proposal;

                                    o        we enter into a letter of intent or
                                             any agreement accepting an
                                             alternative acquisition proposal;

                                    o        we do not send our stockholders a
                                             statement that our board of
                                             directors recommends rejection of a
                                             tender or exchange offer commenced
                                             by a party unrelated to Coherent
                                             within 10 business days of the
                                             announcement of any tender or
                                             exchange offer for our shares; or

                           o we have materially breached in any material respect our obligations under the merger agreement with respect to non-solicitation of acquisition proposals, notification of unsolicited acquisition proposals, superior offers or change of recommendation.

         o by us if, prior to the adoption of the merger agreement by our stockholders, in connection with an acquisition proposal we wish to accept, (a) we have not willfully breached our obligations under the merger agreement with respect to non-solicitation of acquisition proposals, notification of unsolicited acquisition proposals, superior offers or change of recommendation, (b) the board of directors has determined that the acquisition proposal constitutes a superior offer, and (c) we pay Coherent a termination fee of $14,106,154.

         FEES AND EXPENSES

         The merger agreement provides, generally, that regardless of whether the merger is consummated, all fees and expenses incurred by the parties in connection with the merger will be borne by the party incurring such fees and expenses. We will be responsible to pay all fees and expenses incurred in relation to the printing and filing (with the Securities and Exchange Commission) of this Proxy Statement, and Coherent is responsible to pay the filing fee for the initial Notification and Report forms filed with the Federal Trade Commission and the Department of Justice under the HSR Act. If the merger agreement is terminated by Coherent because we breached our obligations under the merger agreement with respect to non-solicitation, notification of unsolicited acquisition proposals, superior offers or changes of our board of directors' recommendation, then we will be required to pay all expenses incurred by Coherent and Merger Sub prior to the termination of the merger agreement, up to a maximum of $1,880,821.

         TERMINATION FEES

         We are to pay Coherent a termination fee of $14,106,154, if the merger agreement is terminated under certain circumstances.

         If we terminate the merger agreement because we accept a superior offer or Coherent terminates the merger agreement because a triggering event (as described above) has occurred or because we materially breached our obligations under the merger agreement with respect to non-solicitation, notification of unsolicited acquisition proposals, superior offers or changes of our board of directors' recommendation, we must pay the termination fee to

Coherent no later than two business days after we terminate the merger agreement. In the latter case, the termination fee is to be reduced by the expenses paid to Coherent as discussed above.

         If an alternative acquisition proposal has been publicly disclosed at the date the merger agreement is terminated, and within 12 months following the termination of this agreement an acquisition of the Company is consummated or the Company enters into an agreement providing for the acquisition of the Company and such acquisition is consummated within 18 months of the termination of the merger agreement, then within two (2) business days after the consummation of the acquisition, we must pay the termination fee to Coherent if the merger agreement was terminated as follows:

                  o by either us or Coherent because the merger is not consummated by July 31, 2006 (or October 31, 2006 if it is not consummated because of an order of a governmental entity that has the effect of making the merger illegal or otherwise prohibiting the consummation of the merger, or the waiting period (or any extension thereof) to obtain antitrust approval has not expired or been terminated early, or there is pending or threatened any action by a governmental entity (a) challenging or seeking to restrain or prohibit completion of the merger, the effect of which if obtained would make the merger illegal or otherwise prohibit consummation of the merger, or (b) seeking to require us or Coherent to divest any assets;

                  o by either us or Coherent because our stockholders fail to approve the transaction;

                  o by Coherent due to our breach of our representations, warranties, or covenants that would result in the failure to satisfy the closing conditions relating to our representations, warranties or covenants, which we fail to cure within the specified period.

         AMENDMENT, WAIVER AND EXTENSION OF THE MERGER AGREEMENT

         The merger agreement may be amended by mutual written consent of the parties, subject to applicable laws. Any amendment proposed after obtaining the required approval of our stockholders may not be made without the further approval of our stockholders if stockholder approval is required by applicable law or Nasdaq rules.

         At any time prior to completion of the merger, either we or Coherent may extend the other's time for the performance of any of the obligations or other acts under the merger agreement, waive any inaccuracies in the other's representations and warranties and waive compliance by the other with respect to any of the agreements or conditions contained in the merger agreement.

  PROPOSAL NO. 2: GRANTING OF PROXY TO ADJOURN OR POSTPONE THE SPECIAL MEETING

         If we fail to receive a sufficient number of votes to approve Proposal No. 1 to adopt the merger agreement, we may propose to adjourn the special meeting for the purpose of soliciting additional proxies to approve such Proposal No. 1. We will not propose to adjourn or postpone the special meeting if there are sufficient votes to approve Proposal No. 1. If Proposal No. 2 to adjourn or postpone our special meeting for the purpose of soliciting additional proxies is submitted to our stockholders for approval, the affirmative vote of the holders of a majority of our outstanding shares of common stock, present in person or represented by proxy at the special meeting and entitled to vote thereon, that are voted for or against Proposal No. 2 will be required.

         THE EXCEL TECHNOLOGY BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE TO GRANT THE PERSONS NAMED AS PROXIES DISCRETIONARY AUTHORITY TO VOTE TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES TO APPROVE PROPOSAL NO. 1 TO ADOPT THE MERGER AGREEMENT.

           MARKET PRICE OF EXCEL TECHNOLOGY COMMON STOCK AND DIVIDENDS

         Our common stock is quoted on The Nasdaq National Market under the symbol "XLTC." The following table sets forth the high and low reported closing sales prices per share of our common stock on The Nasdaq National Market.

                                                            PRICE RANGE OF
                                                           EXCEL TECHNOLOGY
                                                             COMMON STOCK
                                                             ------------
                                                         HIGH              LOW
                                                         ----              ---

Fiscal Year Ended December 31, 2004
1st Quarter                                             $36.84            $29.58
2nd Quarter                                              35.80             29.90
3rd Quarter                                              33.65             23.52
4th Quarter                                              28.95             23.40

Fiscal Year Ended December 31, 2005
1st Quarter                                              26.66             21.04
2nd Quarter                                              27.21             20.13
3rd Quarter                                              26.77             22.44
4th Quarter                                              26.49             23.03

Fiscal Year Ending December 31, 2006
1st Quarter (through _____________, 2006)

         We have never paid dividends on our capital stock.

         The closing sale price of our common stock on The Nasdaq National Market on February 17, 2006, which was the last trading day prior to our announcement of the merger, was $28.34 per share. On March ___, 2006, the last trading day before the date of this proxy statement, the closing price for Excel Technology common stock on The Nasdaq National Market was $_____. You are encouraged to obtain current market quotations for Excel Technology common stock in connection with voting your shares.

         As of March ___, 2006, the last trading day before the date of this proxy statement, there were ____ record holders of Excel Technology common stock.

         If the merger is completed, Excel Technology common stock will be delisted from The Nasdaq National Market, and there will be no further public market for shares of Excel Technology common stock. Each share of Excel Technology common stock will be cancelled and converted into the right to receive $30.00 in cash, except as discussed in "Dissenters' Rights of Appraisal" on page 37.

         STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of February 13, 2006, with respect to the beneficial ownership of our common stock by (i) each director of Excel Technology, (ii) each of our executive officers, (iii) all of our directors and executive officers as a group and (iv) each person known by us to own more than five percent of our common stock.

           NAME                                   NUMBER          PERCENTAGE
(AND ADDRESS OF 5% HOLDERS)                      OWNED(1)          OF CLASS
---------------------------                      --------         ----------

CAM North America, LLC                          1,806,558(2)          15%
Smith Barney Fund Management LLC &
Solomon Brothers Asset Management, Inc.
399 Park Avenue
New York, NY 10022

Columbia Wanger Asset Management, L.P.,           804,000(3)         6.7%
  WAM Acquisition GP, Inc. &
  Columbia Acorn Trust
227 West Monroe Street, Suite 3000
Chicago, IL 60606

Royce & Associates, LLC                           709,700(4)         5.9%
1414 Avenue of the Americas
New York, NY 10019

J. Donald Hill                                    617,100(5)         4.9%

Antoine Dominic                                   528,825(6)         4.2%

Alice Varisano                                     40,000(7)          *

Steven Georgiev                                    40,000(8)          *

Howard S. Breslow                                  92,000(9)          *

Donald E. Weeden                                   50,000(10)         *

Ira Lamel                                          60,000(11)         *

Executive officers and directors
as a group (seven persons)                      1,427,925(12)       10.8%

*     Less than 1%.

**    Based on the number of shares outstanding on the Record Date.

(1) Unless otherwise indicated below, all shares are owned beneficially and of record.

(2) Information with respect to CAM North America, LLC ("CAM"), Smith Barney Fund Management LLC ("SBFM") and Solomon Brothers Asset Management, Inc. ("SBAM") is based on the Schedule 13G, dated January 9, 2006, filed jointly by those parties. Of the total shares reported, CAM has shared voting and dispositive power with respect to 1,095,708 shares, SBFM has shared voting and dispositive power with respect to 705,100 shares, and SBAM has shared voting and dispositive power with respect to 5,750 shares.

(3) Information with respect to Columbia Wanger Asset Management, L.P. ("WAM"), WAM Acquisition GP, Inc., the general partner of WAM ("WAM GP") and Columbia Acorn Trust ("Acorn") is based on the Schedule 13G, dated February 13, 2006, filed by those parties. Of the total shares reported, WAM and WAM GP have shared voting and dispositive power with respect to 804,000 shares and Acorn has shared voting and dispositive power with respect to 625,000 shares.

(4) Information with respect to Royce & Associates, LLC ("Royce") is based on the Schedule 13G, dated January 20, 2006, filed by that party. Of the total shares reported, Royce has sole voting and dispositive power with respect to 709,700 shares.

(5) Includes 436,667 shares of Common Stock underlying exercisable stock options.

(6) Includes 489,793 shares of Common Stock underlying exercisable stock options.

(7) Consists of 40,000 shares of Common Stock underlying exercisable stock options.

(8) Consists of 40,000 shares of Common Stock underlying exercisable stock options.

(9) Includes 80,000 shares of Common Stock underlying exercisable stock options.

(10) Consists of 50,000 shares of Common Stock underlying exercisable stock options.

(11) Consists of 60,000 shares of Common Stock underlying exercisable stock options.

(12) Includes 1,196,460 shares of Common Stock underlying exercisable stock options.

                         DISSENTERS' RIGHTS OF APPRAISAL

         Under Delaware law, you have the right to demand appraisal in connection with the merger and to receive, instead of the merger consideration, payment in cash for the fair value of your Excel Technology common stock as determined by the Delaware Court of Chancery. Excel Technology stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the Delaware General Corporation law in order to perfect their rights. Excel Technology will require strict compliance with the statutory procedures.

         The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to demand and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law, the full text of which appears in Annex C to this proxy statement.

         Section 262 requires that stockholders be notified not less than 20 days before the special meeting to vote on the adoption of the merger agreement that appraisal rights will be available. A copy of Section 262 must be included with that notice. This proxy statement constitutes our notice to our stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex C since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

         If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

         o You must deliver to Excel Technology a written demand for appraisal of your shares before the vote with respect to the merger agreement is taken at the special meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. Voting against or failing to vote for the adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of
                  Section 262. Failure to vote against adoption of the merger agreement will not constitute a waiver of your appraisal rights.

         o You must not vote in favor of the adoption of the merger agreement. A vote in favor of the adoption of the merger agreement, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

         o You must continuously hold the shares from the date of making the demand through the effective time of the merger since appraisal rights will be lost if the shares are transferred before the effective time of the merger.

         o You must file a petition in the Chancery Court demanding a determination of the fair value of the shares within 120 days after the effective time of the merger.

         If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the cash payment for your shares of Excel Technology common stock as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of Excel Technology common stock. A proxy card which is signed and does not contain voting instructions will, unless revoked, be voted "FOR" the adoption of the merger agreement and will constitute a waiver of your right of appraisal and will nullify any previous written demand for appraisal.

         All demands for appraisal should be in writing and addressed to Excel Technology, Inc. 41 Research Way, East Setauket, NY 11733, Attention: Secretary, and must be delivered before the vote on the merger agreement is taken at the special meeting, and should be executed by, or on behalf of, the record holder of the shares in respect of which appraisal is being demanded. The demand must reasonably inform Excel Technology of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

         To be effective, a demand for appraisal by a holder of Excel Technology common stock must be made by, or in the name of, the registered stockholder, fully and correctly, as the stockholder's name appears on his or her stock certificate(s). The demand should specify the holder's name and mailing address and the number of shares registered in the holder's name and must state that the person intends thereby to demand appraisal of the holder's shares in connection with the merger. BENEFICIAL OWNERS WHO DO NOT ALSO HOLD THE SHARES OF RECORD MAY NOT DIRECTLY MAKE APPRAISAL DEMANDS TO EXCEL TECHNOLOGY. THE BENEFICIAL HOLDER, IN THESE CASES, MUST HAVE THE REGISTERED OWNER SUBMIT THE REQUIRED DEMAND IN RESPECT OF THOSE SHARES. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

         IF YOU HOLD YOUR SHARES OF EXCEL TECHNOLOGY COMMON STOCK IN A BROKERAGE ACCOUNT OR IN OTHER NOMINEE FORM AND YOU WISH TO EXERCISE APPRAISAL RIGHTS, YOU SHOULD CONSULT WITH YOUR BROKER OR THE OTHER NOMINEE TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE MAKING OF A DEMAND FOR APPRAISAL BY THE NOMINEE.

         Within 10 days after the effective time of the merger, the surviving corporation must give written notice that the merger has become effective to each Excel Technology stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement. At any time within 60 days after the effective time, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for the stockholder's shares of Excel Technology common stock. Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation has no obligation and has no present intention to file a petition in the event there are dissenting stockholders. Accordingly, it is the obligation of the applicable stockholders to initiate all necessary action to perfect their appraisal rights in respect of shares of Excel Technology common stock within the time prescribed in Section 262. The failure of a stockholder to file a petition within the period specified could nullify the stockholder's previously written demand for appraisal.

         If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to dissenting stockholders, the Chancery Court is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Chancery Court may dismiss the proceedings as to that stockholder.

         After determination of the stockholders entitled to appraisal of their shares of Excel Technology common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. When the value is determined, the Chancery Court will direct the payment of the value, with interest thereon accrued during the pendency of the proceeding, if the Chancery Court so determines, to the stockholders entitled to receive the same, upon surrender by the holders of the certificates representing those shares.

         In determining fair value and, if applicable, a fair rate of interest, the Chancery Court is required to take into account all relevant factors. YOU SHOULD BE AWARE THAT THE FAIR VALUE OF YOUR SHARES AS DETERMINED UNDER SECTION 262 COULD BE MORE, THE SAME, OR LESS THAN THE VALUE THAT YOU ARE ENTITLED TO RECEIVE UNDER THE TERMS OF THE MERGER AGREEMENT.

         Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers a written withdrawal of the stockholder's demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time of the merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of his, her or its Excel Technology common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective time of the merger may only be made with the written approval of the surviving corporation. Once a petition for appraisal has been filed, the appraisal proceeding may not be dismissed as to any stockholder without the approval of the Chancery Court.

         Failure to comply with all of the procedures set forth in Section 262 will result in the loss of a stockholder's statutory appraisal rights. IN VIEW OF THE COMPLEXITY OF SECTION 262, STOCKHOLDERS WHO MAY WISH TO DISSENT FROM THE MERGER AND PURSUE APPRAISAL RIGHTS SHOULD CONSULT THEIR LEGAL ADVISORS.

                    MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

         In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to Excel Technology, Inc., 41 Research Way, East Setauket, NY 11733, Attention:
Investor Relations, telephone: (631) 784-6100. In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting us at the address and phone number set forth in the prior sentence.

                          FUTURE STOCKHOLDER PROPOSALS

         If the merger is completed, we will not hold a 2006 annual meeting of stockholders. If the merger is not completed, you will continue to be entitled to attend and participate in our stockholder meetings and we will hold a 2006 annual meeting of stockholders. To be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2006 annual meeting of stockholders in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, a stockholder proposal must have been received by November 7, 2005.

         Stockholders who did not submit a proposal for inclusion in the Proxy Statement, as described in the previous paragraph, but who intended to present a proposal, nomination for director or other business for consideration at a 2006 annual meeting, were required to notify our Corporate Secretary of their proposal, nomination or other business by no later than January 31, 2006.

                                  OTHER MATTERS

         At this time, we know of no other matters to be submitted at the special meeting. If any other matters properly come before the special meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our board of directors may recommend.

         It is important that your shares be represented at the special meeting, regardless of the number of shares which you hold. Therefore, we urge you to complete, sign, date and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or to vote via the Internet or telephone.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, as does Coherent. You may read and copy any reports, proxy statements or other information that we and Coherent file with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference room at the following location:

                                        Public Reference Room
                                        100 F Street, N.E.
                                        Room 1580
                                        Washington, D.C. 20549

         Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. You may also obtain copies of these filings at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at the above address. These Securities and Exchange Commission filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

         You should rely only on the information contained in this proxy statement to vote on the merger proposal. We have not authorized anyone to provide you with information that is different from what is contained in this
proxy statement. This proxy statement is dated March      , 2006. You should not
assume that the information contained in this proxy statement is accurate as of any date other than that date. The mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

         If you have questions about the special meeting or the merger after reading this proxy statement, or if you would like additional copies of this proxy statement or the proxy card, you should contact:

                             Excel Technology, Inc.
                                 41 Research Way
                          East Setauket, New York 11733
                              Phone: (631) 784-6100

                                                                         ANNEX A


                                                                  EXECUTION COPY







                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                 COHERENT, INC.,

                         SPIDER ACQUISITION CORPORATION

                                       AND

                             EXCEL TECHNOLOGY, INC.


                          Dated as of February 20, 2006

                                TABLE OF CONTENTS

                                                                                                                    PAGE
                                                                                                                    ----


ARTICLE I THE MERGER                                                                                                 1

1.1      THE MERGER..................................................................................................1
1.2      EFFECTIVE TIME; CLOSING.....................................................................................2
1.3      EFFECT OF THE MERGER........................................................................................2
1.4      CERTIFICATE OF INCORPORATION AND BYLAWS.....................................................................2
1.5      DIRECTORS AND OFFICERS......................................................................................3
1.6      EFFECT ON CAPITAL STOCK.....................................................................................3
1.7      SURRENDER OF CERTIFICATES...................................................................................4
1.8      NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK.........................................................6
1.9      LOST, STOLEN OR DESTROYED CERTIFICATES......................................................................6
1.10     DISSENTING SHARES...........................................................................................6
1.11     FURTHER ACTION..............................................................................................7

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY                                                             7

2.1      ORGANIZATION; STANDING AND POWER; CHARTER DOCUMENTS; SUBSIDIARIES...........................................7
2.2      CAPITAL STRUCTURE...........................................................................................8
2.3      AUTHORITY; NON-CONTRAVENTION; NECESSARY CONSENTS...........................................................10
2.4      SEC FILINGS; FINANCIAL STATEMENTS; CONTROLS................................................................12
2.5      ABSENCE OF CERTAIN CHANGES OR EVENTS.......................................................................14
2.6      TAXES    ..................................................................................................14
2.7      INTELLECTUAL PROPERTY......................................................................................17
2.8      COMPLIANCE; PERMITS........................................................................................22
2.9      LITIGATION.................................................................................................22
2.10     BROKERS' AND FINDERS' FEES; FEES AND EXPENSES..............................................................22
2.11     TRANSACTIONS WITH AFFILIATES...............................................................................23
2.12     EMPLOYEE BENEFIT PLANS.....................................................................................23
2.13     TITLE TO PROPERTIES........................................................................................26
2.14     ENVIRONMENTAL MATTERS......................................................................................27
2.15     CONTRACTS..................................................................................................29
2.16     DISCLOSURE.................................................................................................31
2.17     BOARD APPROVAL.............................................................................................32
2.18     FAIRNESS OPINION...........................................................................................32
2.19     TAKEOVER STATUTES..........................................................................................32

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB                                                 32

3.1      ORGANIZATION; STANDING AND POWER; CHARTER DOCUMENTS; MERGER SUB............................................32
3.2      AUTHORITY; NON-CONTRAVENTION; NECESSARY CONSENTS...........................................................33
3.3      SEC FILINGS; FINANCIAL STATEMENTS..........................................................................34
3.4      DISCLOSURE.................................................................................................34
3.5      BOARD APPROVAL.............................................................................................35
3.6      NO PRIOR MERGER SUB OPERATIONS.............................................................................35
3.7      FINANCING..................................................................................................35

ARTICLE IV CONDUCT BY THE COMPANY PRIOR TO THE EFFECTIVE TIME                                                       35

4.1      CONDUCT OF BUSINESS BY THE COMPANY.........................................................................35

ARTICLE V ADDITIONAL AGREEMENTS                                                                                     39

5.1      PROXY STATEMENT............................................................................................39
5.2      MEETING OF COMPANY STOCKHOLDERS; BOARD RECOMMENDATION......................................................40
5.3      ACQUISITION PROPOSALS......................................................................................41
5.4      CONFIDENTIALITY; ACCESS TO INFORMATION; NO MODIFICATION OF REPRESENTATIONS, WARRANTIES OR COVENANTS........45
5.5      PUBLIC DISCLOSURE..........................................................................................46
5.6      REGULATORY FILINGS; COMMERCIALLY REASONABLE EFFORTS........................................................46
5.7      NOTIFICATION OF CERTAIN MATTERS............................................................................48
5.8      THIRD-PARTY CONSENTS.......................................................................................49
5.9      TERMINATION OF 401(k) PLANS................................................................................49
5.10     INDEMNIFICATION............................................................................................49
5.11     MERGER SUB COMPLIANCE......................................................................................50
5.12     [Reserved].................................................................................................50
5.13     SECTION 83(b) ELECTIONS....................................................................................50
5.14     SPREADSHEET................................................................................................51
5.15     TAKEOVER LAWS..............................................................................................51
5.16     COOPERATION WITH FINANCING.................................................................................51
5.17     COMPANY OPTIONS............................................................................................52
5.18     COMPANY FAIRNESS OPINION...................................................................................52
5.19     PAYMENTS ..................................................................................................52

ARTICLE VI CONDITIONS TO THE MERGER                                                                                 52

6.1      CONDITIONS TO THE OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER...........................................52
6.2      ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF THE COMPANY....................................................53

6.3      ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT.........................................................54

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER                                                                       55

7.1      TERMINATION................................................................................................55
7.2      NOTICE OF TERMINATION; EFFECT OF TERMINATION...............................................................57
7.3      FEES AND EXPENSES..........................................................................................58
7.4      AMENDMENT..................................................................................................59
7.5      EXTENSION; WAIVER..........................................................................................60

ARTICLE VIII GENERAL PROVISIONS                                                                                     60

8.1      NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES.............................................................60
8.2      NOTICES ...................................................................................................60
8.3      INTERPRETATION; KNOWLEDGE..................................................................................61
8.4      COUNTERPARTS...............................................................................................63
8.5      ENTIRE AGREEMENT; THIRD-PARTY BENEFICIARIES................................................................63
8.6      SEVERABILITY...............................................................................................63
8.7      OTHER REMEDIES; SPECIFIC PERFORMANCE.......................................................................63
8.8      GOVERNING LAW..............................................................................................64
8.9      RULES OF CONSTRUCTION......................................................................................64
8.10     ASSIGNMENT.................................................................................................64
8.11     WAIVER OF JURY TRIAL.......................................................................................64

                             INDEX OF DEFINED TERMS

DEFINED TERM                                               DEFINED IN SECTION
------------                                               ------------------
Acquisition                                                7.3(b)(iii)
Acquisition Proposal                                       5.3(g)(i)
Action of Divestiture                                      5.6(e)
Affiliate                                                  5.12(a)
Agreement                                                  Forepart
Approval                                                   2.12(c)(ii)
Average Stock Price                                        1.6(f)
Certificate of Merger                                      1.2
Certificates                                               1.7(c)
Change of Recommendation                                   5.3(d)
Closing                                                    1.2
Closing Date                                               1.2
COBRA                                                      2.12(b)
Code                                                       Recitals
Company                                                    Forepart
Company Affiliate                                          5.12
Company Balance Sheet                                      2.4(b)
Company Benefit Plans                                      2.12(a)
Company Board Approval                                     2.17
Company Charter Documents                                  2.1(b)
Company Common Stock                                       1.6(a)
Company Disclosure Letter                                  Article II
Company Environmental Permits                              2.14(c)
Company Fairness Opinion                                   2.18
Company Financials                                         2.4(b)
Company Intellectual Property                              2.7(a)(ii)
Company Material Contract                                  2.15(a)
Company Options                                            2.2(b)
Company Permits                                            2.8(b)
Company Plans                                              5.9(c)
Company Preferred Stock                                    2.2(a)
Company Products                                           2.7(c)
Company Registered Intellectual Property                   2.7(a)(iv)
Company Restricted Stock                                   1.6(b)
Company Retirement Plan                                    2.12(a)

DEFINED TERM                                               DEFINED IN SECTION
------------                                               ------------------
Company SEC Reports                                        2.4(a)
Company Stock Option Plans                                 2.12(a)
Company Voting Debt                                        2.2(c)
Confidentiality Agreement                                  5.4(a)
Contracts                                                  2.15(d)
Delaware Law                                               Recitals
Dissenting Shares                                          1.10
DOJ                                                        5.6(a)
DOL                                                        2.12(b)
Domain Names                                               2.7(a)(i)
Effect                                                     8.3(c)
Effective Time                                             1.2
Employee                                                   2.12(a)
Employment Agreements                                      Recitals
End Date                                                   7.1(b)(i)
Environmental Law                                          2.14(c)
ERISA                                                      2.12(c)(i)
Exchange Act                                               2.3(c)
Exchange Fund                                              1.7(b)
Exchange Ratio                                             1.6(a)
FTC                                                        5.6(a)
Funded Retirement Plan                                     2.12(d)
GAAP                                                       2.4(b)
Governmental Entity                                        2.3(c)
Hazardous Material                                         2.14(a)
Hazardous Materials Activities                             2.14(b)
HSR Act                                                    2.3(c)
Indemnified Parties                                        5.11(a)
Intellectual Property                                      2.7(a)(i)
International Employee Plan                                2.12(g)
IRS                                                        2.12(b)
Knowledge                                                  8.3(b)
Leased Real Property                                       2.13(a)
Leases                                                     2.13(a)
Legal Requirements                                         2.2(d)
Marketplace Rule                                           1.6(a)
Material Adverse Effect                                    8.3(c)

DEFINED TERM                                               DEFINED IN SECTION
------------                                               ------------------
Merger                                                     1.1
Merger Consideration                                       1.6(a)
Merger Sub                                                 Forepart
Merger Sub Common Stock                                    1.6(d)
Nasdaq                                                     1.6(f)
Necessary Consents                                         2.3(c)
Option Ratio                                               5.9(a)
Owned Real Property                                        2.13(a)
Parent                                                     Forepart
Parent Balance Sheet                                       3.4(b)
Parent Charter Documents                                   3.1(b)
Parent Common Stock                                        1.6(a)
Parent Disclosure Letter                                   Article III
Parent Financials                                          3.4(b)
Parent Options                                             3.2(b)
Parent Preferred Stock                                     3.2(a)
Parent Rights                                              1.6(a)
Parent Rights Agreement                                    1.6(a)
Parent SEC Reports                                         3.4(a)
Parent Stock Option Plans                                  3.2(b)
Parent Voting Debt                                         3.2(c)
Payment Agent                                              1.7(a)
Payment Agreement                                          5.19
Per Share Amount                                           1.6(a)
Per Share Merger Consideration                             1.6(a)
Permits                                                    2.8(b)
Person                                                     8.3(d)
Proxy Statement                                            2.16
PTO                                                        2.7(b)
Registered Intellectual Property                           2.7(a)(iii)
Registration Statement                                     2.16
Retirement Benefit Rights                                  2.12(d)
Retirement Plan                                            2.12(d)
Rights                                                     2.15(e)
RoHS Directive                                             2.14(b)
Routine Grants                                             4.1(b)(iv)
Section 262                                                1.10

DEFINED TERM                                               DEFINED IN SECTION
------------                                               ------------------
Securities Act                                             2.4(a)
Spreadsheet                                                5.17
Stockholders' Meeting                                      5.2(a)
Subsidiary                                                 2.1(a)
Subsidiary Charter Documents                               2.1(b)
Superior Offer                                             5.3(g)(ii)
Surviving Corporation                                      1.1
Tax                                                        2.6(a)
Tax Returns                                                2.6(b)
Taxes                                                      2.6(a)
Termination Fee                                            7.3(b)(i)
Triggering Event                                           7.1(d)(iii)
URLs                                                       2.7(a)(i)
WEEE Directive                                             2.14(b)

                          AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is made and entered into as of February 20, 2006, by and among Coherent, Inc., a Delaware corporation ("PARENT"), Spider Acquisition Corporation, a Delaware corporation and direct wholly-owned subsidiary of Parent ("MERGER SUB"), and Excel Technology, Inc., a Delaware corporation (the "COMPANY").

                                    RECITALS

     A. The respective Boards of Directors of Parent, Merger Sub and the Company have deemed it advisable and in the best interests of their respective corporations and stockholders that Parent and the Company consummate the business combination and other transactions provided for herein in order to advance their respective long-term strategic business interests.

     B. The respective Boards of Directors of Parent, Merger Sub and the Company have approved, in accordance with applicable provisions of the laws of the state of Delaware ("DELAWARE LAW"), this Agreement and the transactions contemplated hereby, including the Merger.

     C. The Board of Directors of the Company has resolved to recommend to its stockholders approval and adoption of this Agreement and approval of the Merger.

     D. Parent, as the sole stockholder of Merger Sub, has approved and adopted this Agreement and approved the Merger.

     E. Parent, Merger Sub and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

     1.1 THE MERGER. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into the Company (the "MERGER"), the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

     1.2 EFFECTIVE TIME; CLOSING. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the "CERTIFICATE OF MERGER") (the time of such filing with the Secretary of State of the State of Delaware or such later time as may be agreed in writing by the Company and Parent and specified in the Certificate of Merger being the "EFFECTIVE TIME") on the Closing Date. The closing of the Merger (the "CLOSING") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, located at 650 Page Mill Road, Palo Alto, California, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver thereof), or at such other time, date and location as the parties hereto agree in writing; PROVIDED, HOWEVER, that if all the conditions set forth in Article VI shall not have been satisfied or waived on such second business day, then the Closing shall take place on the first business day on which all such conditions shall have been satisfied or waived. The date on which the Closing occurs is referred to herein as the "CLOSING DATE."

     1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law, including Section 259 of the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4 CERTIFICATE OF INCORPORATION AND BYLAWS. At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated to read the same as the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with Delaware Law and as provided in such Certificate of Incorporation; PROVIDED, HOWEVER, that at the Effective Time, Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as follows: "The name of the corporation is Excel Technology, Inc." and, to the extent necessary, the Certificate of Incorporation shall be amended so as to comply with Section 5.10(a). At the Effective Time, the Bylaws of the Surviving Corporation shall be amended and restated to read the same as the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with Delaware Law and as provided in such Bylaws; PROVIDED, HOWEVER, that at the

Effective Time, the Bylaws shall be amended, to the extent necessary, so as to comply with Section 5.10(a).

     1.5 DIRECTORS AND OFFICERS. The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, until their respective successors are duly appointed.

     1.6 EFFECT ON CAPITAL STOCK. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any shares of capital stock of the Company, the following shall occur:

          (a) COMPANY COMMON STOCK. Each share of the Common Stock, par value $0.001 per share, of the Company ("COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time, other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(c) and any Dissenting Shares, will be canceled and extinguished and automatically converted (subject to Section 1.6(f)) into the right to receive $30.00 in cash, without interest (as may be adjusted, the "PER SHARE AMOUNT" and the sum of the Per Share Amounts, the "MERGER CONSIDERATION"), upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.9).

          (b) REPURCHASE RIGHTS. If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company ("COMPANY RESTRICTED STOCK"), then the portion of the Merger Consideration payable in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, the Surviving Corporation is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement. The portion of the Merger Consideration payable upon conversion of the Company Restricted Stock shall be withheld and paid by the Merger Sub to such holder in accordance with the vesting and other provisions set forth in the applicable restricted stock purchase agreement or other agreement.

          (c) CANCELLATION OF TREASURY AND PARENT OWNED STOCK. Each share of Company Common Stock held by the Company or Parent or any direct or indirect wholly-owned Subsidiary of the Company or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (d) CAPITAL STOCK OF MERGER SUB. Each share of common stock, par value $0.001, of Merger Sub (the "MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall evidence ownership of such shares of capital stock of the Surviving Corporation.

          (e) STOCK OPTIONS. At the Effective Time, no outstanding Company Options will be assumed by Parent, and unless otherwise exercised by the holder thereof or purchased by the Company under Section 5.17, any outstanding Company Options shall terminate on the Effective Time in accordance with their terms.

          (f) ADJUSTMENTS TO PER SHARE AMOUNT. The Per Share Amount shall be adjusted to reflect fully the appropriate effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Company Common Stock having a record date on or after the date hereof and prior to the Effective Time.

          1.7  SURRENDER OF CERTIFICATES.

               (a) PAYMENT AGENT. Parent shall select an institution to act as the payment agent (the "PAYMENT AGENT") for the Merger.

               (b) PARENT TO PROVIDE CASH. On or before the Effective Time, Parent shall make available to the Payment Agent for exchange in accordance with this Article I, the Merger Consideration deliverable pursuant to Section 1.6(a) in exchange for the outstanding shares of Company Common Stock. Any cash deposited with the Payment Agent shall hereinafter be referred to as the "EXCHANGE FUND."

               (c) EXCHANGE PROCEDURES. As promptly as reasonably practicable after the Effective Time, Parent shall cause the Payment Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "CERTIFICATES") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive a portion of the Merger Consideration pursuant to Section 1.6(a): (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Payment Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for a portion of the Merger Consideration. Upon surrender of Certificates for cancellation to the Payment Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto and such other documents as may reasonably be required by the Payment Agent, the holder of record of such Certificates shall be entitled to receive in exchange therefor the portion of the Merger Consideration

(after taking into account all Certificates surrendered by such holder of record) to which such holder is entitled pursuant to Section 1.6(a), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, to evidence the ownership of the portion of the Merger Consideration for which such shares of Company Common Stock shall have been so converted.

               (d) REQUIRED WITHHOLDING. Each of the Payment Agent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign Tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, the amount of such consideration shall be treated for all purposes under this Agreement as having been paid to the Person to whom such consideration would otherwise have been paid.

               (e) NO LIABILITY. Notwithstanding anything to the contrary in this Section 1.7, neither the Payment Agent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Company Common Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

               (f) INVESTMENT OF EXCHANGE FUND. The Payment Agent shall invest the cash included in the Exchange Fund as directed by Parent on a daily basis; PROVIDED that no such investment or loss thereon shall affect the amounts payable to Company stockholders pursuant to this Article I. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable to Company stockholders pursuant to this Article I shall promptly be paid to Parent.

               (g) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates nine (9) months after the Effective Time shall, at the request of Parent or the Surviving Corporation, be delivered to the Surviving Corporation or Parent or otherwise according to the instruction of the Surviving Corporation or Parent, and any holders of the Certificates who have not surrendered such Certificates in compliance with this Section 1.7 shall after such delivery to Surviving Corporation look only to Parent or the Surviving Corporation for the portion of the Merger Consideration deliverable pursuant to Section 1.6(a) with respect to the shares of Company Common Stock formerly represented thereby. If any Certificate shall not have been surrendered prior to two (2) years after the Effective Time (or immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity), any such portion of the Exchange Fund remaining unclaimed by holders of shares of Company Common Stock immediately prior to such time shall, to the extent permitted by law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

     1.8 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. The Merger Consideration paid upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.9 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Payment Agent shall deliver in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the portion of the Merger Consideration to which the holder thereof would have been entitled upon the delivery of such Certificate; PROVIDED, HOWEVER, that Parent or the Payment Agent may, in their sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Company or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.10 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by stockholders properly exercising appraisal rights (the "DISSENTING SHARES") available under
Section 262 ("SECTION 262") of Delaware Law shall not be converted into or be exchangeable for the right to receive the portion of the Merger Consideration for which such shares of Company Common Stock would otherwise have been entitled, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal under Section 262. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right to appraisal, such holder's shares of Company Common Stock shall thereupon be converted into and be exchangeable only for the right to receive, as of the Effective Time, the portion of the Merger Consideration to which such holder would have been entitled pursuant to this
Article I for such shares of Company Common Stock. The Company shall give Parent and Merger Sub (a) prompt notice of any written demands for appraisal of any shares of Company Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to Delaware Law and received by the Company relating to rights to be paid the "fair value" of Dissenting Shares, as provided in Section 262 and (b) the opportunity to participate in, and after the Closing, direct all negotiations and proceedings with respect to demands for appraisal under Section 262. The Company shall not, except with the prior written consent of Parent, voluntarily make or agree to make any payment with respect to any demands for appraisals, or offer to settle or settle any such demands or approve any withdrawals of any such demands.

     1.11 FURTHER ACTION. At and after the Effective Time, the officers and directors of Parent and the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company and Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Company and Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Merger Sub, subject to the exceptions specifically disclosed in writing in the disclosure letter supplied by Company to Parent dated as of the date hereof (the "COMPANY DISCLOSURE LETTER"), as follows:

     2.1  ORGANIZATION; STANDING AND POWER; CHARTER DOCUMENTS; SUBSIDIARIES.

          (a) ORGANIZATION; STANDING AND POWER. The Company and each of its Subsidiaries (i) is a corporation or other organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (except, in the case of good standing, for entities organized under the laws of any jurisdiction that does not recognize such concept), (ii) has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and
(iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to so qualify or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. For purposes of this Agreement, "SUBSIDIARY," when used with respect to any party, shall mean any corporation or other organization, whether incorporated or unincorporated, at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

          (b) CHARTER DOCUMENTS. The Company has furnished to Parent: (i) a true and correct copy of the Certificate of Incorporation and Bylaws of the Company, each as amended to date (collectively, the "COMPANY CHARTER DOCUMENTS") and (ii) the certificate of incorporation and bylaws, or like organizational documents (collectively, "SUBSIDIARY CHARTER DOCUMENTS"), of each of its Subsidiaries, and each such instrument is in full force and effect. The Company is not in violation of any of the provisions of the Company Charter Documents and no Subsidiary of the Company is in violation of its respective Subsidiary Charter Documents.

          (c) MINUTES. The Company has furnished to Parent and its representatives true and complete copies of the minutes of all meetings of the stockholders, the Board of Directors and each committee of the Board of Directors of the Company and each of its Subsidiaries held since December 31, 2002.

          (d) SUBSIDIARIES. Section 2.1(d) of the Company Disclosure Letter sets forth each Subsidiary of the Company. All the outstanding shares of capital stock of, or other equity or voting interests in, each such Subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth in the footnotes to Section 2.1(d) of the Company Disclosure Letter, are owned by the Company, a wholly-owned Subsidiary of the Company, or the Company and another wholly-owned Subsidiary of the Company, free and clear of all pledges, claims, liens, charges, encumbrances, options and security interests of any kind or nature whatsoever (any, a "LIEN"), including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, except for restrictions imposed by applicable securities laws, and are duly authorized, validly issued, full paid and nonassessable. Other than the Subsidiaries of the Company, except as set forth in Section 2.1(d) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries owns any capital stock of, or other equity or voting interests of any nature in, or any interest convertible, exchangeable or exercisable for, capital stock of, or other equity or voting interests of any nature in, any other Person.

     2.2  CAPITAL STRUCTURE.

          (a) CAPITAL STOCK. The authorized capital stock of Company consists of: (i) 20,000,000 shares of Company Common Stock, par value $0.001 per share and (ii) 2,000,000 shares of preferred stock, par value $0.001 per share (the "COMPANY PREFERRED STOCK"). At the close of business on the date hereof: (i) 12,058,329 shares of Company Common Stock were issued and outstanding, excluding shares of Company Common Stock held by the Company in its treasury, (ii) no shares of Company Common Stock were issued and held by the Company in its treasury, and (iii) no shares of Company Preferred Stock were issued and outstanding. No shares of Company Common Stock are owned or held by any Subsidiary of the Company. All of the outstanding shares of capital stock of the Company are, and all shares of capital stock of the Company which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights. Section 2.2(a) of the Company Disclosure Letter sets forth a list of each holder of Company Restricted Stock and (a) the name and location of the holder of such Company Restricted Stock, (b) the number of shares of Company Restricted Stock held by such holder, (c) the repurchase price of such Company Restricted Stock, (d) the date on which such Company Restricted Stock was purchased or granted, (e) the applicable vesting schedule pursuant to which the Company's right of repurchase or forfeiture lapses, and (f) the extent to which such Company right of repurchase or forfeiture has lapsed as of the date hereof. There are no commitments or agreements of any character to which the Company is bound obligating Company to waive its right of repurchase or forfeiture with respect to any Company Restricted Stock as a result of the Merger (whether alone or upon the occurrence of any additional or subsequent events).

          (b) STOCK OPTIONS. As of the close of business on the date hereof 1,437,676 shares of Company Common Stock are subject to issuance pursuant to outstanding options to purchase Company Common Stock under each stock option plan, stock award plan, stock appreciation right plan, phantom stock plan, stock option, other equity or equity-based compensation plan, equity or other equity based award to any Person (whether payable in cash, shares or otherwise) (to the extent not issued pursuant to any of the foregoing plans) or other plan or Contract of any nature with any Person (whether or not an Employee) pursuant to which any stock, option, warrant or other right to purchase or acquire capital stock of the Company or right to payment based on the value of the Company capital stock has been granted or otherwise issued (collectively, "COMPANY STOCK OPTION PLANS") (equity or other equity-based awards, whether payable in cash, shares or otherwise granted under or pursuant to the Company Stock Option Plans are referred to in this Agreement as "COMPANY OPTIONS"). Section 2.2(b) of the Company Disclosure Letter sets forth a list of each outstanding Company Stock Option issued, and (a) the particular Company Stock Option Plan (if any) pursuant to which such Company Option was granted) (b) the name and location of the holder of such Company Option, (c) the number of shares of Company Common Stock subject to such Company Option, (d) the exercise price of such Company Option, (e) the date on which such Company Option was granted, (f) the applicable vesting schedule, and the extent to which such Company Option is vested and exercisable as of the date hereof, and (g) the date on which such Company Option expires. All shares of Company Common Stock subject to issuance under the Company Stock Option Plans, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in
Section 2.2(b) of the Disclosure Letter, there are no commitments or agreements of any character to which the Company is bound obligating Company to accelerate the vesting of any Company Option as a result of the Merger (whether alone or upon the occurrence of any additional or subsequent events). There are no outstanding or authorized stock appreciation, phantom stock, equity based profit participation or other similar rights with respect to the Company.

          (c) VOTING DEBT. No bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries (i) having the right to vote on any matters on which stockholders may vote (or which is convertible into, or exchangeable for, securities having such right) or (ii) the value of which is any way based upon or derived from capital or voting stock of the Company, is issued or outstanding as of the date hereof (collectively, "COMPANY VOTING DEBT").

          (d)  OTHER SECURITIES. Except as otherwise set forth in this Section
2.2 or the Company Disclosure Letter, as of the date hereof, there are no securities, options, warrants, calls, rights, contracts, commitments, agreements, instruments, arrangements, understandings, obligations or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating Company or any of its Subsidiaries to (including on a deferred basis) issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, Company Voting Debt or other voting securities of Company or any of its Subsidiaries, or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, instrument, arrangement, understanding, obligation or undertaking. All outstanding shares of Company Common Stock, all outstanding Company Options, and all outstanding shares of capital stock of, or equity interest in, each Subsidiary of the Company have been issued and granted in compliance in all material respects with (i) all applicable securities laws and all other applicable Legal Requirements and (ii) all requirements set forth in applicable material Contracts. Except for shares of Restricted Stock, there are not any outstanding Contracts of the Company or any of its Subsidiaries to (i) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or (ii) dispose of any shares of the capital stock of, or other equity or voting interests in, any of its Subsidiaries. The Company is not a party to any voting agreement with respect to shares of the capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries and, to the Knowledge of the Company, there are no irrevocable proxies and no voting agreements, voting trusts, rights plans, anti-takeover plans or registration rights agreements with respect to any shares of the capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries. For purposes of this Agreement, "LEGAL REQUIREMENTS" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

     2.3  AUTHORITY; NON-CONTRAVENTION; NECESSARY CONSENTS.

          (a) AUTHORITY. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only to the approval and adoption of this Agreement and the approval of the Merger by the Company's stockholders and the filing of the Certificate of Merger pursuant to Delaware Law. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock to approve and adopt this Agreement and approve the Merger is the only vote of the holders of any class or series of Company capital stock necessary to approve and adopt this Agreement, approve the Merger and consummate the Merger and the other transactions contemplated hereby (the "COMPANY STOCKHOLDER APPROVAL"). This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Sub, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          (b) NON-CONTRAVENTION. The execution and delivery of this Agreement by the Company does not, and performance of this Agreement by the Company will not: (i) conflict with or violate the Company Charter Documents or any Subsidiary Charter Documents, (ii) subject to obtaining the approval and adoption of this Agreement and the approval of the Merger by the Company's stockholders as contemplated in Section 5.2 and compliance with the requirements set forth in Section 2.3(c), conflict with or violate any material Legal Requirement applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any Company Material Contract. Section 2.3(b) of the Company Disclosure Letter lists all consents, waivers and approvals under any of the Company's or any of its Subsidiaries' Contracts required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate were not obtained, would result in a material loss of benefits to the Company, Parent or the Surviving Corporation as a result of the Merger.

          (c) NECESSARY CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority or instrumentality, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a "GOVERNMENTAL ENTITY") or any other Person is required to be obtained or made by the Company in connection with the execution and delivery of this Agreement or the consummation of the Merger and other transactions contemplated hereby, except for: (i) the filing of the Certificate of Merger with the

Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company and/or Parent are qualified to do business, (ii) the filing of the Proxy Statement with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") and satisfaction of such other requirements of the comparable laws of other jurisdictions that the Parent reasonably determines to apply, and (iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to the Company, Parent or Merger Sub or materially adversely affect the ability of the parties hereto to consummate the Merger within the time frame in which the Merger would otherwise be consummated in the absence of the need for such consent, approval, order, authorization, registration, declaration or filings. The consents, approvals, orders, authorizations, registrations, declarations and filings set forth in (i) through (iv) are referred to herein as the "NECESSARY CONSENTS."

     2.4  SEC FILINGS; FINANCIAL STATEMENTS; CONTROLS.

          (a) SEC FILINGS. The Company has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed by it with the SEC since December 31, 2001. All such required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including those that the Company may file subsequent to the date hereof) are referred to herein as the "COMPANY SEC REPORTS." As of their respective dates, the Company SEC Reports (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC. The Company has previously furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Company with the SEC pursuant to the Securities Act or the Exchange Act.

          (b) FINANCIAL STATEMENTS. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the "COMPANY FINANCIALS"), including each Company SEC Report filed after the date hereof until the Closing:

(i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange Act), and (iii) fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of the Company operations and cash flows for the periods indicated. The Company does not intend to correct or restate, nor is there any basis for any correction or restatement of, any aspect of the Company Financials. The balance sheet of the Company contained in the Company SEC Reports as of September 30, 2005 is hereinafter referred to as the "COMPANY BALANCE SHEET." Except as disclosed in the Company Financials, since the date of the Company Balance Sheet, neither the Company nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a consolidated balance sheet or in the related notes to the consolidated financial statement prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole.

          (c) DISCLOSURE CONTROLS AND PROCEDURES. The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its Subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities. To the knowledge of the Company, based on its evaluation of the Company's disclosure controls and procedures as of the end of the Company's most recently completed fiscal quarter, such disclosure controls and procedures are currently effective in timely alerting the Company's principal executive officer and principal financial officer to material information required to be included in the Company's periodic and current reports required under the Exchange Act.

          (d) INTERNAL CONTROL OVER FINANCIAL REPORTING. The Company has established and maintains a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act). Based on its evaluation of its internal control over financial reporting as of the end of the Company's most recently completed fiscal quarter, such internal control over financial reporting is sufficient to provide reasonable assurance regarding the reliability of the Company's financial reporting and the preparation of the Company's financial statements for external purposes in accordance with GAAP. Based on its most recent evaluation of internal control over financial reporting and, to the knowledge of the Company, since such evaluation, there are not any significant deficiencies or material weaknesses known to the Company in the design or operation of internal control over financial reporting which could reasonably be expected to adversely affect in a material respect the Company's ability to record, process, summarize and report financial information or any material fraud known to the Company that involves management or other employees who have a significant role in internal control over financial reporting. The Company has furnished to Parent disclosures regarding material weaknesses, significant deficiencies and fraud involving management or other employees who have a significant role in internal control over financial reporting since December 31, 2002.

     2.5  ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Section
2.5 of the Company Disclosure Letter, since the date of the Company Balance Sheet there has not been: (i) any Material Adverse Effect on the Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's or any of its Subsidiaries' capital stock, or any purchase, redemption or other acquisition by the Company or any of its Subsidiaries of any of the Company's capital stock or any other securities of the Company or its Subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from Employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of the Company's or any of its Subsidiaries' capital stock; (iv) any granting by the Company or any of its Subsidiaries of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice (other than to directors or executive officers of the Company), or any payment by the Company or any of its Subsidiaries of any bonus, except for bonuses made in the ordinary course of business consistent with past practice (other than to directors or executive officers of the Company), or any granting by the Company or any of its Subsidiaries of any increase in severance or termination pay or any entry by the Company or any of its Subsidiaries into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby, (v) entry by the Company or any of its Subsidiaries into any licensing or other agreement with regard to the acquisition or disposition of any material Intellectual Property other than licenses, distribution agreements, advertising agreements, sponsorship agreements or merchant program agreements entered into in the ordinary course of business consistent with past practice, (vi) any amendment with respect to any Company Material Contract in effect, (vii) any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or
(viii) any material revaluation by the Company of any of its assets, including writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice.

     2.6  TAXES.

          (a) DEFINITION. For the purposes of this Agreement, the term "TAX" or, collectively, "TAXES" shall mean (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) of this Section 2.6(a) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) of this Section 2.6(a) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b)  TAX RETURNS AND AUDITS.

               (i) The Company and each of its Subsidiaries have prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("TAX RETURNS") relating to any and all Taxes concerning or attributable to the Company, its Subsidiaries or their respective operations and such Returns are true and correct and have been completed in accordance with applicable law.

               (ii) The Company and each of its Subsidiaries have timely paid all Taxes required to be paid and withheld with respect to their Employees (and paid over to the appropriate Taxing authority) all federal and state income taxes, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other Taxes required to be withheld.

               (iii) Neither the Company nor any of its Subsidiaries has been delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed against the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (iv) No audit or other examination of any Tax Return of the Company or any of its subsidiaries is presently in progress, nor has the Company or any of its Subsidiaries been notified of any request for such an audit or other examination.

               (v) Neither the Company nor any of its Subsidiaries has any liabilities for unpaid Taxes which have not been accrued or reserved on the Company Balance Sheet, whether asserted or unasserted, contingent or otherwise, and neither the Company nor any of its subsidiaries has incurred any liability for Taxes since the date of the Company Balance Sheet other than in the ordinary course of business.

               (vi) The Company has made available to Parent or its legal counsel, copies of all Tax Returns for the Company and each of its Subsidiaries filed for all periods since inception.

               (vii) There are no Liens on the assets of the Company or any of its Subsidiaries relating to or attributable to Taxes other than Liens for Taxes not yet due and payable. There is no basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien for Taxes on the assets of the Company or any of its subsidiaries.

               (viii) None of the assets of the Company or any of its Subsidiaries is treated as "tax-exempt use property," within the meaning of
Section 168(h) of the Code.

               (ix) Neither the Company nor any of its Subsidiaries is, nor has been at any time, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

               (x) No adjustment relating to any Return filed by the Company or any of its Subsidiaries has been proposed formally or, to the Knowledge of the Company or any of its Subsidiaries, informally by any tax authority to the Company, any of its Subsidiaries or any representative thereof.

               (xi) Neither the Company nor any of its Subsidiaries has (a) ever been a member of an affiliated group (within the meaning of Code ss.1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was Company), (b) ever been a party to any Tax sharing, indemnification or allocation agreement, nor does the Company or any of its Subsidiaries owe any amount under any such agreement (c) any liability for the Taxes of any person (other than Company or any of its Subsidiaries) under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise and (d) ever been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

               (xii) Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

               (xiii) [Reserved]

               (xiv) No claim has ever been made by any taxing authority in a jurisdiction where the Company or any of its Subsidiaries do not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation within that jurisdiction.

               (xv) Neither the Company nor any of its Subsidiaries has consummated, has participated in, or is currently participating in any transaction which was or is a "tax shelter," "listed transaction" or "reportable transaction" as defined in Sections 6662, 6662A, 6011, 6012 or 6707A of the Code or the Treasury Regulations promulgated thereunder, including, but not limited to, transactions identified by the Internal Revenue Service by notice, regulation or other form of published guidance as set forth in Treasury Regulations Section 1.6011-4(b)(2).

     2.7  INTELLECTUAL PROPERTY.

          (a) DEFINITIONS. For the purposes of this Agreement, the following terms have the following meanings:

               (i) "INTELLECTUAL PROPERTY" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (a) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (b) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (c) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (d) all mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology; (e) domain names, uniform resource locators ("URLs") and other names and locators associated with the Internet (collectively, "DOMAIN NAMES"), (f) all computer software, including all source code, object code, firmware, development tools, files, records and data, and all media on which any of the foregoing is recorded; (g) all industrial designs and any registrations and applications therefor throughout the world; (h) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (i) all databases and data collections and all rights therein throughout the world; (j) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (k) any similar or equivalent rights to any of the foregoing anywhere in the world.

          (ii) "COMPANY INTELLECTUAL PROPERTY" shall mean any Intellectual Property that is owned by, or created, invented, authored or acquired by, or exclusively licensed to, the Company or any of its Subsidiaries.

          (iii) "REGISTERED INTELLECTUAL PROPERTY" shall mean all United States, international and foreign: (a) patents and patent applications (including provisional applications); (b) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (c) registered copyrights and applications for copyright registration; (d) Domain Name Registrations; and (e) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Governmental Authority.

          (iv) "COMPANY REGISTERED INTELLECTUAL PROPERTY" shall mean all of the Registered Intellectual Property owned by, or filed in the name of, the Company or any of its Subsidiaries.

               (b) REGISTERED INTELLECTUAL PROPERTY; PROCEEDINGS. Section 2.7(b) of the Company Disclosure Letter sets forth (a) all Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued, applied for or registered, and (b) all proceedings or actions before any court or tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere else in the world) related to any of the Company Registered Intellectual Property.

               (c) COMPANY PRODUCTS. Section 2.7(c) of the Company Disclosure Letter sets forth a list (by name) of all products or service offerings of the Company or any of its Subsidiaries (collectively, "COMPANY PRODUCTS") that currently or within the 90-day period preceding the date hereof have been sold, offered for sale, distributed or otherwise disposed of or which the Company or any of its Subsidiaries currently intends to license, sell, offer for sale or otherwise distribute in the future, including any products or service offerings under development.

               (d) NO ORDER. Except as set forth in Section 2.7(d) of the Company Disclosure Letter, no Company Intellectual Property or Company Product is subject to any proceeding or outstanding order, Contract or stipulation restricting in any manner the use, transfer, or licensing thereof by Company or any of its Subsidiaries, or which may affect the validity, use or enforceability of such Company Intellectual Property or Company Product.

               (e) REGISTRATION. Each item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining or perfecting such Company Registered Intellectual Property.

               (f) FURTHER ACTIONS. Section 2.7(f) of the Company Disclosure Letter sets forth a list of all actions that are required to be taken by the Company within 120 days of the date hereof with respect to any of the Company Registered Intellectual Property.

               (g) ABSENCE OF LIENS. The Company owns and has good and exclusive title to each item of Company Intellectual Property owned by it, free and clear of any Liens (excluding non-exclusive licenses and related restrictions granted in the ordinary course of business consistent with past practice).

               (h) THIRD-PARTY DEVELOPMENT. To the extent that any product, technology, software or Intellectual Property has been developed or created independently or jointly (with the Company) by a third party for the Company or any of its Subsidiaries, or is incorporated into any of the Company Products, the Company and its Subsidiaries have a written agreement (which is listed on Section 2.7(j)(ii) of the Company Disclosure Letter) with such third party with respect thereto and, except as set forth in Section 2.7(h) of the Company Disclosure Letter the Company and its Subsidiaries thereby either (a) have obtained ownership of, and are the exclusive owners of, or (b) have obtained perpetual, non-terminable licenses (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

               (i) TRANSFERS. Neither the Company nor any of its Subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was Company Intellectual Property, to any third party. Neither the Company nor any of its Subsidiaries has permitted the Company's rights in such Company Intellectual Property to lapse or enter the public domain except where such Intellectual Property is not material to the Company and the Company has made a reasonable business judgment to permit such Company Intellectual Property to lapse or enter the public domain.

               (j) LICENSES. Section 2.7(j)(i) of the Company Disclosure Letter sets forth a list of all contracts, licenses and agreements to which the Company or any of its Subsidiaries is a party with respect to Company Intellectual Property licensed, disclosed or transferred to any third party or under which any third party has otherwise been granted or has any right with respect to any Company Intellectual Property ("OUT-LICENSES"). Section 2.7(j)(ii) of the Company Disclosure Letter sets forth a list of all contracts, licenses and agreements to which the Company or any of its Subsidiaries is a party ("IN-LICENSES"), other than "shrink wrap" and similar widely available commercial end-user licenses, pursuant to which a third party has licensed, extended or permitted to use or transferred, any Intellectual Property to the Company or any of its Subsidiaries. The Out-Licenses together with the In-Licenses, the "COMPANY IP LICENSES".

               (k) NO CONFLICT. All Company IP Licenses are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, suspension of, or acceleration of any payments with respect to, any Company IP Licenses. Each of the Company and its Subsidiaries is in material compliance with, and has not materially breached any term of any Company IP License and, to the Knowledge of the Company, all other parties to the Company IP Licenses are in compliance with, and have not materially breached any term of, any Company IP Licenses. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of the Company's and its Subsidiaries' rights under the Company IP Licenses to the same extent the Company and its Subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company or any of its Subsidiaries would otherwise be required to pay. Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent or Merger Sub by operation of law or otherwise of any contracts or agreements to which the Company or any of its Subsidiaries are a party, will result in (A) either Parent or the Merger Sub granting to any third party any right to or with respect to any material Intellectual Property right owned by, or licensed to, either of them, (B) either Parent or Merger Sub being bound by, or subject to, any non-compete or other material restriction on the operation or scope or their respective businesses, or (C) either Parent or Merger Sub being obligated to pay any royalties or other material amounts to any third party in excess of those payable by Parent or Merger Sub, respectively, prior to the Closing.

               (l) NO INFRINGEMENT. The operation of the business of the Company and its Subsidiaries as such business was conducted prior hereto, as currently is conducted, and reasonably contemplated to be conducted, including
(a) the Company's and its Subsidiaries' design, development, manufacture, distribution, reproduction, marketing or sale of the products, software or services of the Company and its Subsidiaries (including Company Products), and
(b) the Company's use of any product, device or process, has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or, constitute unfair competition or unfair trade practices under the laws of any jurisdiction.

               (m) ALL NECESSARY INTELLECTUAL PROPERTY. The Company Intellectual Property constitutes all the material Intellectual Property used in and/or necessary to the conduct of the business of the Company and its Subsidiaries as it currently is conducted, and as it is currently planned to be conducted by the Company and its Subsidiaries, including the design, development, manufacture, use, import and sale of products, technology and performance of services (including the Company Products).

               (n) NO NOTICE OF INFRINGEMENT. Neither the Company nor any of its Subsidiaries has received notice from any third party that the operation of the business of the Company or any of its Subsidiaries or any act, product or service of the Company or any of its Subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or unfair trade practices under the laws of any jurisdiction.

               (o) NO THIRD PARTY INFRINGEMENT. Except as set forth in Section 2.7(o) of the Company Disclosure Letter, to the Knowledge of the Company, no person has or is infringing or misappropriating any Company Intellectual Property.

               (p) PROPRIETARY INFORMATION AGREEMENTS. The Company and each of its Subsidiaries has taken reasonable steps to protect the Company's and its Subsidiaries' rights in the Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to the Company or any of its Subsidiaries, and, without limiting the foregoing, each of the Company and its Subsidiaries has and enforces a policy requiring each Employee to execute a proprietary information/confidentiality agreement substantially in the form provided to Parent, and all Employees of the Company and any of its Subsidiaries have executed such an agreement. The Company and its Subsidiaries take reasonable steps to protect the confidentiality and security of their software, databases, systems, networks and Internet Sites from any unauthorized use, access, interruption or modification by third parties.

               (q) OPEN SOURCE. No Company Product uses, incorporates or has embedded in it any source, object or other software code subject to an open source license or other similar type of license (including without limitation, the GNU General Public License, Library Generally Public License, Lesser General Public License, Mozilla License, Berkeley Software Distribution License, Open Source Initiative license, MIT, Apache or Public Domain Licenses), (each an "Open Source License"), and no software subject to an Open Source License was used in the development or design of any Company Product.

               (r) SOURCE CODE ESCROW. Neither the Company nor any of its Subsidiaries is a party to any Contract which will require that the computer software source code owned by the Company or any Subsidiary be released from escrow, or access to such source code otherwise be provided to any third party, as a result of the execution, delivery or effectiveness of this Agreement or the consummation of any of the transactions contemplated by this Agreement.

               (s) NO DEFECT. All Company Products are free from any material defect, bug, malware, virus or programming design or documentation error or corruptant.

               (t) PRIVACY. The Company and its Subsidiaries fully comply in all material respects with all relevant laws and regulations, and with the Company's own policies with respect to the privacy of all users and customers and any of their personally identifiable information, and no written claims have been asserted or threatened against the Company or any of its Subsidiaries by any person alleging a violation of any of the foregoing.

     2.8  COMPLIANCE; PERMITS.

          (a) COMPLIANCE. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or in violation of, any Legal Requirement applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of their respective businesses or properties is, or the Company believes is reasonably likely to be, bound or affected, except for those conflicts, defaults or violations that, individually or in the aggregate, would not cause the Company to lose any material benefit or incur any material liability. No investigation or review by any Governmental Entity is pending or, to the Knowledge of the Company, has been threatened, against the Company or any of its Subsidiaries. There is no material judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of material property by the Company or any of its Subsidiaries or the conduct of business by the Company and its Subsidiaries as currently conducted.

          (b) PERMITS. The Company and its Subsidiaries hold, to the extent legally required, all material permits, licenses, variances, clearances, consents, commissions, franchises, exemptions, orders and approvals from Governmental Entities ("PERMITS") that are required for the operation of the business of the Company (collectively, "COMPANY PERMITS"). As of the date hereof, no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened. The Company and its Subsidiaries are in compliance in all material respects with the terms of the Company Permits.

     2.9 LITIGATION. Except as set forth in Section 2.9 of the Company Disclosure Letter, there are no claims, suits, actions or proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated hereby or which would reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to be material to the Company.

     2.10 BROKERS' AND FINDERS' FEES; FEES AND EXPENSES. Except for fees payable to UBS Securities LLC pursuant to an engagement letter dated August 11, 2004, as amended by letter agreement dated July 1, 2005, a copy of which (including exhibits) has been provided to Parent, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby, and, except for an Indemnification Agreement, dated August 11, 2004, with UBS Securities LLC, the Company has not entered into an indemnification agreement or arrangement with any Person in connection with this Agreement and the transactions contemplated hereby. An itemized good faith estimate of the fees and expenses of any accountant, broker, financial advisor, consultant, legal counsel or other Person retained by the Company in connection with this Agreement or the transactions contemplated hereby incurred or to be incurred by the Company in connection with this Agreement and the transactions contemplated thereby is set forth in Section 2.10 of the Company Disclosure Letter.

     2.11 TRANSACTIONS WITH AFFILIATES. Except as set forth in the Company SEC Reports, since the date of the Company's last proxy statement filed with the SEC, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC under the Securities Act.

     2.12 EMPLOYEE BENEFIT PLANS.

          (a) SCHEDULE. All employee compensation, incentive, fringe or benefit plans, programs, policies, commitments, contracts (including each material employment, severance, consulting, relocation, repatriation, expatriation or other contract between the Company or any Affiliate (as defined below) and any Employee (as defined below)) or other arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) covering any active, former employee, director or consultant of Company (an "EMPLOYEE," which shall for this purpose mean an Employee of Company or any Affiliate (as defined below)), any subsidiary of Company or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with Company within the meaning of Section 414 of the Code (an "AFFILIATE"), or with respect to which Company has or may have liability, are listed in Section 2.12(a) of the Company Schedule (the "COMPANY BENEFIT PLANS").

          (b) DOCUMENTS. The Company has provided to Parent: (i) correct and complete copies of all documents embodying each Company Benefit Plan, including (without limitation) all amendments to each such Company Benefit Plan, and all material written agreements and contracts relating to each such Company Benefit Plan (including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts, trust agreements, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Benefit Plan); (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Benefit Plan; (iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Plan; (iv) all Internal Revenue Service (the "IRS") determination, opinion, notification and/or advisory letters; (v) all correspondence to or from any governmental agency relating to any Company Benefit Plan; (vi) all forms and notices pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"); (vii) all discrimination tests for each Company Benefit Plan for the most recent three (3) plan years; (viii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (ix) if the Company Employee Plan is funded, the most recent annual and periodic accounting of plan assets; (x) all communications to Employees relating to any Company Employee Plan and any proposed Company Employee Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules, or other events which would result in any material liability to Company or any Affiliate; and (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with any Company Employee Plan.

          (c) COMPLIANCE. Company has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to, each Company Employee Plan, and each Company Employee Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to each such plan. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities) has been brought, or to the knowledge of Company is threatened, against or with respect to any such Company Employee Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of Company, threatened by the IRS or Department of Labor (the "DOL") with respect to any Company Employee Plan. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to any Company Employee Plan has been timely made or accrued. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code: (i) has either obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its tax-qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation. Company does not have any plan or commitment to establish any new Company Employee Plan, to modify any Company Employee Plan (except to the extent required by law or to conform any such Company Employee Plan to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any new Company Employee Plan. Each Company Employee Plan (other than any stock option plan) can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to

Parent, Company or any of its Affiliates (other than ordinary administration expenses and expenses for benefits accrued but not yet paid). No Company Employee Plan that is subject to Section 409A of the Code has been materially modified (as defined under Section 409A of the Code) since October 3, 2004 and all such non-qualified deferred compensation plans or arrangements have been operated in good faith compliance with Section 409A of the Code from December 31, 2004 through the date hereof.

          (d) MULTIPLE EMPLOYER AND MULTIEMPLOYER PLANS. Neither Company nor any of its Affiliates has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or
Section 412 of the Code. At no time has Company or any of its Affiliates contributed to or been obligated to contribute to any "multiemployer plan," as such term is defined in Section 3(37) of ERISA or to any plan described in
Section 413 of the Code. Neither Company nor any of its Affiliates, nor any officer or director of Company or any of its Affiliates is subject to any liability or penalty under Section 4975 through 4980B of the Code or Title I of ERISA. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code, and Section 408 of ERISA, has occurred with respect to any Company Employee Plan which could subject Company or its Affiliates to material liabilities.

          (e) CONTINUATION COVERAGE. No Company Benefit Plan provides health benefits (whether or not insured), with respect to Employees after retirement or other termination of service (other than coverage mandated by applicable Legal Requirements or benefits, the full cost of which is borne by the Employee) other than individual arrangements the amounts of which are not material.

          (f) INTERNATIONAL EMPLOYEE PLANS. Except as set forth in Section 2.12(f) of the Disclosure Letter, the Company does not now, nor has it ever had the obligation to, maintain, establish, sponsor, participate in, or contribute to any International Employee Plan. As used in this Agreement, "INTERNATIONAL EMPLOYEE PLAN" shall mean each Company Benefit Plan that has been adopted or maintained by the Company or any Affiliate, whether informally or formally, or with respect to which the Company or any Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States.

          (g) EFFECT OF TRANSACTION. Except as set forth in Section 2.12(g) of the Company Disclosure Letter, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Benefit Plan that will or may result in any material payment (whether of severance pay or otherwise), acceleration of payment, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee. There is no contract, agreement, plan or arrangement with an Employee to which the

Company or any of its Subsidiaries is a party as of the date of this Agreement, that, individually or collectively and as a result of the transaction contemplated hereby (whether alone or upon the occurrence of any additional or subsequent events), would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Section 280G of the Code.

          (h) HEALTHCARE COMPLIANCE. Neither the Company nor any Affiliate has, prior to the Effective Time, violated any of the health care continuation requirements of COBRA, the requirements of Family Medical Leave Act of 1993, as amended, or the requirements of the Health Insurance Portability and Accountability Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its Employees, except where the violation, individually or in the aggregate, would not be material the Company.

          (i) LABOR. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company or any of its Subsidiaries. To the Knowledge of the Company, there are no activities or proceedings of any labor union to organize any Employees. There is no labor dispute, strike or work stoppage against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened or reasonably anticipated which may materially interfere with the respective business activities of the Company or any of its Subsidiaries. None of the Company, any of its Subsidiaries or any of their respective representatives or Employees has committed any material unfair labor practice in connection with the operation of the respective businesses of the Company or any of its Subsidiaries. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, be material to the Company. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act.

     2.13 TITLE TO PROPERTIES.

          (a) PROPERTIES. Section 2.13(a)(i) of the Company Disclosure Letter sets forth a list of all real property currently owned by the Company or any of its Subsidiaries (the "OWNED REAL PROPERTY"). Section 2.13(a)(ii) of the Company Disclosure Letter sets forth a list of all real property currently leased, licensed, subleased or otherwise occupied by the Company or any of its Subsidiaries excluding the Owned Real Property (collectively, the "LEASED REAL PROPERTY"), the name of the lessor, the date of the relevant occupancy agreement and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease (collectively, the "LEASES"). All such current Leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such Leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default). The Leased Real Property and the Owned Real Property shall be collectively referred to herein as the "COMPANY REAL PROPERTY").

          (b) CONDITION OF COMPANY REAL PROPERTY. Except as otherwise described in Section 2.13(b) of the Company Disclosure Letter: (i) there are no structural, electrical, mechanical, plumbing, roof, paving or other defects in any improvements located on any of the Owned Real Property as could, either individually or in the aggregate, have a material and adverse effect on the use, development, occupancy or operation thereof, (ii) to the Knowledge of the Company, there are no natural or artificial conditions upon any Owned Real Property or any other facts or conditions which could, in the aggregate, have a material and adverse effect on the transferability, financeability, ownership, leasing, use, development, occupancy or operation of any such real property,
(iii) neither the Company nor any of its Subsidiaries has received any notice from any insurance company of any defects or inadequacies in any Company Real Property or any part thereof which could materially and adversely affect the insurability of such property or the premiums for the insurance thereof, nor has any notice been given by any insurer of any such property requesting the performance of any repairs, alterations or other work with which compliance has not been made, and (iv) there are no pending, or, to the Knowledge of the Company, threatened condemnation or eminent domain actions or proceedings, or any special assessments or other activities of any public or quasi-public body that are reasonably likely to materially and adversely affect the Owned Real Property. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries will be required to incur more than $100,000 to restore any Leased Real Property at the end of the term of any Lease.

          (c) VALID TITLE. The Company and each of its Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except for Liens imposed by law in respect of obligations not yet due which are owed in respect of taxes and Liens which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

     2.14 ENVIRONMENTAL MATTERS.

          (a) HAZARDOUS MATERIAL. Except as would not reasonably be expected to result in a material liability to the Company or any of its Subsidiaries, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable foreign, federal, state, provincial or local Legal Requirement to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including PCBs, asbestos, petroleum, toxic mold, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies properly and safely maintained, (a "HAZARDOUS MATERIAL") are present, as a result of the actions of the Company or any of its Subsidiaries or any affiliate of the Company, or, to the Company's Knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any of its Subsidiaries has at any time owned, operated, occupied or leased.


          (b) HAZARDOUS MATERIALS ACTIVITIES. Neither the Company nor any of its Subsidiaries has transported, stored, used, manufactured, disposed of, released, removed or exposed its Employees or others to Hazardous Materials or manufactured any product containing a Hazardous Material (collectively "HAZARDOUS MATERIALS ACTIVITIES") in violation, in any material respect, of any Legal Requirement or in a manner which has caused or could reasonably be expected to cause an adverse health effect to any such person. There are no facts or circumstances likely to prevent or delay the ability of the Company or any its Subsidiaries to comply, when required, with the European Directive 2002/96/EC on waste electrical and electronic equipment ("WEEE DIRECTIVE") or European Directive 2002/95/EC on the restriction of the use of certain hazardous substances in electrical and electronic equipment ("RoHS DIRECTIVE") and Section 2.14(b) of the Company Disclosure Letter lists all products of the Company or any of its Subsidiaries which are subject to the RoHS Directive which will not be in compliance with the RoHS Directive as of the Closing.

          (c) Neither the Company nor any of its Subsidiaries have entered into any agreement that may require any of them to guarantee, reimburse, pledge, defend, hold harmless, or indemnify any other party with respect to any material liabilities arising out of the Hazardous Material Activities of the Company or any of its Subsidiaries or any Legal Requirement relating to the environment, natural resources, pollution, worker safety or exposure of any individual to a Hazardous Material ("ENVIRONMENTAL LAW").

          (d) PERMITS. The Company and its subsidiaries currently hold all Permits (the "COMPANY ENVIRONMENTAL PERMITS") necessary for the conduct of the Company's and its Subsidiaries' Hazardous Material Activities and other businesses of the Company and its Subsidiaries as such activities and businesses are currently being conducted.

          (e) ENVIRONMENTAL LIABILITIES. No action, proceeding, revocation proceeding, amendment procedure, writ or injunction is pending, and to the Company's Knowledge, no action, proceeding, revocation proceeding, amendment procedure, writ or injunction has been threatened by any Governmental Entity, against the Company or any of its Subsidiaries concerning any Company

Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company or any of its Subsidiaries. The Company is not aware of any fact or circumstance which could reasonably be expected to result in a material liability to the Company or any of its Subsidiaries arising out of the Hazardous Materials Activities of the Company or any of its Subsidiaries or pursuant to any Environmental Law.

          (f) ENVIRONMENTAL DOCUMENTS. The Company has made available for inspection by Parent and its agents and representatives all records in the Company's or any Subsidiary's possession or control concerning the Hazardous Material Activities of the Company or its Subsidiaries, all environmental assessments, audits, and sampling reports, Company Environmental Permits, and material correspondence with any Governmental Entity relating to Environmental Laws.

     2.15 CONTRACTS.

          (a) MATERIAL CONTRACTS. For purposes of this Agreement, "COMPANY MATERIAL CONTRACT" shall mean:

               (i) any "material contracts" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company and its Subsidiaries;

               (ii) any employment or consulting Contract with any executive officer or other employee of the Company earning an annual salary in excess of $100,000 or member of the Company's Board of Directors, other than those that are terminable by the Company or any of its Subsidiaries on no more than 30 days notice without liability or financial obligation to the Company;

               (iii) any Contract or plan, including any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

               (iv) any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale or license of hardware or software products in the ordinary course of business;

               (v) any Contract containing any covenant (A) limiting in any respect the right of the Company or any of its Subsidiaries to engage in any line of business, to make use of any material Intellectual Property or compete with any Person in any material line of business or to compete with any person,
(B) granting any exclusive distribution rights, or (C) otherwise having an adverse effect on the right of the Company and its Subsidiaries to sell, distribute or manufacture any material products or services or to purchase or otherwise obtain any material software, components, parts or subassemblies;

               (vi) any Contract relating to the disposition or acquisition by the Company or any of its Subsidiaries, after the date of this Agreement, of a material amount of assets not in the ordinary course of business or pursuant to which the Company or any of its Subsidiaries has any material ownership interest in any other Person or other business enterprise other than the Company's Subsidiaries;

               (vii) any dealer, distributor, joint marketing or development agreement under which the Company or any of its Subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of 30 days or less, or any material agreement pursuant to which the Company or any of its Subsidiaries have continuing material obligations to jointly develop any Intellectual Property that will not be owned, in whole or in part, by the Company or any of its Subsidiaries and which may not be terminated without liability or financial obligation to the Company upon notice of 30 days or less;

               (viii) any Contract to provide source code to any third party for any product or technology that is material to the Company and its Subsidiaries taken as a whole;

               (ix) any Contract containing any material support, maintenance or service obligation on the part of the Company or any of its Subsidiaries, other than those obligations that are terminable by the Company or any of its Subsidiaries on no more than 30 days notice without liability or financial obligation to the Company or its Subsidiaries;

               (x) any Contract to license any third party to manufacture or reproduce any of the Company's products, services or technology or any Contract to sell or distribute any of the Company's products, services or technology, except agreements with distributors or sales representative in the ordinary course of business consistent with past practice and terminable without liability or financial obligation to the Company upon notice of 30 days or less and substantially in the form previously provided to Parent;

               (xi) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit, other than accounts receivables and payables in the ordinary course of business;

               (xii) any material settlement agreement entered into within five
(5) years prior to the date of this Agreement;

               (xiii) any other agreement, contract or commitment (other than purchase orders from customers in the ordinary course of business consistent with past practices for the Company's standard products) that has a value of $250,000 or more in any individual case or which relates to one of Company's customers or affiliates listed on Section 2.15(a)(xiii) of the Company Disclosure Letter which sets forth a list of the Company's top ten customers by related revenue for the four fiscal quarters ended September 30, 2005; or

               (xiv) any Contract, or group of Contracts with a Person (or group of affiliated Persons), the termination or breach of which would be reasonably expected to have a material adverse effect on any material division or business unit or other material operating group of product or service offerings of the Company or otherwise have a Material Adverse Effect on the Company.

          (b) SCHEDULE. Section 2.15(b) of the Company Disclosure Letter sets forth a list of all Company Material Contracts to which the Company or any of its Subsidiaries is a party or is bound by as of the date hereof which are described in Sections 2.15(a)(i) through 2.15(a)(xiv) hereof.

          (c) NO BREACH. All Company Material Contracts are valid and in full force and effect except to the extent they have previously expired in accordance with their terms or if the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to be material to the Company. Neither the Company nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both would constitute a default under the provisions of, any Company Material Contract, except in each case for those violations and defaults which, individually or in the aggregate, would not reasonably be expected to be material to the Company.

          (d) CONTRACTS. For purposes of this Agreement, "CONTRACTS" shall mean any written, oral or other agreement, contract, subcontract, settlement agreement, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect.

          (e) RIGHTS. Upon consummation of the Merger, Parent will automatically succeed to, and become entitled to, exercise the Company's rights and remedies under any Contract to which the Company or any of its Subsidiaries is a party.

     2.16 DISCLOSURE. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the proxy statement to be filed by the Company with the SEC (the "PROXY STATEMENT"), will, at the time the Proxy Statement is mailed to the stockholders of the Company, at the time of the Stockholders' Meeting or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein about Parent supplied by Parent for inclusion or incorporation by reference in the Proxy Statement.

     2.17 BOARD APPROVAL. The Board of Directors of the Company has, by resolutions duly adopted by unanimous vote at a meeting of all Directors duly called and held and not subsequently rescinded or modified in any way (the "COMPANY BOARD APPROVAL") has duly (i) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders and declared the Merger to be advisable, (ii) approved this Agreement and the transactions contemplated thereby, including the Merger, and (iii) recommended that the stockholders of the Company approve and adopt this Agreement and approve the Merger and directed that such matter be submitted to Company's stockholders at the Stockholders' Meeting.

     2.18 FAIRNESS OPINION. The Company's Board of Directors has received a written opinion from UBS Securities LLC, dated as of February 17, 2006, in customary form to the effect that, as of such date, the Per Share Merger Consideration is fair, from a financial point of view, to the Company stockholders (the "COMPANY FAIRNESS OPINION").

     2.19 TAKEOVER STATUTES. The Board of Directors of the Company has taken all steps necessary to exclude the applicability of any "moratorium", "control share acquisition", "business combination", "fair price" or other form of anti-takeover Legal Requirements of any jurisdiction that may purport to be applicable to this Agreement and no such Legal Requirement will apply to Parent or Merger Sub during the pendency of this Agreement, including the execution, delivery or performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby.

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF PARENT
                                 AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company, subject to the exceptions specifically disclosed in writing in the disclosure letter supplied by Parent and Merger Sub to the Company dated as of the date hereof (the "PARENT DISCLOSURE LETTER"), as follows:

     3.1  ORGANIZATION; STANDING AND POWER; CHARTER DOCUMENTS; MERGER SUB.

          (a) ORGANIZATION; STANDING AND POWER. Each of Parent and Merger Sub is a corporation or other organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (except, in the case of good standing, for entities organized under the laws of any jurisdiction that does not recognize such concept), has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified or licensed and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so organized, existing and in good standing or so qualified, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent.

          (b) CHARTER DOCUMENTS. Parent has delivered or made available to the Company a true and correct copy of the Certificate of Incorporation and Bylaws of Parent and Merger Sub, each as amended to date (collectively, the "PARENT CHARTER DOCUMENTS"). Parent is not in violation of any of the provisions of the Parent Charter Documents.

     3.2  AUTHORITY; NON-CONTRAVENTION; NECESSARY CONSENTS.

          (a) AUTHORITY. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only to the approval and adoption of this Agreement and the approval of the Merger by Parent as Merger Sub's sole stockholder and the filing of the Certificate of Merger pursuant to Delaware Law. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due execution and delivery by the Company, constitutes valid and binding obligations of Parent, enforceable against Parent and Merger Sub in accordance with its terms.

          (b) NON-CONTRAVENTION. The execution and delivery of this Agreement by Parent and Merger Sub does not, and performance of this Agreement by Parent will not: (i) conflict with or violate the Parent Charter Documents or the certificate of incorporation or bylaws of Merger Sub, (ii) subject to compliance with the requirements set forth in Section 3.2(c), conflict with or violate any material Legal Requirement applicable to Parent, Merger Sub or any of Parent's other Subsidiaries or by which Parent, Merger Sub or any of Parent's other Subsidiaries or any of their respective properties is bound or affected, or
(iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Parent's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Parent or any of its Subsidiaries pursuant to, any Contract to which Parent or any of its Subsidiaries is a party the termination or breach of which would have a Material Adverse Effect on Parent. Section 3.2(b) of the Parent Disclosure Letter lists all consents, waivers and approvals under any of Parent's Contracts required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate were not obtained, would result in a Material Adverse Effect on Parent or the Surviving Corporation.

          (c) NECESSARY CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or any other Person is required to be obtained or made by Parent in connection with the execution and delivery of this Agreement or the consummation of the Merger and other transactions contemplated hereby, except for the Necessary Consents.

     3.3 SEC FILINGS; FINANCIAL STATEMENTS. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Form 10-K for the fiscal year ended September 30, 2005 (as amended prior to the date hereof) and the Form 10-Q for the fiscal quarter ended December 31, 2005 (the "PARENT FINANCIALS"): (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange Act), and (iii) fairly presented in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated. The balance sheet of Parent contained in the Form 10-Q for the quarter ended December 31, 2005 as of December 31, 2005 is hereinafter referred to as the "PARENT BALANCE SHEET." Except as disclosed in the Parent Financials, since the date of the Parent Balance Sheet, neither Parent nor any of its Subsidiaries has any liabilities required under GAAP to be set forth on a consolidated balance sheet (absolute, accrued, contingent or otherwise) which, individually or in the aggregate, would have a Material Adverse Effect on Parent.

     3.4 DISCLOSURE. None of the information supplied or to be supplied by or on behalf of Parent and Merger Sub for inclusion or incorporation by reference in the Proxy Statement, will, at the time the Proxy Statement is mailed to the stockholders of Company, the time of the Stockholders' Meeting or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein about the Company.

     3.5 BOARD APPROVAL. The Board of Directors of Parent has, by resolutions duly adopted by unanimous vote at a meeting of all Directors duly called and held and not subsequently rescinded or modified in any way, duly (i) determined that the Merger is fair to, and in the best interests of, Parent and its stockholders and declared the Merger to be advisable, and (ii) approved this Agreement and the transactions contemplated hereby, including the Merger.

     3.6 NO PRIOR MERGER SUB OPERATIONS. Merger Sub was formed solely for the purpose of effecting the Merger and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

     3.7 FINANCING. Parent will have at the Closing, after taking into account cash on hand of Parent and Company immediately prior to the Closing and proceeds from a planned Financing, sufficient cash to satisfy its obligations under
Section 1.7(b).

                                   ARTICLE IV
               CONDUCT BY THE COMPANY PRIOR TO THE EFFECTIVE TIME

     4.1  CONDUCT OF BUSINESS BY THE COMPANY.

          (a) ORDINARY COURSE. During the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company and each of its Subsidiaries shall, except as otherwise expressly contemplated by this Agreement or to the extent that Parent shall otherwise consent in writing, (i) carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in material compliance with all applicable laws and regulations, (ii) pay its debts and taxes when due, pay or perform other material obligations when due, and (iii) use all reasonable efforts consistent with past practices and policies to (x) preserve intact its present business organization, (y) keep available the services of its present executive officers and Employees, and (z) preserve its relationships with customers, suppliers, licensors, licensees, and others with which it has business dealings. In addition, the Company shall promptly notify in writing Parent of any material adverse event involving its business or operations.

          (b)  REQUIRED CONSENT. In addition, without limiting the generality of
Section 4.1(a), except as permitted by the terms of this Agreement, and except as provided in Article IV of the Company Disclosure Letter, without the prior written consent of Parent, during the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall not do any of the following, and shall not permit any of its Subsidiaries to do any of the following:

               (i)  Enter into any new line of business;

               (ii) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock, other than any such transaction by a wholly-owned Subsidiary of it that remains a wholly-owned Subsidiary of it after consummation of such transaction, in the ordinary course of business consistent with past practice;

               (iii) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock or the capital stock of its Subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any Employee pursuant to stock option or purchase agreements in effect on the date hereof;

               (iv) Issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock, Company Voting Debt or any securities convertible into shares of capital stock or Company Voting Debt, or subscriptions, rights, warrants or options to acquire any shares of capital stock or Company Voting Debt or any securities convertible into shares of capital stock or Company Voting Debt, or enter into other agreements or commitments of any character obligating it to issue any such securities or rights, other than: (A) issuances of Company Common Stock upon the exercise of Company Options, warrants or other rights of the Company existing on the date hereof in accordance with their present terms or granted pursuant to clause (B) hereof, (B) grants of stock options or other stock based awards of or to acquire, Company Common Stock granted under the Company Stock Option Plans outstanding on the date hereof, in each case in the ordinary course of business consistent with past practices to new hires and which options or stock based awards have a vesting schedule no more favorable than one-quarter (1/4) on the first anniversary of the date of hire, and one-forty-eighth (1/48) on each monthly anniversary of the date of hire thereafter and do not accelerate, or become subject to acceleration, directly or indirectly, as a result of the approval or consummation of the Merger and/or termination of employment following the Merger, but in no event shall the period for exercisability under such option following termination of employment be extended beyond 90 days following a termination of employment for any reason other than retirement, death or total and permanent disability ("ROUTINE GRANTS");

               (v) Cause, permit or propose any amendments to the Company Charter Documents or any of the Subsidiary Charter Documents of the Company's Subsidiaries;

               (vi) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity or voting interest in or a portion of the assets of, or by any other manner, any business or any Person or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

               (vii) Enter into any binding agreement, agreement in principle, letter of intent, memorandum of understanding or similar agreement with respect to any material joint venture, strategic partnership or alliance;

               (viii) Sell, lease, license, encumber or otherwise dispose of any properties or assets except (A) the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of Company and its subsidiaries or (B) the licenses of current Company Products in the ordinary course of business and in a manner consistent with past practice having a term of less than or equal to 12 months, and having no material support, maintenance or service obligation, other than those obligations that are terminable by the Company or any of its Subsidiaries on no more than 30 days notice without liability or financial obligation to the Company;

               (ix) Make any loans, advances or capital contributions to, or investments in, any other Person, other than: (A) loans or investments by it or a wholly-owned Subsidiary of it to or in it or any wholly-owned Subsidiary of it, or (B) employee loans or advances for travel and entertainment expenses made in the ordinary course of business consistent with past practices;

               (x) Except as required by GAAP or the SEC as concurred in by its independent registered public accounting firm, make any material change in its methods, principles or practices of accounting since the date of the Company Balance Sheet;

               (xi) Make any Tax election or accounting method change that, individually or in the aggregate, is reasonably likely to adversely affect in any material respect the tax liability or tax attributes of the Company or any of its subsidiaries or settle or compromise any material income tax liability or consent to any extension or waiver of any limitation period with respect to Taxes;

               (xii) Revalue any of its assets;

               (xiii) (A) Pay, discharge, settle or satisfy any claims (including any Tax claim), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction for money, of claims, liabilities, obligations or litigation (x) in the ordinary course of business consistent with past practice or in accordance with their terms, of claims not in excess of $500,000 individually or $1,000,000 in the aggregate or (y) to the extent subject to reserves on the Company Financials existing as of the date hereof in accordance with GAAP, or (B) waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which Company or any of its subsidiaries is a party or of which Company or any of its subsidiaries is a beneficiary;

               (xiv) Except as required by Legal Requirements or Contracts binding on the Company or its Subsidiaries as of the date hereof, (1) increase in any manner the amount of compensation or fringe benefits of, or pay any bonus to or grant severance or termination pay to, any Employee or director of the Company or any Subsidiary of the Company, (2) make any increase in or commitment to increase any Company Benefit Plan (including any severance plan), adopt or amend or make any commitment to adopt or amend any Company Benefit Plan or make any contribution, other than regularly scheduled contributions, to any Company Benefit Plan, (3) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of Company Options or Company Restricted Stock, or reprice any Company Options or authorize cash payments in exchange for any Company Options, (4) enter into any employment, severance, termination or indemnification agreement with any Employee or enter into any collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), (5) make any material oral or written representation or commitment with respect to any material aspect of any Company Benefit Plan that is not materially in accordance with the existing written terms and provision of such Company Benefit Plan, (6) grant any stock appreciation right, phantom stock award, stock-related award or performance award (whether payable in cash, shares or otherwise) to any Person (including any Company Employee), or (7) enter into any agreement with any Company Employee the benefits of which are (in whole or in part) contingent or the terms of which are materially altered upon the occurrence of a transaction involving Company of the nature contemplated hereby; PROVIDED, HOWEVER, that nothing herein shall be construed as prohibiting the Company from (a) granting Company Options that are Routine Grants;

               (xv) Grant any exclusive rights with respect to any Company Intellectual Property;

               (xvi) Enter into or renew any Contracts containing, or otherwise subject the Surviving Corporation or Parent to, any non-competition, exclusivity or other material restrictions on the Company or the Surviving Corporation or Parent, or any of their respective businesses, following the Closing;

               (xvii) Enter into any agreement or commitment the effect of which would be to grant to a third party following the Merger any actual or potential right of license to any material Intellectual Property owned by Parent or any of its Subsidiaries or access to any source code owned by the Company;

               (xviii) Hire employees other than in the ordinary course of business consistent with past practice;

               (xix) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of any other Person (other than any wholly-owned Subsidiary of it) or enter into any arrangement having the economic effect of any of the foregoing, other than in connection with the financing of ordinary course trade payables consistent with past practice;

               (xx) Make any individual or series of related payments outside of the ordinary course of business or make or commit to make capital expenditures beyond those contained in the Company's capital expenditure budget in effect on the date hereof, a copy of which is included in Section 4.1(b)(xxi) of the Company Disclosure Letter ;

               (xxi) Enter into, modify or amend in a manner adverse in any material respect to the Company, or terminate any Company Material Contract currently in effect, or waive, release or assign any material rights or claims thereunder, in each case, in a manner adverse in any material respect to the Company, other than any modification, amendment or termination of any such Company Material Contract in the ordinary course of business, consistent with past practice;

               (xxii) Enter into any Contract requiring the Company or any of its Subsidiaries to pay in excess of an aggregate of $1,500,000 individually, or $5,000,000 in the aggregate;

               (xxiii) Agree in writing or otherwise to take any of the actions described in (i) through (xxii) above.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

     5.1  PROXY STATEMENT.

As promptly as practicable after the execution of this Agreement, the Company shall prepare, and file with the SEC, the Proxy Statement relating to the Company Stockholder Approval. Parent shall provide promptly to the Company such information concerning Parent as, in the reasonable judgment of Parent, the Company or their respective counsel, may be required or appropriate for inclusion in the Proxy Statement, or in any amendments or supplements thereto. At the earliest practicable time following the later of (i) receipt and resolution of SEC comments thereon, or (ii) the expiration of the 10-day waiting period provided in Rule 14a-6(a) promulgated under the Exchange Act, the Company shall file definitive proxy materials with the SEC and cause the Proxy Statement to be mailed to its stockholders. The Company will use commercially reasonable efforts to cause all documents that it is responsible for filing with the SEC or other regulatory authorities in connection with the Merger (or as required or appropriate to facilitate the Merger) to comply in all material respects with all applicable Legal Requirements. Prior to filing the preliminary proxy materials, definitive proxy materials or any other filing with the SEC, any other Governmental Entity or other regulatory authorities, the Company shall provide Parent (which term shall in all instances in this Section 5.1 also include Parent's counsel) with reasonable opportunity to review and comment on each such filing in advance and the Company shall in good faith consider including in such filings all comments reasonably proposed by Parent. The Company will notify Parent promptly of the receipt of any comments from the SEC or its staff (or of notice of the SEC's intent to review the Proxy Statement) and of any request by the SEC or its staff or any other government or regulatory officials for amendments or supplements to the Proxy Statement or any other filing or for additional/supplemental information, and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC, or its staff or any other government or regulatory officials, on the other hand, with respect to the Proxy Statement or any such other filing. The Company and its outside counsel shall permit Parent to participate in all communications with the SEC and its staff (including all meetings and telephone conferences) relating to the Proxy Statement, this Agreement or the Merger. The Company shall consult with Parent prior to responding to any comments or inquiries by the SEC, any other Governmental Entity or regulatory authority with respect to any filings related to (or necessary or appropriate to facilitate) the Merger, shall provide Parent with reasonable opportunity to review and comment on any such written response in advance and shall in good faith consider including in such response all comments reasonably proposed by Parent. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement or any other filing, the Company shall promptly inform Parent of such occurrence, provide Parent with reasonable opportunity to review and comment on any such amendment or supplement in advance, shall in good faith consider including in such amendment or supplement all comments reasonably proposed by Parent, and shall cooperate in filing with the SEC or its staff, any other Governmental Entity or regulatory authority, and/or mailing to the stockholders of the Company, such amendment or supplement.

     5.2  MEETING OF COMPANY STOCKHOLDERS; BOARD RECOMMENDATION.

          (a) MEETING OF COMPANY STOCKHOLDERS. Promptly after the date hereof, the Company will take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to call, hold and convene a meeting of its stockholders to consider adoption and approval of this Agreement and approval of the Merger (the "STOCKHOLDERS' MEETING"). The Stockholder's Meeting shall be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the Proxy Statement is cleared by the SEC (or if no SEC comments are received on or prior to the expiration of the 10-day waiting period provided in Rule 14a-6(a) promulgated under the Exchange Act, within 55 days after such initial filing). Subject to
Section 5.3(d), the Company will use all reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger, and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of Nasdaq or Delaware Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to its stockholders in advance of a vote on the Merger and this Agreement or if, as of the time for which the Stockholders' Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such Stockholders' Meeting or there are not sufficient votes for the adoption of this Agreement and the approval of the Merger. The Company shall ensure that the Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by it in connection with the Stockholders' Meeting are solicited in compliance with Delaware Law, its Certificate of Incorporation and Bylaws, the rules of Nasdaq and all other applicable Legal Requirements.

          (b)  BOARD RECOMMENDATION. Except to the extent expressly permitted by
Section 5.3(d): (i) the Board of Directors of the Company shall unanimously recommend that its stockholders vote in favor of adoption and approval of this Agreement and approval of the Merger at the Stockholders' Meeting, (ii) the Proxy Statement shall include a statement to the effect that the Board of Directors of the Company has unanimously recommended that the Company's stockholders vote in favor of adoption and approval of this Agreement and approval of the Merger at the Stockholders' Meeting, and (iii) neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Parent and Merger Sub, the unanimous recommendation of its Board of Directors that the Company's stockholders vote in favor of adoption and approval of this Agreement and the Merger. Without limitation, the recommendation of the Board of Directors of the Company shall be deemed to have been modified in a manner adverse to Parent if the recommendation shall no longer be unanimous.

     5.3  ACQUISITION PROPOSALS.

          (a)  NO SOLICITATION. Except to the extent expressly permitted by
Section 5.3(c), the Company agrees that neither it nor any of its Subsidiaries, nor any of the officers and directors of it or its Subsidiaries shall, and that it shall not permit its and its Subsidiaries' Employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to, directly or indirectly: (i) solicit, initiate, encourage, knowingly facilitate or induce any inquiry with respect to, or the making, submission or announcement of, any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions with any Person with respect to any Acquisition Proposal, except as to the existence of these provisions, (iv) approve, endorse or recommend any Acquisition Proposal (except to the extent specifically permitted pursuant to Section 5.3(d)), (v) release any third Person from any confidentiality or standstill agreement to which the Company is a party (or its investment banker on behalf of the Company), or fail to enforce or grant any material waiver, consent or request to, any Acquisition Proposal, under such agreement, or (vi) enter into any letter of intent or similar document or any contract agreement or commitment contemplating or otherwise relating to any Acquisition Proposal or transaction contemplated thereby. The Company and its Subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal. The Company acknowledges that any violation of the restrictions set forth in this Section 5.3(a) by any officer, director, employee, representative, investment banker, attorney, accountant or agent of the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 5.3(a) by the Company.

          (b)  NOTIFICATION OF UNSOLICITED ACQUISITION PROPOSALS.

               (i) As time is of the essence, as promptly as practicable (and in any event no later than 24 hours) after receipt of any Acquisition Proposal or any request for nonpublic information or inquiry which it reasonably believes would lead to an Acquisition Proposal, the Company shall provide Parent with oral and written notice of the material terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the Person or group making any such Acquisition Proposal, request or inquiry and a copy of all written materials provided in connection with such Acquisition Proposal, request or inquiry.

               (ii) As time is of the essence, the Company shall provide Parent with two (2) business days prior written notice (or such lesser prior notice as is provided to the members of its Board of Directors) of any meeting of the its Board of Directors at which its Board of Directors is reasonably expected to consider any Acquisition Proposal.

          (c) SUPERIOR OFFERS. Notwithstanding anything to the contrary contained in Section 5.3(a), in the event that the Company receives an unsolicited, bona fide written Acquisition Proposal from a third party that its Board of Directors has in good faith concluded (following consultation with its outside legal counsel and its financial advisor), is, or is reasonably likely to result in, a Superior Offer, the Company may then take the following actions (but only if and to the extent that the Board of Directors of the Company concludes in good faith, following the receipt of advice of the Company's outside legal counsel, that the failure to do so is reasonably likely to result in a breach of its fiduciary obligations under applicable Legal Requirements):

               (i) Furnish nonpublic information to the third party making such Acquisition Proposal, PROVIDED that (A) (1) prior to furnishing any such nonpublic information to such party, the Company gives Parent no less than 24 hours written notice of its intention to furnish such nonpublic information and
(2) the Company receives from the third party an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such third party on the Company's behalf, the terms of which are at least as restrictive as the terms contained in the Confidentiality Agreement and (B) contemporaneously with furnishing any such nonpublic information to such third party, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously so furnished); and

               (ii) Engage in negotiations with the third party with respect to the Acquisition Proposal, PROVIDED that no less than 24 hours prior to entering into negotiations with such third party, the Company gives Parent written notice of the Company's intention to enter into negotiations with such third party.

          (d) CHANGE OF RECOMMENDATION. In response to the receipt of a Superior Offer, the Board of Directors of the Company may withhold, withdraw, amend or modify its unanimous recommendation in favor of the Merger and enter into a written agreement memorializing such Superior Proposal, and, in the case of a Superior Offer that is a tender or exchange offer made directly to the stockholders of the Company, may recommend that the stockholders of the Company accept the tender or exchange offer (any of the foregoing actions, whether by the Board of Directors of the Company or a committee thereof, a "CHANGE OF RECOMMENDATION"), only if all of the following conditions in clauses (i) through
(viii) are met:

               (i) A Superior Offer with respect to it has been made and has not been withdrawn;

               (ii) The Stockholders' Meeting has not occurred;

               (iii) The Company shall have (A) provided to Parent written notice which shall state expressly (1) that the Company has received a Superior Offer, (2) the material terms and conditions of the Superior Offer and the identity of the Person or group making the Superior Offer, and (3) that the Company intends to effect a Change of Recommendation and the manner in which it intends to do so, (B) provided to Parent a copy of all written materials delivered to the Person or group making the Superior Offer in connection with such Superior Offer, and (C) made available to Parent all other materials and information made available to the Person or group making the Superior Offer in connection with such Superior Offer;

               (iv) The Board of Directors of the Company has concluded in good faith, after receipt of advice of its outside legal counsel, that, in light of such Superior Offer, the failure of the Board of Directors to effect a Change of Recommendation is reasonably likely to result in a breach of its fiduciary obligations to the stockholders of the Company under applicable law;

               (v) The Company shall not have breached any of the provisions set forth in Section 5.2 or this Section 5.3;

               (vi) At least two (2) business days shall have elapsed from the provision by the Company to Parent of the information specified in Section 5.3(d)(iii);

               (vii) During the two (2) business day period specified in Section 5.3(d)(vi), the Company negotiates with Parent in good faith with respect to adjustments to the terms and conditions of this Agreement that Parent may suggest during such period; and

               (viii) During or following the two (2) business day period specified in Section 5.3(d)(vi), the Board of Directors of the Company does not conclude in good faith (after consultation with its outside legal counsel and its financial advisor) that such Acquisition Proposal no longer constitutes a Superior Offer.

          (e) CONTINUING OBLIGATION TO CALL, HOLD AND CONVENE STOCKHOLDERS' MEETING; NO OTHER VOTE. Notwithstanding anything to the contrary contained in this Agreement, unless this Agreement is earlier terminated pursuant to Section 7.1, the obligation of the Company to call, give notice of, convene and hold the Stockholders' Meeting shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Acquisition Proposal, or by any Change of Recommendation and, the Company shall not submit to the vote of its stockholders any Acquisition Proposal, or propose to do so.

          (f) COMPLIANCE WITH TENDER OFFER RULES. Nothing contained in this Agreement shall prohibit the Company or its Board of Directors from taking and disclosing to the stockholders of the Company a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; PROVIDED that the content of any such disclosure thereunder shall be governed by the terms of this Agreement. Without limiting the foregoing proviso, the Company shall not effect a Change of Recommendation unless specifically permitted pursuant to the terms of Section 5.3(d).

          (g) CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

               (i) "ACQUISITION PROPOSAL," with respect to the Company, shall mean any offer or proposal, relating to any transaction or series of related transactions involving: (A) any purchase from such party or acquisition by any PERSON or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a ten percent (10%) interest in the total outstanding voting securities of the Company or any of its Subsidiaries or any tender offer or exchange offer that if consummated would result in any Person or group beneficially owning ten percent (10%) or more of the total outstanding voting securities of the Company or any of its Subsidiaries or any merger, consolidation, business combination or similar transaction involving the Company or any of its Subsidiaries, (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than ten percent (10%) of the assets of the Company (including its Subsidiaries taken as a whole), or
(C) any liquidation or dissolution of the Company (PROVIDED, HOWEVER, the transactions contemplated hereby by Parent and Merger Sub shall not be deemed an Acquisition Proposal); and

               (ii) "SUPERIOR OFFER," with respect to the Company, shall mean an unsolicited, bona fide written offer made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, all or substantially all of the assets of the Company or a majority of the total outstanding voting securities of the Company as a result of which the stockholders of the Company immediately preceding such transaction would hold less than fifty percent (50%) of the equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent or subsidiary thereof, on terms that the Board of Directors of the Company has in good faith concluded (following consultation with its outside legal counsel and its financial adviser), taking into account, among other things, all legal, financial, regulatory and other aspects of the offer and the Person making the offer (including committed borrowing capacity to the extent necessary to finance such Acquisition Proposal), to be more favorable, from a financial point of view, to the Company's stockholders (in their capacities as stockholders) than the terms of the Merger (taking into account all of the terms of any proposal by Parent to amend or modify the terms of this Agreement and the Merger) and is reasonably capable of being consummated without unreasonable delay.

     5.4 CONFIDENTIALITY; ACCESS TO INFORMATION; NO MODIFICATION OF REPRESENTATIONS, WARRANTIES OR COVENANTS.

          (a) CONFIDENTIALITY. The parties acknowledge that the Company and Parent have previously executed a Confidential Disclosure Agreement dated March 25 2005 (the "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms and each of Parent and the Company will hold, and will cause its respective directors, officers, Employees, agents and advisors (including attorneys, accountants, consultants, bankers and financial advisors) to hold, any Confidential Information (as defined in the

Confidentiality Agreement) confidential in accordance with the terms of the Confidentiality Agreement.

          (b) ACCESS TO INFORMATION. The Company shall afford Parent (and its advisors) reasonable access during normal business hours to the Company properties, books, records and personnel during the period prior to the Effective Time to obtain all information concerning its business, including the status of product development efforts, properties, results of operations and personnel, as Parent may reasonably request (including for the purpose of performing such environmental tests and investigations as Parent may desire); PROVIDED, HOWEVER, that the Company may restrict the foregoing access to the extent that any law, treaty, rule or regulation of any Governmental Entity applicable to such party requires such party or its Subsidiaries to restrict or prohibit access to any such properties or information.

          (c) NO MODIFICATION OF REPRESENTATIONS AND WARRANTIES OR COVENANTS. No information or knowledge obtained in any investigation or notification pursuant to this Section 5.4, Section 5.6 or Section 5.7 shall affect or be deemed to modify any representation or warranty contained herein, the covenants or agreements of the parties hereto or the conditions to the obligations of the parties hereto under this Agreement.

     5.5 PUBLIC DISCLOSURE. Without limiting any other provision of this Agreement, Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, and use all reasonable efforts to agree on, any press release or public statement with respect to this Agreement and the transactions contemplated hereby, including the Merger, and any Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation and (to the extent practicable) agreement, except as may be required by law or any listing agreement with the Nasdaq or any other applicable national or regional securities exchange or market. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

     5.6  REGULATORY FILINGS; COMMERCIALLY REASONABLE EFFORTS.

          (a) REGULATORY FILINGS. Each of Parent, Merger Sub and the Company shall coordinate and cooperate with one another and shall each use all reasonable efforts to comply with, and shall each refrain from taking any action that would impede compliance with, all Legal Requirements, and as promptly as practicable after the date hereof, each of Parent, Merger Sub and the Company shall make all filings, notices, petitions, statements, registrations, submissions of information, application or submission of other documents required by any Governmental Entity in connection with the Merger and the transactions contemplated hereby, including: (i) each party using its respective best efforts to file Notification and Report Forms with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice

("DOJ") as required by the HSR Act no later than two (2) business days following the date hereof, (ii) any other filing necessary to obtain any Necessary Consent, (iii) filings under any other comparable pre-merger notification forms reasonably determined by Parent to be required by the merger notification or control laws of any applicable jurisdiction, as agreed by the parties hereto, and (iv) any filings required under the Securities Act, the Exchange Act, any applicable state securities or "blue sky" laws and the securities laws of any foreign country, or any other Legal Requirement relating to the Merger. Each of Parent and the Company will cause all documents that it is responsible for filing with any Governmental Entity under this Section 5.6(a) to comply in all material respects with all applicable Legal Requirements.

          (b) EXCHANGE OF INFORMATION. Parent, Merger Sub and the Company each shall promptly supply the other with any information which may be required in order to effectuate any filings or application pursuant to Section 5.6(a). Except where prohibited by applicable Legal Requirements, and subject to the Confidentiality Agreement and any joint defense agreement entered into between the parties or their counsel, each of the Company and Parent shall consult with the other prior to taking a position with respect to any such filing, shall permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with any analyses, appearances, presentations, memoranda, briefs, white papers, arguments, opinions and proposals before making or submitting any of the foregoing to any Governmental Entity by or on behalf of any party hereto in connection with any investigations or proceedings in connection with this Agreement or the transactions contemplated hereby (including under any antitrust or fair trade Legal Requirement), coordinate with the other in preparing and exchanging such information and promptly provide the other (and its counsel) with copies of all filings, presentations or submissions (and a summary of any oral presentations) made by such party with any Governmental Entity in connection with this Agreement or the transactions contemplated hereby, PROVIDED that with respect to any such filing, presentation or submission, each of Parent and the Company need not supply the other (or its counsel) with copies (or in case of oral presentations, a summary) to the extent that any law, treaty, rule or regulation of any Governmental Entity applicable to such party requires such party or its Subsidiaries to restrict or prohibit access to any such properties or information. It is acknowledged and agreed by the parties hereto that Parent shall have, except where prohibited by applicable Legal Requirements, primary responsibility for determining the strategy for dealing with the FTC, DOJ, EC or any other Governmental Authority with responsibility for reviewing the Merger with respect to antitrust or competition issues.

          (c) NOTIFICATION. Each of Parent, Merger Sub and the Company will notify the other promptly upon the receipt of: (i) any comments from any officials of any Governmental Entity in connection with any filings made pursuant hereto and (ii) any request by any officials of any Governmental Entity for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any Legal Requirements. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 5.6(a), Parent, Merger Sub or the Company, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the applicable Governmental Entity such amendment or supplement.

          (d) COMMERCIALLY REASONABLE EFFORTS. Subject to the express provisions of Section 5.2 and Section 5.3 hereof and upon the terms and subject to the conditions set forth herein, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of commercially reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity,
(iii) the obtaining of all necessary consents, approvals or waivers from third parties, including all Necessary Consents, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any takeover statute or similar Legal Requirement is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Legal Requirement on the Merger, this Agreement and the transactions contemplated hereby.

          (e) LIMITATION ON DIVESTITURE. Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall be deemed to require Parent or the Company or any Subsidiary or affiliate thereof to agree to any Action of Divestiture. The Company shall not take or agree to take any Action of Divestiture without the prior written consent of Parent. For purposes of this agreement, an "ACTION OF DIVESTITURE" shall mean any divestiture by Parent or the Company or any of their Subsidiaries or affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     5.7  NOTIFICATION OF CERTAIN MATTERS.

          (a) BY THE COMPANY. The Company shall give prompt notice to Parent and Merger Sub of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.3(a) or 6.3(b) would not be satisfied.

          (b) BY PARENT. Parent and Merger Sub shall give prompt notice to the Company of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of Parent to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.2(a) or 6.2(b) would not be satisfied. 5.8 THIRD-PARTY CONSENTS. As soon as practicable following the date hereof, Parent and the Company will each use all reasonable efforts to obtain any material consents, waivers and approvals under any of its or its Subsidiaries' respective Contracts required to be obtained in connection with the consummation of the transactions contemplated hereby.

     5.9 TERMINATION OF 401(K) PLANS. Effective no later than the day immediately preceding the Closing Date, the Company and its Affiliates, as applicable, shall each terminate any and all group severance, separation or salary continuation plans, programs or arrangements and any and all plans intended to include a Code Section 401(k) arrangement (unless Parent provides written notice to the Company that such 401(k) plans shall not be terminated) (collectively, "Company Plans"). Unless Parent provides such written notice to the Company, no later than five business days prior to the Closing Date, the Company shall provide Parent with evidence that such Company Plan(s) have been terminated (effective as of the day immediately preceding the Closing Date) pursuant to resolutions of the Company's Board of Directors. The form and substance of such resolutions shall be subject to prior review and approval of Parent. The Company also shall take such other actions in furtherance of terminating such Company Plan(s) as Parent may reasonably require. In the event that the distribution or rollover of assets from the trust of a Company Plan that is terminated is reasonably anticipated to trigger liquidation charges, surrender charges, or other fees to be imposed upon the account of any participant or beneficiary of such terminated plan or upon the Company or plan sponsor, then the Company shall take such all such actions as are necessary to reasonably estimate the amount of such charges and/or fees and provide such estimate in writing to Parent prior to the Closing Date.

     5.10 INDEMNIFICATION.

          (a) INDEMNITY. From and after the Effective Time, Parent will cause the Surviving Corporation to, fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers immediately prior to the Effective Time and identified on Schedule 5.10 (the "INDEMNIFIED PARTIES"), subject to applicable law. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation, indemnification and advancement of expenses that are at least as favorable to the Indemnified Parties as those contained in the Certificate of Incorporation and Bylaws of the Company as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of Indemnified Parties, unless such modification is required by law.

          (b) INSURANCE. For a period of six (6) years after the Effective Time, Parent will cause the Surviving Corporation to use all reasonable efforts to cause to be maintained directors' and officers' liability insurance maintained by the Company covering those persons who are covered by the Company's directors' and officers' liability insurance policy as of the date hereof for events occurring prior to the Effective Time on terms comparable to those applicable to the current directors and officers of the Company; PROVIDED, HOWEVER, that in no event will the Surviving Corporation be required to expend in excess of 200% of the annual premium currently paid by the Company for such coverage and which is set forth on Schedule 5.10 of the Company Disclosure Letter (and to the extent annual premium would exceed 200% of the annual premium currently paid by the Company for such coverage, the Surviving Corporation or Parent shall use all reasonable efforts to cause to be maintained the maximum amount of coverage as is available for such amount that is 200% of such annual premium).

          (c) THIRD-PARTY BENEFICIARIES. This Section 5.10 is intended to be for the benefit of, and shall be enforceable by the Indemnified Parties and their heirs and personal representatives and shall be binding on Parent and the Surviving Corporation and its successors and assigns. In the event Parent or the Surviving Corporation or its successor or assign (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successor and assign of Parent or the Surviving Corporation, as the case may be, honor the obligations set forth with respect to Parent or the Surviving Corporation, as the case may be, in this
Section 5.10.

     5.11 MERGER SUB COMPLIANCE. Parent shall cause Merger Sub to comply with all of Merger Sub's obligations under or relating to this Agreement. Merger Sub shall not engage in any business which is not in connection with the Merger with and into the Company pursuant to this Agreement.

     5.12 [Reserved]

     5.13 SECTION 83(b) ELECTIONS. The Company shall use commercially reasonable efforts to deliver to Parent at or before the Closing, a true, correct and complete copy of each election statement made under Section 83(b) of the Code, filed by each person who acquired Company Restricted Stock, together with evidence of the timely filing of such election with the appropriate Internal Revenue Service Center.

     5.14 SPREADSHEET. The Company shall prepare and deliver to Parent at or prior to the Closing a spreadsheet in a form acceptable to Parent, which spreadsheet shall be dated as of the Closing Date, and which spreadsheet (the "SPREADSHEET") shall set forth as of immediately prior to the Effective Time:
(a) the names and holders of all Company Options and Company Restricted Stock;
(b) the number of shares of Company Common Stock underlying such Company Options, and the number of shares of Company Restricted Stock, held by such Persons; (c) the exercise price per share in effect as of immediately prior to the Effective Time for each such Company Option; (d) the vesting status and schedule for such Company Options and Company Restricted Stock held by each holder; and (e) the tax status of each Company Option held by such holder under
Section 422 of the Code. A draft of the Spreadsheet shall be provided to Parent by the Company no later than two (2) business days prior to the Closing.

     5.15 TAKEOVER LAWS. The Company shall, upon the request of Parent, take all reasonable steps to exclude the applicability of, or to assist in any challenge by Parent or Merger Sub to the validity or applicability to the Merger or any other transaction contemplated by this Agreement of, any "moratorium", "control share acquisition", "business combination", "fair price" or other form of anti-takeover Legal Requirements of any jurisdiction that may purport to be applicable to this Agreement.

     5.16 COOPERATION WITH FINANCING. The Company acknowledges that to fund partially or in whole the Merger Consideration, Parent intends to raise capital pursuant to a bank borrowing under a secured or unsecured loan, the issuance of debt, equity or hybrid securities in a private placement or public offering or some combination thereof (any of the foregoing, a "FINANCING"). The Company agrees to provide Parent with such cooperation as may be reasonably requested by Parent in connection with the arrangement and obtaining of any Financing, including (a) participation in meetings, drafting sessions, due diligence sessions, management presentation sessions, "road shows" and sessions with rating agencies, (b) preparation of business projections, financial statements (including pro forma financial statements), offering memoranda, private placement memoranda, prospectuses, marketing materials and similar documents,
(c) providing access to the Company's senior officers and representatives and the books and records, contracts and properties of the Company and its Subsidiaries, (d) the execution and delivery of any pledge and security documents, other financing documents, including any indemnity agreements, and (e) furnishing, or causing to be furnished, such other requested certificates or documents, comfort letters (including "negative assurance" comfort) of accountants, consents of accountants for use of their reports (which shall be unqualified) in any materials relating to the financing to be used in connection with the transactions contemplated by this Agreement, legal opinions, surveys and title insurance. The Company will use all commercially reasonable efforts to assist Parent with the full satisfaction, on a timely basis, of the terms, conditions, representations and warranties set forth in any commitment letter, credit agreement, purchase agreement, underwriting agreement, placement agent agreement or other definitive agreement for any such Financing. Notwithstanding anything herein to the contrary, neither the Company, any of its Subsidiaries nor any of their respective officers or directors shall be required to file any registration statement with the SEC or pay any commitment or other similar fee or incur any other liability in connection with the Financings contemplated hereby prior to the Effective Time, including, without limitation, any pledge or security documents or other definitive Financing documents. The terms of this
Section 5.16 relate only to the Company's obligation to cooperate with Parent in connection with the arrangement of the Financing, and shall not be deemed to create any additional condition on the obligations of Parent and Merger Sub to consummate and effect the Merger; provided, however, that any noncompliance or breach of this Section 5.16 is subject to the provisions of Section 6.3.

     5.17 COMPANY OPTIONS. The Company agrees that immediately prior to and contingent upon the effectiveness of the Merger, all Company Options with an exercise price less than $30.00 per share shall be purchased by the Company for a cash payment equal to the amount by which $30.00 per share exceeds the exercise price per share for each share of Company Common Stock subject to such Company Options, multiplied by the number of shares issuable upon exercise in full of such Company Options, such that there shall be no outstanding Company Options as of the effectiveness of the Merger. The Company shall make all appropriate withholding as may be required in accordance with applicable laws and regulations for such purchase.

     5.18 COMPANY FAIRNESS OPINION. As soon as practicable following the date hereof, the Company shall deliver to Parent and its legal counsel a copy of the Company Fairness Opinion.

     5.19 PAYMENTS. No later than two (2) Business Days following the Closing, the Parent shall deposit in escrow the aggregate amount of cash set forth in
Section 5.19 to the Company Disclosure Letter. This cash shall be used to fund the payment terms set forth in the executed Payment Agreements. Company shall use all commercially reasonable efforts to cause the individuals set forth on
Schedule 5.19 to the Company Disclosure Letter hereto to deliver Parent an executed Payment Agreement at the Closing.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

     6.1 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a) COMPANY STOCKHOLDER APPROVAL. This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law, by the stockholders of the Company.

          (b) NO ORDER. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which (i) is in effect and (ii) has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (c) HSR ACT. All waiting periods (and any extension thereof) under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early. All other material foreign antitrust approvals reasonably determined by Parent to be required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained.

     6.2 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct on the date hereof and as of the Closing Date with the same force and effect as if made on the Closing Date (except that those representations and warranties which address matters only as of a particular date shall have been true and correct only on such date), except, in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Parent at the Closing Date (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Parent Disclosure Letter made or purported to have been made after the execution of this Agreement and any materiality and Material Adverse Effect qualifications with respect to such representations and warranties shall be disregarded). The Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by an executive officer of Parent.

          (b) AGREEMENTS AND COVENANTS. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and the Company shall have received a certificate with respect to the foregoing signed on behalf of Parent, with respect to the covenants of Parent, by an authorized executive officer of Parent and a certificate with respect to the foregoing signed on behalf of Merger Sub, with respect to the covenants of Merger Sub, by an authorized executive officer of Merger Sub.

          (c) MATERIAL ADVERSE EFFECT. No Material Adverse Effect on Parent shall have occurred since the date hereof and be continuing.

     6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT. The obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent and Merger Sub:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true and correct on the date hereof and as of the Closing Date with the same force and effect as if made on the Closing Date (except that those representations and warranties which address matters only as of a particular date shall have been true and correct only on such date), except, in each case or in the aggregate (other than the representations and warranties of the Company contained in Section 2.2 and
2.17 which shall be true and correct in all material respects), as does not constitute a Material Adverse Effect on the Company at the Closing Date (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Company Disclosure Letter made or purported to have been made after the execution of this Agreement and any materiality and Material Adverse Effect qualifications with respect to such representations and warranties shall be disregarded). Parent and Merger Sub shall have received a certificate with respect to the foregoing signed on behalf of the Company by an executive officer of the Company.

          (b) AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by an executive officer of the Company.

          (c) MATERIAL ADVERSE EFFECT. No Material Adverse Effect on the Company shall have occurred since the date hereof and be continuing.

          (d) NO GOVERNMENTAL RESTRICTION. There shall not be any pending or threatened suit, action or proceeding asserted by any Governmental Entity (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement, the effect of which restraint or prohibition if obtained would cause the condition set forth in Section 6.1(b) to not be satisfied or (ii) seeking to require Parent or the Company or any Subsidiary or affiliate to effect an Action of Divestiture.

          (e)  PAYMENT AGREEMENT. Each of the individuals set forth on Section
5.19 of the Company Disclosure Letter shall have delivered to Parent an executed and binding agreement in the form attached hereto as EXHIBIT A (the "PAYMENT AGREEMENT").

                                  ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

     7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after the requisite approvals of the stockholders of the Company:

          (a)  by mutual written consent of Parent and the Company;

          (b)  by either the Company or Parent if:

               (i) the Merger shall not have been consummated by July 31, 2006 (which date shall be extended to October 31, 2006, if the Merger shall not have been consummated as of the result of a failure to satisfy the conditions set forth in Section 6.1(b), Section 6.1(c) or Section 6.3(d)) (as appropriate, the "END DATE"); PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

               (ii) if a Governmental Entity shall have issued an order, decree or ruling or taken any other action (including the failure to have taken an action), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable; or

               (iii) if the required approval of the stockholders of the Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of the Company stockholders duly convened therefor or at any adjournment thereof; PROVIDED, HOWEVER, that the right to terminate this Agreement under this

Section 7.1(b)(iii) shall not be available to the Company where the failure to obtain Company stockholder approval shall have been caused by the action or failure to act of the Company and such action or failure to act constitutes a breach by the Company of this Agreement;

          (c)  by Parent:

               (i) if a Triggering Event with respect to the Company shall have occurred;

               (ii) upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, PROVIDED, that if such inaccuracy in the Company's representations and warranties or breach by the Company is curable by the Company prior to the End Date through the exercise of reasonable efforts, then Parent may not terminate this Agreement under this
Section 7.1(c)(ii) prior to the date that is 30 days following the receipt of written notice from Parent to the Company of such breach, PROVIDED that the Company continues to exercise all reasonable efforts to cure such breach through such 30-day period (it being understood that Parent may not terminate this Agreement pursuant to this Section 7.1(c)(ii) if it shall have materially breached this Agreement or if such breach by the Company is cured within such 30-day period);

               (iii) if a Material Adverse Effect on the Company shall have occurred since the date hereof; or

               (iv) if a material breach of Section 5.3 of this Agreement shall have occurred.

          (d)  by the Company:

               (i) upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, PROVIDED that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent prior to the End Date through the exercise of reasonable efforts, then the Company may not terminate this Agreement under this Section 7.1(d)(i) prior to 20 days following the receipt of written notice from the Company to Parent of such breach, PROVIDED that Parent continues to exercise all reasonable efforts to cure such breach through such 20-day period (it being understood that the Company may not terminate this Agreement pursuant to this 7.1(d)(i) if it shall have materially breached this Agreement or if such breach by Parent is cured within such 20-day period); or

               (ii) if, prior to the adoption of this Agreement or the approval of the Merger by the stockholders of the Company, in connection with an Acquisition Proposal it wishes to accept, (A) the Company has complied with
Section 5.3 with respect to such Acquisition Proposal, (B) the Board of Directors of the Company has determined, and has not changed its determination prior to the two (2) business day period provided for in Section 5.3(d)(vi), that such Acquisition Proposal constitutes a Superior Offer, and (C) the Company pays the Termination Fee prior to or simultaneously with such termination; or

               (iii) if a Material Adverse Effect on Parent shall have occurred since the date hereof.

For the purposes of this Agreement, a "TRIGGERING EVENT," with respect to the Company, shall be deemed to have occurred if: (i) its Board of Directors or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its unanimous recommendation in favor of, the adoption and approval of the Agreement or the approval of the Merger, (ii) it shall have failed to include in the Proxy Statement the unanimous recommendation of its Board of Directors in favor of the adoption and approval of the Agreement and the approval of the Merger, (iii) its Board of Directors fails to reaffirm (publicly, if so requested) its recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within five (5) calendar days after Parent requests in writing that such recommendation be reaffirmed, (iv) its Board of Directors or any committee thereof shall have approved or recommended any Acquisition Proposal, (v) the Company shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Acquisition Proposal, or (vi) a tender or exchange offer relating to its securities shall have been commenced by a Person unaffiliated with Parent and the Company shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten
(10) business days after such tender or exchange offer is first published, sent or given, a statement disclosing that the Board of Directors of the Company recommends rejection of such tender or exchange offer.

     7.2 NOTICE OF TERMINATION; EFFECT OF TERMINATION. Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of a valid written notice of the terminating party to the other party hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in Section 5.4(a), this Section 7.2, Section 7.3 and Article VIII, each of which shall survive the termination of this Agreement and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

     7.3  FEES AND EXPENSES.

          (a) GENERAL. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; PROVIDED, HOWEVER, that:

               (i) The Company shall pay all fees and expenses incurred in relation to the printing and filing (with the SEC) of the Proxy Statement (including any preliminary materials related thereto).

               (ii) Parent shall pay the filing fee for the initial Notification and Report Forms filed with the FTC and DOJ under the HSR Act and premerger notification and reports forms under similar applicable laws of other jurisdictions, in each case pursuant to Section 5.6(a).

               (iii) The Company shall pay to Parent all reasonable and documented out-of-pocket expenses (excluding any wages or salaries of any of Parent's or Merger Sub's or any of their affiliates' employees) incurred by Parent and/or Merger Sub prior to the termination of this Agreement in connection with the Merger and the other transactions contemplated hereby if this Agreement is terminated pursuant to Section 7.1(c)(iv); PROVIDED, HOWEVER, that in no event shall payments by the Company to Parent under this Section 7.3(b)(iii) exceed $1,880,821.

          (b)  COMPANY PAYMENT.

               (i) PAYMENT. In the event that this Agreement is terminated by Parent or the Company, as applicable pursuant to Sections 7.1(b)(i), 7.1(b)(iii), 7.1(c)(i), 7.1(c)(ii), 7.1(c)(iv) or 7.1(d)(ii), the Company shall promptly (simultaneously in connection with a termination pursuant to Section 7.1(d)(ii)), but in no event later than two (2) business days after the date of such termination, pay Parent a fee equal to Fourteen Million One Hundred Six Thousand One Hundred Fifty Four Dollars ($14,106,154) in immediately available funds (the "TERMINATION FEE"); PROVIDED, that in the case of termination under Sections 7.1(b)(i), 7.1(b)(iii) or 7.1(c)(ii): (A) such payment shall be made only if following the date hereof and prior to the termination of this Agreement, there has been a public disclosure of an Acquisition Proposal with respect to the Company and (1) within 12 months following the termination of this Agreement an Acquisition of the Company is consummated or (2) within 12 months following the termination of this Agreement the Company enters into an agreement providing for an Acquisition of the Company and an Acquisition of the Company is consummated within 18 months of the termination of this Agreement and
(B) such payment shall be made promptly, but in no event later than two (2) business days after the consummation of such Acquisition of the

Company; PROVIDED FURTHER, that in the case of termination under Section 7.1(c)(iv): (A) such payment shall be made only if following the date hereof and prior to the termination of this Agreement, there has been disclosure (whether private, public or confidential) of an Acquisition Proposal with respect to the Company and (1) within 12 months following the termination of this Agreement an Acquisition of the Company is consummated or (2) within 12 months following the termination of this Agreement the Company enters into an agreement providing for an Acquisition of the Company and an Acquisition of the Company is consummated within 18 months of the termination of this Agreement, (B) such payment shall be made promptly, but in no event later than two (2) business days after the consummation of such Acquisition of the Company and (C) such payment shall be reduced for any amounts paid to Parent by the Company pursuant to Section 7.3(a)(iii).

               (ii) INTEREST AND COSTS; OTHER REMEDIES. The Company acknowledges that the agreements contained in this Section 7.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to pay in a timely manner the amounts due pursuant to this Section 7.3(b), and, in order to obtain such payment, Parent makes a claim that results in a judgment against the Company for the amounts set forth in this Section 7.3(b), the Company shall pay to Parent the reasonable costs and expenses of Parent (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(b) at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made. Payment of the fees described in this Section 7.3(b) shall not be in lieu of damages incurred in the event of breach of this Agreement.

               (iii) CERTAIN DEFINITIONS. For the purposes of this Section 7.3(b) only, "ACQUISITION," with respect to a party hereto, shall mean any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the party pursuant to which the stockholders of the party immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent thereof, (ii) a sale or other disposition by the party of assets representing in excess of 40% of the aggregate fair market value of the party's business immediately prior to such sale, or (iii) the acquisition by any Person or group (including by way of a tender offer or an exchange offer or issuance by the party or such Person or group), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 40% of the voting power of the then outstanding shares of capital stock of the party.

     7.4 AMENDMENT. Subject to applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the Merger by the stockholders of the Company, PROVIDED, after approval of the Merger by the stockholders of the Company, no amendment shall be made which by law or in accordance with the rules of Nasdaq requires further approval by the stockholders of the Company without such further stockholder approval. This Agreement may not be amended except by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company.

     7.5 EXTENSION; WAIVER. At any time prior to the Effective Time either party hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

     8.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company, Parent and Merger Sub contained in this Agreement, or any instrument delivered pursuant to this Agreement, shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time and this Article VIII shall survive the Effective Time.

     8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or the first business day following such receipt if the date is not a business day) of transmission by telecopy or telefacsimile, or (iii) on the date of confirmation of receipt (or the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

          (a)  if to Parent or Merger Sub, to:
               Coherent, Inc.
               5100 Patrick Henry Drive, PO Box
               Santa Clara, CA 95054
               Attention: Chief Executive Officer
               Telephone No.: (408) 764-4000
               Telecopy No.: (408) 970-9998
               with copies to (which shall not constitute notice):
               Coherent, Inc.
               5100 Patrick Henry Drive, PO Box 54980
               Santa Clara, CA 95054
               Attention: General Counsel
               Telephone No.: (408) 764-4000
               Telecopy No.: (408) 970-9998
               Wilson Sonsini Goodrich & Rosati
               Professional Corporation
               650 Page Mill Road
               Palo Alto, California 94304-1050
               Attention:   Larry W. Sonsini, Esq.
                            David J. Segre, Esq.
                            Bret M. DiMarco, Esq.
               Telephone No.: (650) 493-9300
               Telecopy No.: (650) 493-6811

          (b)  if to the Company, to:
               Excel Technology, Inc.
               41 Research Way
               East Setauket, N.Y. 11753
               Attention: Chief Executive Officer
               Telephone No.: (631) 784-6100
               Telecopy No.: (631) 784-6196

               with a copy to (which shall not constitute notice):
               Breslow Walker, LLP
               100 Jericho Quadrangle
               Jericho, NY 11753
               Attention:   Howard S. Breslow, Esq.
               Telephone No.: (516) 822-6505
               Telecopy No.: (516) 822-6544

     8.3  INTERPRETATION; KNOWLEDGE.

          (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a section of this Agreement unless otherwise indicated. For purposes of this Agreement, the words "INCLUDE," "INCLUDES" and "INCLUDING," when used herein, shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "THE BUSINESS OF" an entity, such reference shall be deemed to include the business of such entity and its Subsidiaries, taken as a whole. An exception or disclosure made in the Company Disclosure Letter with regard to a representation of the Company, or in the Parent Disclosure Letter with regard to a representation of Parent or Merger Sub, shall be deemed made with respect to any other representation by such party to which such exception or disclosure is clearly relevant on its face based on the content of such disclosure. The term "BUSINESS DAY" means a day other than a Saturday, Sunday or other day in which banks located in New York, New York are required or authorized not to open for business.

          (b) For purposes of this Agreement, the term "KNOWLEDGE" means, with respect to a party hereto, with respect to any matter in question, that any of the "officers" (as such term is defined in Rule 16a-1(f) promulgated under the Exchange Act) of such party, has actual knowledge of such matter, after due inquiry of their respective direct reports (including outside legal counsel and accountants).

          (c) For purposes of this Agreement, the term "MATERIAL ADVERSE EFFECT," when used in connection with an entity, means any change, event, violation, inaccuracy, circumstance, occurrence, state of facts, development or effect (any such item, an "EFFECT"), individually or when taken together with all other Effects that have occurred on or prior to the date of determination of the occurrence of the Material Adverse Effect, that is or is reasonably likely to (i) be materially adverse to the business, assets (including intangible assets), capitalization, condition (financial or otherwise) or results of operations of such Person taken as a whole with its Subsidiaries or (ii) materially impede the authority of such entity to consummate the transactions contemplated by this Agreement in accordance with the terms hereof and applicable Legal Requirements; PROVIDED, HOWEVER, that, for purposes of clause
(i) above, in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or is reasonably likely to be, a Material Adverse Effect on any Person: (A) any Effect resulting from compliance with the requirements of this Agreement or proximately from the public announcement of the execution of this Agreement or the pendency of the Merger, (B) any Effect resulting from the announcement or pendency of the Merger, (C) any change in such Person's stock price or trading volume (it being understood that the facts or circumstances giving rise to such change in stock price or trading volume may be taken into account in determining whether there has been or is reasonably likely to be a Material Adverse Effect on any Person), (D) any failure by such Person to meet revenue or earnings projections (it being understood that the facts or circumstances giving rise to or contributing to such failure may be taken into account in determining whether there has been or is reasonably likely to be a Material Adverse Effect on any Person), (E) any Effect that results from changes affecting any of the industries in which such Person operates generally or the United States economy generally (which changes in each case do not disproportionately affect such Person in any material respect), or (F) any Effect that results from changes affecting general worldwide economic or capital market conditions (which changes in each case do not disproportionately affect such Person in any material respect).

          (d) For purposes of this Agreement, the term "PERSON" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

     8.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     8.5 ENTIRE AGREEMENT; THIRD-PARTY BENEFICIARIES. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Letter and the Parent Disclosure Letter, (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement and (ii) are not intended, whether express or implied, to confer upon any other Person any legal or equitable rights, benefits or remedies hereunder, except as specifically provided, following the Effective Time, in Section 5.10.

     8.6 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

     8.7  OTHER REMEDIES; SPECIFIC PERFORMANCE.

          (a) OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.

          (b) SPECIFIC PERFORMANCE. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity, and each party hereby waives any requirement to post a bond in connection with any such proceeding.

     8.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     8.9 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     8.10 ASSIGNMENT. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Any purported assignment in violation of this Section 8.10 shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     8.11 WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

                                      *****

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                  COHERENT, INC.



                                  By:    /s/ John Ambroseo
                                       ---------------------------------------
                                  Name:  John Ambroseo
                                  Title: Chief Executive Officer

                                  SPIDER ACQUISITION CORPORATION



                                  By:    /s/ Helene Simonet
                                       ---------------------------------------
                                  Name:  [_____________]
                                  Title: President and Chief Executive Officer

                                  EXCEL TECHNOLOGY, INC.



                                  By:    /s/ Antoine Dominic
                                       ---------------------------------------
                                  Name:  Antoine Dominic
                                  Title: Chief Executive Officer





                       ****AGREEMENT AND PLAN OF MERGER***

                                                                         ANNEX B


                                                         UBS Securities LLC

                                                         299 Park Avenue
                                                         New York, NY 10171
                                                         www.ubs.com



                                                               February 17, 2006

The Board of Directors
Excel Technology, Inc.
41 Research Way
E. Setauket Way, NY 11733

Dear Members of the Board:

         We understand that Excel Technology, Inc., a Delaware corporation (the "Company"), is considering a transaction whereby Coherent, Inc., a Delaware corporation ("Coherent"), will acquire the Company (the "Transaction"). Pursuant to the terms of an Agreement and Plan of Merger, draft dated February 16, 2006 (the "Agreement"), each issued and outstanding share of the common stock of the Company, par value of $0.001 per share (the "Company Common Stock") (other than certain shares specified in the Agreement), will be converted into the right to receive $30.00 in cash (the "Consideration") and the Company will become a wholly owned subsidiary of Coherent. The terms and conditions of the Transaction are more fully set forth in the Agreement.

         You have requested our opinion as to the fairness from a financial point of view to holders of the Company Common Stock of the Consideration to be received by such holders in the Transaction.

         UBS Securities LLC ("UBS") has acted as financial advisor to the Board of Directors of the Company in connection with the Transaction and will receive a fee for its services, a portion of which is payable in connection with this opinion and a significant portion of which is contingent upon consummation of the Transaction. In the ordinary course of business, UBS, its successors and affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of the Company and Coherent and, accordingly, may at any time hold a long or short position in such securities.

         Our opinion does not address the relative merits of the Transaction as compared to other business strategies or transactions that might be available with respect to the Company or the Company's underlying business decision to effect the Transaction or constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction. At your direction, we have not been asked to, nor do we, offer any opinion as to the material terms (other than the Consideration) of the Agreement or the form of the Transaction. In rendering this opinion, we have assumed, with your consent, that (i) the final executed form of the Agreement does not differ in any material respect from the draft that we have examined, (ii) Coherent and the Company will comply with all the material terms of the Agreement and (iii) the Transaction will be consummated in accordance with the terms of the Agreement without any adverse waiver or amendment of any material term or condition thereof. We have also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on the Company or the Transaction.

         In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and historical financial information relating to the Company and Coherent; (ii) reviewed certain internal financial information and other data relating to the business and financial prospects of the Company, including estimates and financial forecasts for calendar years 2006 and 2007 prepared by management of the Company, that were provided to us by the Company and not publicly available, as well as publicly available Wall Street research estimates for the Company; (iii) conducted discussions with members of the senior management of the Company concerning the business and financial prospects of the Company; (iv) reviewed publicly available financial and stock market data with respect to certain other companies we believe to be generally relevant; (v) compared the financial terms of the Transaction with the publicly available financial terms of certain other transactions we believe to be generally relevant; (vi) reviewed the current and historical market prices of the Company Common Stock; (vii) reviewed the Agreement; and (viii) conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate. At your request, we have contacted third parties to solicit indications of interest in a possible Transaction with the Company and held discussions with certain of these parties prior to the date hereof.

         In connection with our review, with your consent, we have not assumed any responsibility for independent verification of any of the information reviewed by us for the purpose of this opinion and have, with your consent, relied on such information being complete and accurate in all material respects. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or Coherent, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future performance of the Company. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

         Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of the Company Common Stock in the Transaction is fair, from a financial point of view, to such holders.

         This opinion is provided for the benefit of the Board of Directors of the Company in connection with, and for the purpose of, its consideration of the Transaction.

                          Very truly yours,

                          UBS SECURITIES LLC

                                                                         ANNEX C

                        DELAWARE GENERAL CORPORATION LAW

SECTION 262   APPRAISAL RIGHTS.

         (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

         (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss.251(g) of this title), ss.252, ss.254, ss.257, ss.258, ss.263 or ss.264 of this title:

                  (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers. Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss.251 of this title.

                  (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                           a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                           b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                           c        Cash in lieu of fractional shares or
         fractional depository receipts described in the foregoing subparagraphs
         a. and b. of this paragraph; or

                           d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and
         c. of this paragraph.

                  (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

         (d)      Appraisal rights shall be perfected as follows:

                  (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

                  (2) If the merger or consolidation was approved pursuant to ss.228 or ss.253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

         (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

         (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting Corporation be a corporation of this State or of any state.

         (j) The costs of the proceeding maybe determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                     PRELIMINARY COPY-SUBJECT TO COMPLETION

                                                                         ANNEX D

                             EXCEL TECHNOLOGY, INC.

                         SPECIAL MEETING OF STOCKHOLDERS

                                 MARCH ___, 2006

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of Excel Technology, Inc., a Delaware corporation, hereby appoints Antoine Dominic and J. Donald Hill, and each of them, with the full power and authority to act as proxy of the undersigned, with full power of substitution, to vote all shares of common stock which the undersigned may be entitled to vote at the special meeting of stockholders of Excel Technology, Inc. to be held at the offices of Excel Technology, Inc. 41 Research Way, East Setauket, NY 11733, at 10:00 a.m., local time, on March ___, 2006, and at any adjournment thereof, on the matters set forth in this form of proxy and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournment thereof.

         THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE MATTERS LISTED. If more than one of the proxies named shall be present in person or by substitution at the meeting or at any adjournment thereof, the majority of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

                                   (CONTINUED)

                             EXCEL TECHNOLOGY, INC.

                         SPECIAL MEETING OF STOCKHOLDERS

                                 MARCH ___, 2006

                            -------------------------
                            PROXY VOTING INSTRUCTIONS
                            -------------------------



MAIL-Date, sign and mail your proxy card        --------------------------------
in the envelope provided
as soon as possible                              COMPANY NUMBER
                -OR-
TELEPHONE - Call toll-free 1-800-PROXIES        --------------------------------
from any touch-tone telephone and follow
the instructions.  Have your control number      ACCOUNT NUMBER
and proxy card available when you call.
                -OR-                            --------------------------------
INTERNET- Access "www.voteproxy.com" and
follow the on-screen instructions. Have          CONTROL NUMBER
your control number available when you
access the web page.                            --------------------------------

  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE
             MARK YOUR VOTE IN BLUE OR BLACK INK, AS SHOWN HERE |X|
--------------------------------------------------------------------------------

1.   To adopt the Agreement and           2.  To approve adjournments of the
     Plan of Merger, dated as of              special meeting if deemed
     February 20, 2006, by and                necessary to facilitate the
     among Coherent, Inc., a                  approval of the merger proposal,
     Delaware corporation, Spider             including to permit the
     Acquisition Corporation, a               solicitation of additional proxies
     Delaware corporation and a               if there are not sufficient votes
     wholly owned subsidiary of               at the time of the special meeting
     Coherent, Inc., and Excel                to approve the merger proposal
     Technology, Inc.                         (proposal 1).

     [ ] FOR [ ] AGAINST [ ] ABSTAIN          [ ] FOR [ ] AGAINST [ ] ABSTAIN


                                              In the discretion of the proxies
                                              to transact such other business as
                                              may properly come before the
                                              special meeting or any adjournment
                                              thereof.

                                              The undersigned acknowledges
                                              receipt of the Notice of Special
                                              Meeting of Stockholders and Proxy
                                              Statement dated March ___, 2006.

                                              PLEASE DATE, SIGN AND MAIL THIS
                                              PROXY CARD IN THE ENCLOSED
                                              ENVELOPE. NO POSTAGE IS REQUIRED
                                              IF MAILED IN THE UNITED STATES.

TO CHANGE THE ADDRESS ON YOUR
ACCOUNT, PLEASE CHECK THE BOX AT
RIGHT TO INDICATE YOUR NEW ADDRESS
IN THE SPACE ABOVE. PLEASE NOTE
THAT CHANGES TO REGISTERED NAME(S)
ON THE ACCOUNT MAY NOT BE SUBMITTED
VIA THIS METHOD. [ ]

Signature of                              Signature of
Stockholder ____________ Date_______      Stockholder ____________ Date_______

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executive, administrator, attorney or guardian, give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.